SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

                                    Depositor



                            LITTON LOAN SERVICING LP

                                    Servicer



                         U. S. BANK NATIONAL ASSOCIATION

                                     Trustee

                                       and



                                 CITIBANK, N.A.

                               Trust Administrator



                         POOLING AND SERVICING AGREEMENT
                          Dated as of October 19, 2001



                  Salomon Home Equity Loan Trust, Series 2001-1
                     Asset Backed Pass-Through Certificates

                                  Series 2001-1

                                                 TABLE OF CONTENTS

                                                     ARTICLE I

                                                    DEFINITIONS
         SECTION 1.01.     Defined Terms........................................................................-1-
         SECTION 1.02.     Allocation of Certain Interest Shortfalls...........................................-52-

                                                    ARTICLE II

                                           CONVEYANCE OF MORTGAGE LOANS;
                                         ORIGINAL ISSUANCE OF CERTIFICATES
         SECTION 2.01.     Conveyance of the Mortgage Loans....................................................-54-
         SECTION 2.02.     Acceptance of REMIC I-A and REMIC I-B by Trustee....................................-56-
         SECTION 2.03.     Repurchase or Substitution of Mortgage Loans by the Seller..........................-57-
         SECTION 2.04.     Reserved............................................................................-59-
         SECTION 2.05.     Representations, Warranties and Covenants of the Servicer...........................-59-
         SECTION 2.06.     Issuance of the REMIC I-A Regular Interests, REMIC I-B
                           Regular Interests and the Class R-I Interest........................................-61-
         SECTION 2.07.     Conveyance of the REMIC I-A Regular Interests and the
                           REMIC I-B Regular Interests; Acceptance of REMIC II
                           by the Trustee......................................................................-62-
         SECTION 2.08.     Issuance of Class R-II Certificates.................................................-62-

                                                    ARTICLE III

                                           ADMINISTRATION AND SERVICING
                                               OF THE MORTGAGE LOANS
         SECTION 3.01.     Servicer to Act as Servicer.........................................................-63-
         SECTION 3.02.     Sub-Servicing Agreements Between Servicer and
                           Sub-Servicers.......................................................................-65-
         SECTION 3.03.     Successor Sub-Servicers.............................................................-66-
         SECTION 3.04.     No Contractual Relationship Between Sub-Servicer,
                           Trust Administrator, Trustee or the Certificateholders..............................-66-
         SECTION 3.05.     Assumption or Termination of Sub-Servicing Agreement
                           by Trust Administrator..............................................................-66-
         SECTION 3.06.     [Reserved]..........................................................................-66-
         SECTION 3.07.     Collection of Certain Mortgage Loan Payments........................................-66-
         SECTION 3.08.     [Reserved]..........................................................................-67-
         SECTION 3.09.     Collection of Taxes, Assessments and Similar Items;
                           Servicing Accounts..................................................................-67-
         SECTION 3.10.     Collection Account, Distribution Account and Initial
                           Deposit Accounts....................................................................-68-
         SECTION 3.11.     Withdrawals from the Collection Account and
                           Distribution Account................................................................-71-
         SECTION 3.12.     Investment of Funds in the Investment Accounts......................................-72-


                                                       -ii-




         SECTION 3.13.     [Reserved]..........................................................................-74-
         SECTION 3.14.     Maintenance of Hazard Insurance and Errors and
                           Omissions and Fidelity Coverage.....................................................-74-
         SECTION 3.15.     Enforcement of Due-on-Sale Clauses; Assumption
                           Agreements.................................................................-75-
         SECTION 3.16.     Realization Upon Defaulted Mortgage Loans...........................................-76-
         SECTION 3.17.     Trustee to Cooperate; Release of Mortgage Files.....................................-78-
         SECTION 3.18.     Servicing Compensation..............................................................-79-
         SECTION 3.19.     Reports to the Trust Administrator and the Trustee;
                           Collection Account Statements..............................................-79-
         SECTION 3.20.     Statement as to Compliance..........................................................-80-
         SECTION 3.21.     Independent Public Accountants' Servicing Report....................................-80-
         SECTION 3.22.     Access to Certain Documentation.....................................................-80-
         SECTION 3.23.     Title, Management and Disposition of REO Property...................................-81-
         SECTION 3.24.     Obligations of the Servicer in Respect of Prepayment
                           Interest Shortfalls........................................................-84-
         SECTION 3.25.     [Reserved]..........................................................................-84-
         SECTION 3.26.     Obligations of the Servicer in Respect of Mortgage
                           Rates and  Monthly Payments................................................-84-
         SECTION 3.27.     Reserve Fund........................................................................-84-
         SECTION 3.28.     Advance Facility....................................................................-86-

                                                    ARTICLE IV

                                          PAYMENTS TO CERTIFICATEHOLDERS
         SECTION 4.01.     Distributions.......................................................................-87-
         SECTION 4.02.     Statements to Certificateholders....................................................-97-
         SECTION 4.03.     Remittance Reports; Advances.......................................................-100-
         SECTION 4.04.     Allocation of Realized Losses......................................................-102-
         SECTION 4.05.     Compliance with Withholding Requirements...........................................-104-

                                                     ARTICLE V

                                                 THE CERTIFICATES
         SECTION 5.01.     The Certificate....................................................................-105-
         SECTION 5.02.     Registration of Transfer and Exchange of Certificates..............................-107-
         SECTION 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates..................................-111-
         SECTION 5.04.     Persons Deemed Owners..............................................................-112-
         SECTION 5.05.     Certain Available Information......................................................-112-

                                                    ARTICLE VI

                                          THE DEPOSITOR AND THE SERVICER
         SECTION 6.01.     Liability of the Depositor and the Servicer........................................-113-
         SECTION 6.02.     Merger or Consolidation of the Depositor or the Servicer...........................-113-
         SECTION 6.03.     Limitation on Liability of the Depositor, the Servicer and


                                                       -iii-




                           Others....................................................................-113-
         SECTION 6.04.     Limitation on Resignation of the Servicer..........................................-114-
         SECTION 6.05.     Rights of the Depositor in Respect of the Servicer.................................-115-

                                                    ARTICLE VII

                                                      DEFAULT
         SECTION 7.01.     Servicer Events of Default.........................................................-116-
         SECTION 7.02.     Trust Administrator or Trustee to Act; Appointment of
                           Successor.................................................................-118-
         SECTION 7.03.     Notification to Certificateholders.................................................-119-
         SECTION 7.04.     Waiver of Servicer Events of Default...............................................-120-

                                                   ARTICLE VIII

                                CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR
         SECTION 8.01.     Duties of Trustee and Trust Administrator..........................................-121-
         SECTION 8.02.     Certain Matters Affecting the Trustee and the Trust
                           Administrator.............................................................-122-
         SECTION 8.04.     Trustee and Trust Administrator May Own Certificates. .............................-123-
         SECTION 8.05.     Trustee's and Trust Administrator's Fees and Expenses. ............................-124-
         SECTION 8.06.     Eligibility Requirements for Trustee and Trust
                           Administrator.............................................................-124-
         SECTION 8.07.     Resignation and Removal of the Trustee and the Trust
                           Administrator ............................................................-125-
         SECTION 8.08.     Successor Trustee or Trust Administrator...........................................-126-
         SECTION 8.09.     Merger or Consolidation of Trustee.................................................-127-
         SECTION 8.10.     Appointment of Co-Trustee or Separate Trustee......................................-127-
         SECTION 8.11.     Appointment of Office or Agency....................................................-128-
         SECTION 8.12.     Representations and Warranties.....................................................-128-

                                                    ARTICLE IX

                                                    TERMINATION
         SECTION 9.01      Termination Upon Repurchase or Liquidation of All Mortgage
                           Loans..............................................................................-130-
         SECTION 9.02      Additional Termination Requirements................................................-132-

                                                     ARTICLE X

                                                 REMIC PROVISIONS
         SECTION 10.01.    REMIC Administration...............................................................-134-
         SECTION 10.02.    Prohibited Transactions and Activities.............................................-136-
         SECTION 10.03.    Servicer and Trustee and Trust
                           Administrator Indemnification......................................................-137-



                                                       -iv-




                                                    ARTICLE XI

                                             MISCELLANEOUS PROVISIONS
         SECTION 11.01.    Amendment..........................................................................-138-
         SECTION 11.02.    Recordation of Agreement; Counterparts.............................................-139-
         SECTION 11.03.    Limitation on Rights of Certificateholders.........................................-139-
         SECTION 11.04.    Governing Law......................................................................-140-
         SECTION 11.05.    Notices............................................................................-140-
         SECTION 11.06.    Severability of Provisions.........................................................-141-
         SECTION 11.07.    Notice to Rating Agencies..........................................................-141-
         SECTION 11.08.    Article and Section References.....................................................-142-
         SECTION 11.09.    Grant of Security Interest.........................................................-142-

Exhibits

Exhibit A-1       Form of Class AF-1 Certificate
Exhibit A-2       Form of Class AF-2 Certificate
Exhibit A-3       Form of Class AF-3 Certificate
Exhibit A-4       Form of Class AV-1 Certificate
Exhibit A-5       Form of Class MF-1 Certificate
Exhibit A-6       Form of Class MF-2 Certificate
Exhibit A-7       Form of Class MF-3 Certificate
Exhibit A-8       Form of Class MV-1 Certificate
Exhibit A-9       Form of Class MV-2 Certificate
Exhibit A-10      Form of Class MV-3 Certificate
Exhibit A-11      Form of Class MV-4 Certificate
Exhibit A-12      Form of Class OCF Certificate
Exhibit A-13      Form of Class OCV Certificate
Exhibit A-14      Form of Class PF Certificate
Exhibit A-15      Form of Class PV Certificate
Exhibit A-16      Form of Class R Certificate
Exhibit B         [Reserved]
Exhibit C-1       Form of Trust Administrator's Initial Certification
Exhibit C-2       Form of Trust Administrator's Final Certification
Exhibit D         Form of Mortgage Loan Purchase Agreement
Exhibit E-1       Request for Release
Exhibit E-2       Request for Release Mortgage Loans paid in full
Exhibit F-1       Form of Transferor Representation Letter and Form of Transferee Representation
                  Letter in Connection with Transfer of the Private Certificates Pursuant to Rule 144A
                  Under the 1933 Act
Exhibit F-2       Form of Transfer Affidavit and Agreement and Form of Transferor Affidavit in
                  Connection with Transfer of Class R Certificates
Exhibit G         Form of Certification with respect to ERISA and the Code
Exhibit H         Form of Report Pursuant to Section 4.06
Exhibit I         [Reserved]
Exhibit J         Officer's Certificate with respect to Prepayments
Exhibit K         Form of Lost Note Affidavit
Schedule 1        Mortgage Loan Schedule
Schedule 2        Prepayment Charge Schedule

                  This Pooling and Servicing Agreement, is dated and effective as of October 19, 2001, among SALOMON BROTHERS MORTGAGE SECURITIES VII, INC. as Depositor, LITTON LOAN SERVICING LP as Servicer, U. S. BANK NATIONAL ASSOCIATION as Trustee and CITIBANK N.A. as Trust Administrator.

                             PRELIMINARY STATEMENT:

                  The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in each REMIC (as defined herein) created hereunder. The Trust Fund will consist of a segregated pool of assets comprised of the Mortgage Loans and certain other related assets subject to this Agreement.

                                    REMIC I-A

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Group I Mortgage Loans and certain other related assets (other than the Servicer Prepayment Charge Payment Amount and the Group I Initial Deposit Account) subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I-A." The Class R-IA Interest will be the sole class of "residual interests" in REMIC I-A for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC I-A Remittance Rate, the initial Uncertificated Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I-A Regular Interests (as defined herein). None of the REMIC I-A Regular Interests will be certificated.


                                        REMIC I-A                      Initial                   Latest Possible
         Designation                 Remittance Rate           Uncertificated Balance           Maturity Date(1)
         -----------                 ---------------           ----------------------           ----------------

           IA-LTAA                     Variable(2)                 $69,589,019.70                August 25, 2031
          IA-LTAF1                     Variable(2)                 $   343,840.00                August 25, 2031
          IA-LTAF2                     Variable(2)                 $   122,910.00                August 25, 2031
          IA-LTAF3                     Variable(2)                 $   168,780.00                August 25, 2031
          IA-LTMF1                     Variable(2)                 $    42,600.00                August 25, 2031
          IA-LTMF2                     Variable(2)                 $    15,980.00                August 25, 2031
          IA-LTMF3                     Variable(2)                 $     8,880.00                August 25, 2031
           IA-LTZZ                     Variable(2)                 $   717,194.08                August 25, 2031
           IA-LTPF                     Variable(2)                 $       100.00                August 25, 2031

---------------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC I-A Regular Interest.
(2) Calculated in accordance with the definition of "REMIC I-A Remittance Rate" herein.

                                    REMIC I-B
                                    ---------

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Group II Mortgage Loans and certain other related assets (other than the Servicer Prepayment Charge Payment Amount, the Reserve Fund and the Group II Initial Deposit Account) subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I-B." The Class R-IB Interest will be the sole class of "residual interests" in REMIC I-B for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC I-B Remittance Rate, the initial Uncertificated Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I-B Regular Interests (as defined herein). None of the REMIC I-B Regular Interests will be certificated.



                                        REMIC I-B                      Initial                   Latest Possible
         Designation                 Remittance Rate           Uncertificated Balance           Maturity Date(1)
         -----------                 ---------------           ----------------------           ----------------
           IB-LTAA                     Variable(2)                 $24,789,993.62                August 25, 2031
          IB-LTAV1                     Variable(2)                 $   202,360.00                August 25, 2031
          IB-LTMV1                     Variable(2)                 $    21,500.00                August 25, 2031
          IB-LTMV2                     Variable(2)                 $    11,390.00                August 25, 2031
          IB-LTMV3                     Variable(2)                 $     3,790.00                August 25, 2031
          IB-LTMV4                     Variable(2)                 $     5,060.00                August 25, 2031
           IB-LTZZ                     Variable(2)                 $   261,816.24                August 25, 2031
           IB-LTPV                     Variable(2)                 $       100.00                August 25, 2031

---------------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC I-B Regular Interest.
(2) Calculated in accordance with the definition of "REMIC I-B Remittance Rate" herein.

                                    REMIC II

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I-A Regular Interests and the REMIC I-B Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class R-II Interest will evidence the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated Classes of Certificates.



                                                                  Initial Aggregate              Latest Possible
         Designation                Pass-Through Rate       Certificate Principal Balance       Maturity Date(1)
         -----------                -----------------       -----------------------------       ----------------
         Class AF-1                    Variable(2)                 $34,384,000.00                August 25, 2031
         Class AF-2                    Variable(2)                 $12,291,000.00                August 25, 2031
         Class AF-3                    Variable(2)                 $16,878,000.00                August 25, 2031
         Class MF-1                    Variable(2)                 $ 4,260,000.00                August 25, 2031
         Class MF-2                    Variable(2)                 $ 1,598,000.00                August 25, 2031
         Class MF-3                    Variable(2)                 $   888,000.00                August 25, 2031
          Class OCF                    Variable(3)                 $   710,203.78                August 25, 2031
          Class PF                       N/A(4)                    $       100.00                August 25, 2031
         Class AV-1                    Variable(2)                 $20,236,000.00                August 25, 2031
         Class MV-1                    Variable(2)                 $ 2,150,000.00                August 25, 2031
         Class MV-2                    Variable(2)                 $ 1,139,000.00                August 25, 2031
         Class MV-3                    Variable(2)                 $   379,000.00                August 25, 2031
         Class MV-4                    Variable(2)                 $   506,000.00                August 25, 2031
          Class OCV                    Variable(5)                 $   885,811.86                August 25, 2031
          Class PV                       N/A(4)                    $       100.00                August 25, 2031

---------------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.
(2) Calculated in accordance with the definition of "Pass-Through Rate" herein.
(3) The Class OCF Certificates will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class OCF Certificates outstanding from time to time which shall equal the Uncertificated Balance of the REMIC I-A Regular Interests. The Class OCF Certificates will not accrue interest on their Certificate Principal Balance.
(4) The Class PF Certificates and the Class PV Certificates will not accrue interest.
(5) The Class OCV Certificates will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class OCV Certificates outstanding from time to time which shall equal the Uncertificated Balance of the REMIC I-B Regular Interests. The Class OCV Certificates will not accrue interest on their Certificate Principal Balance.

                  As of the Cut-off Date, the Group I Mortgage Loans had an aggregate principal balance equal to $71,009,303.78 and the Group II Mortgage Loans had an aggregate principal balance equal to $25,295,911.86.

                  In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Trustee and the Trust Administrator agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01.             Defined Terms.

                  Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                  "Accepted Servicing Practices": The servicing standards set forth in Section 3.01.

                  "Accrued Certificate Interest": With respect to any Class A Certificate, Mezzanine Certificate, Class OCF Certificate or Class OCV Certificate and each Distribution Date, interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Certificate for such Distribution Date on the Certificate Principal Balance, in the case of the Class A Certificates and the Mezzanine Certificates, or on the Notional Amount, in the case of the Class OCF Certificates and the Class OCV Certificates, of such Certificate immediately prior to such Distribution Date. The Class P Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest. All distributions of interest on the Class AV-1 Certificates and the Group II Mezzanine Certificates will be calculated on the basis of a 360-day year and the actual number of days in the applicable Interest Accrual Period. All distributions of interest on the Class AF Certificates, the Group I Mezzanine Certificates, the Class OCF Certificates and the Class OCV Certificates will be based on a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest with respect to each Distribution Date, as to any Class A Certificate, Mezzanine Certificate, Class OCF Certificate or Class OCV Certificate, shall be reduced by an amount equal to the portion allocable to such Certificate pursuant to Section 1.02 hereof of the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 3.24 and (b) the aggregate amount of any Relief Act Interest Shortfall, if any, for such Distribution Date. In addition, Accrued Certificate Interest with respect to each Distribution Date, as to any Class OCF Certificate or Class OCV Certificate, shall be reduced by an amount equal to the portion allocable to such Class OCF Certificate or Class OCV Certificate, as applicable, of Realized Losses, if any, pursuant to Section 4.04 hereof.

                  "Actuarial Mortgage Loan": Any Mortgage Loan other than a Simple Interest Mortgage Loan.

                  "Adjustment Date": With respect to each Group II Mortgage Loan, the first day of the month in which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Group II Mortgage Loan is set forth in the Mortgage Loan Schedule.

                  "Administration Fee": The amount payable to the Trust Administrator on each

Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it or the Trustee in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trust Administrator and the Trustee hereunder, which amount shall equal the product of
(i) the Administration Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties. The fee payable to the Trustee for all services rendered by it in the execution of the trust hereby created and the exercise and performance of any of the powers and duties of the Trustee hereunder will be paid by the Trust Administrator out of the Trust Administrator's own funds or out of the Administration Fee received by the Trust Administrator.

                  "Administration Fee Rate":  0.03% per annum.

                  "Advance": As to any Mortgage Loan, any advance made by the Servicer in respect of any Distribution Date pursuant to Section 4.03.

                  "Advancing Person": As defined in Section 3.28 hereof.

                  "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Aggregate Loss Severity Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred on any Mortgage Loans from the Cut-off Date to the last day of the preceding calendar month and the denominator of which is the aggregate principal balance of such Mortgage Loans immediately prior to the liquidation of such Mortgage Loans.

                  "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the mortgage recordation information which has not been required pursuant to
Section 2.01 hereof or returned by the applicable recorder's office), which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

                  "Balloon Mortgage Loan": A Mortgage Loan that provides for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding monthly payment.

                  "Balloon Payment": A payment of the unamortized principal balance of a Mortgage

Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding Monthly Payment.

                  "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

                  "Bankruptcy Loss": With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

                  "Book-Entry Certificate": The Class A Certificates and the Mezzanine Certificates for so long as the Certificates of such Class shall be registered in the name of the Depository or its nominee.

                  "Book-Entry Custodian": The custodian appointed pursuant to
Section 5.01.

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of New York or in the city in which the Corporate Trust Office of the Trust Administrator or the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

                  "Cash-Out Refinancing": A Refinanced Mortgage Loan the proceeds of which are more than a nominal amount in excess of the principal balance of any existing first mortgage or subordinate mortgage on the related Mortgaged Property and related closing costs.

                  "Certificate": Any one of the Asset Backed Pass-Through Certificates, Series 2001-1, Class AF-1, Class AF-2, Class AF-3, Class MF-1, Class MF-2, Class MF-3, Class OCF, Class PF, Class AV-1, Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class OCV, Class PV and Class R issued under this Agreement.

                  "Certificate Factor": With respect to any Class of Regular Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Certificate Principal Balance (or the Notional Amount, in the case of the Class OCF Certificates and the Class OCV Certificates) of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and in the case of the Mezzanine Certificates, the Class OCF Certificates and the Class OCV Certificates the allocations of Realized Losses in reduction of the Certificate Principal Balance (or the Notional Amount, in the case of the Class OCF Certificates and the Class OCV Certificates) of such Class of Certificates to be made on such Distribution Date, and the denominator of which is the initial aggregate Certificate Principal Balance (or the Notional Amount, in the case of the Class OCF Certificates and the Class OCV Certificates) of such Class of Certificates as of the Closing Date.

                  "Certificate Margin": With respect to the Class AV-1 Certificates and, for purposes of the definition of Group II Marker Rate, REMIC I-B Regular Interest IB-LTAV1, 0.35% in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group II Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the

Group II Mortgage Loans as of the Cut-off Date and 0.70% in the case of each Distribution Date thereafter.

                  With respect to the Class MV-1 Certificates and, for purposes of the definition of Group II Marker Rate, REMIC I-B Regular Interest IB-LTMV1, 0.70% in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group II Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date and 1.05% in the case of each Distribution Date thereafter.


                  With respect to the Class MV-2 Certificates and, for purposes of the definition of Group II Marker Rate, REMIC I-B Regular Interest IB-LTMV2, 1.30% in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group II Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date and 1.95% in the case of each Distribution Date thereafter.

                  With respect to the Class MV-3 Certificates and, for purposes of the definition of Group II Marker Rate, REMIC I-B Regular Interest IB-LTMV3, 2.25% in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group II Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date and 3.375% in the case of each Distribution Date thereafter.

                  With respect to the Class MV-4 Certificates and REMIC I-B Regular Interest IB- LTMV4, 2.25% in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group II Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date and 3.375% in the case of each Distribution Date thereafter.

                  "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Class R Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trustee and the Trust Administrator may conclusively rely upon a certificate of the Depositor or the Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee and the Trust Administrator shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate

Register.

                  "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                  "Certificate Principal Balance": With respect to each Class A Certificate, Mezzanine Certificate or Class P Certificate as of any date of determination, the Certificate Principal Balance of such Certificate on the Distribution Date immediately prior to such date of determination, minus all distributions allocable to principal made thereon and Realized Losses allocated thereto on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the first Distribution Date, the initial Certificate Principal Balance of such Certificate, as stated on the face thereof). With respect to each Class OCF Certificate as of any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Uncertificated Balances of the REMIC I-A Regular Interests over (B) the then aggregate Certificate Principal Balances of the Class AF-1 Certificates, the Class AF-2 Certificates, the Class AF-3 Certificates, the Group I Mezzanine Certificates and the Class PF Certificates then outstanding. With respect to each Class OCV Certificate as of any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Uncertificated Balances of REMIC I-B Regular Interests over (B) the then aggregate Certificate Principal Balances of the Class AV-1 Certificates, the Group II Mezzanine Certificates and the Class PV Certificates then outstanding.

                  "Certificate Register": The register maintained pursuant to
Section 5.02.

                  "Class": Collectively, all of the Certificates bearing the same class designation.

                  "Class A Certificate": Any Class AF-1 Certificate, Class AF-2 Certificate, Class AF- 3 Certificate or Class AV-1 Certificate.

                  "Class AF Certificate": Any Class AF-1 Certificate, Class AF-2 Certificate or Class AF-3 Certificate.

                  "Class AF-1 Certificate": Any one of the Class AF-1 Certificates executed, authenticated and delivered by the Trustee or the Trust Administrator, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class AF-2 Certificate": Any one of the Class AF-2 Certificates executed, authenticated and delivered by the Trustee or the Trust Administrator, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class AF-3 Certificate": Any one of the Class AF-3 Certificates executed, authenticated and delivered by the Trustee or the Trust Administrator, substantially in the form annexed hereto as Exhibit A-3 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class AF Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the Certificate Principal Balance of the Class AF Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 79.00% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period minus $355,046.51.

                  "Class AV-1 Certificate": Any one of the Class AV-1 Certificates executed, authenticated and delivered by the Trustee or the Trust Administrator, substantially in the form annexed hereto as Exhibit A-4 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class AV-1 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the Certificate Principal Balance of the Class AV-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 60.00% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period minus $126,479.56.

                  "Class MF-1 Certificate": Any one of the Class MF-1 Certificates executed, authenticated and delivered by the Trustee or the Trust Administrator, substantially in the form annexed hereto as Exhibit A-5 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class MF-1 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the Certificate Principal Balance of the Class AF Certificates (after taking into account the payment of the Class AF Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class MF-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 91.00% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period minus $355,046.51.

                  "Class MF-2 Certificate": Any one of the Class MF-2 Certificates executed, authenticated and delivered by the Trustee or the Trust Administrator, substantially in the form annexed hereto as Exhibit A-6 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class MF-2 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the Certificate Principal Balance of the Class AF Certificates (after taking into account the payment of the Class AF Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class MF-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 95.50% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period minus $355,046.51.

                  "Class MF-3 Certificate": Any one of the Class MF-3 Certificates executed, authenticated and delivered by the Trustee or the Trust Administrator, substantially in the form annexed hereto as Exhibit A-7 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class MF-3 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the Certificate Principal Balance of the Class AF Certificates (after taking into account the payment of the Class AF Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class MF-2 Certificates (after taking into account the payment of the Class MF-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class MF-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 98.00% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period minus $355,046.51.

                  "Class MV-1 Certificate": Any one of the Class MV-1 Certificates executed, authenticated and delivered by the Trustee or the Trust Administrator, substantially in the form annexed hereto as Exhibit A-8 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class MV-1 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the Certificate Principal Balance of the Class AV-1 Certificates (after taking into account the payment of the Class AV-1 Principal Distribution Amount on such Distribution
Date) and (ii) the Certificate Principal Balance of the Class MV-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 77.00% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period minus $126,479.56.

                  "Class MV-2 Certificate": Any one of the Class MV-2 Certificates executed, authenticated and delivered by the Trustee or the Trust Administrator, substantially in the form annexed hereto as Exhibit A-9 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class MV-2 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the Certificate Principal Balance of the Class AV-1 Certificates (after taking into account the payment of the Class AV-1 Principal Distribution Amount on such

Distribution Date), (ii) the Certificate Principal Balance of the Class MV-1 Certificates (after taking into account the payment of the Class MV-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class MV-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 86.00% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period minus $126,479.56.

                  "Class MV-3 Certificate": Any one of the Class MV-3 Certificates executed, authenticated and delivered by the Trustee or the Trust Administrator, substantially in the form annexed hereto as Exhibit A-10 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class MV-3 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the Certificate Principal Balance of the Class AV-1 Certificates (after taking into account the payment of the Class AV-1 Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class MV-1 Certificates (after taking into account the payment of the Class MV-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class MV-2 Certificates (after taking into account the payment of the Class MV-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class MV-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 89.00% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period minus $126,479.56.

                  "Class MV-4 Certificate": Any one of the Class MV-4 Certificates executed, authenticated and delivered by the Trustee or the Trust Administrator, substantially in the form annexed hereto as Exhibit A-11 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class MV-4 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the Certificate Principal Balance of the Class AV-1 Certificates (after taking into account the payment of the Class AV-1 Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class MV-1 Certificates (after taking into account the payment of the Class MV-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class MV-2 Certificates (after taking into account the payment of the Class MV-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class MV-3 Certificates (after taking into account the payment of the Class MV-3 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class MV-4 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) 93.00% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period minus $126,479.56.

                  "Class OCF Certificate": Any one of the Class OCF Certificates executed, authenticated and delivered by the Trustee or the Trust Administrator, substantially in the form annexed hereto as Exhibit A-12 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class OCV Certificate": Any one of the Class OCV Certificates executed, authenticated and delivered by the Trustee or the Trust Administrator, substantially in the form annexed hereto as Exhibit A-13 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class PF Certificate": Any one of the Class PF Certificates executed, authenticated and delivered by the Trustee or the Trust Administrator, substantially in the form annexed hereto as Exhibit A-14 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class PV Certificate": Any one of the Class PF Certificates executed, authenticated and delivered by the Trustee or the Trust Administrator, substantially in the form annexed hereto as Exhibit A-15 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class R Certificate": Any one of the Class R Certificates executed, authenticated and delivered by the Trustee or the Trust Administrator, substantially in the form annexed hereto as Exhibit A-16 and evidencing the ownership of the Class R-IA Interest, the Class R-IB Interest and the Class R-II Interest.

                  "Class R-IA Interest": The uncertificated Residual Interest in REMIC I-A.

                  "Class R-IB Interest": The uncertificated Residual Interest in REMIC I-B.

                  "Class R-II Interest": The uncertificated Residual Interest in REMIC II.

                  "Closing Date": November 9, 2001.

                  "Code": The Internal Revenue Code of 1986.

                  "Collection Account": The account or accounts created and maintained, or caused to be created and maintained, by the Servicer pursuant to
Section 3.10(a), which shall be entitled "Litton Loan Servicing LP, as Servicer for U. S. Bank National Association, as Trustee, in trust for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Salomon Home Equity Loan Trust, Series 2001-1, Asset Backed Pass-Through Certificates." The Collection Account must be an Eligible Account.

                  "Commission": The Securities and Exchange Commission.

                  "Corporate Trust Office": The principal corporate trust office of the Trust Administrator or the Trustee, as the case may be, at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office, with respect to the Trust Administrator, at the date of the execution of this instrument is located at 111 Wall Street, 14th

Floor, New York New York 10005, or such other address as the Trust Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer and the Trustee and, with respect to the Trustee, at the date of the execution of this instrument is located at 180 East Fifth Street, St. Paul, Minnesota 55101, or such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer and the Trust Administrator.

                  "Corresponding Certificate": With respect to (i) REMIC I-A Regular Interest IA- LTAF1, (ii) REMIC I-A Regular Interest IA-LTAF2, (iii) REMIC I-A Regular Interest IA-LTAF3, (iv) REMIC I-A Regular Interest IA-LTMF1,
(v) REMIC I-A Regular Interest IA-LTMF2, (vi) REMIC I-A Regular Interest IA-LTMF3, (vii) REMIC I-A Regular Interest IA-LTPF, (viii) REMIC I-B Regular Interest IB-LTAV1, (ix) REMIC I-B Regular Interest IB-LTMV1, (x) REMIC I-B Regular Interest IB-LTMV2, (xi) REMIC I-B Regular Interest IB-LTMV3, (xii) REMIC I-B Regular Interest IB-LTMV4 and (xiii) REMIC I-B Regular Interest IB-LTPV, (i) the Class AF-1 Certificates, (ii) the Class AF-2 Certificates, (iii) the Class AF-3 Certificates, (iv) the Class MF-1 Certificates, (v) the Class MF-2 Certificates, (vi) the Class MF-3 Certificates, (vii) the Class PF Certificates,
(viii) the Class AV-1 Certificates, (ix) the Class MV-1 Certificates, (x) the Class MV-2 Certificates, (xi) the Class MV-3 Certificates, (xii) the Class MV-4 Certificates and (xiii) the Class PV Certificates, respectively.

                  "Credit Enhancement Percentage": For any Distribution Date and the Group I Certificates, the percentage equivalent of a fraction, the numerator of which is the sum of the aggregate Certificate Principal Balances of the Group I Mezzanine Certificates and the Class OCF Certificates, and the denominator of which is the aggregate Stated Principal Balance of the Group I Mortgage Loans, calculated after taking into account distributions of principal on the Group I Mortgage Loans and distribution of the Principal Distribution Amount to the Group I Certificates then entitled to distributions of principal on such Distribution Date. For any Distribution Date and the Group II Certificates, the percentage equivalent of a fraction, the numerator of which is the sum of the aggregate Certificate Principal Balances of the Group II Mezzanine Certificates and the Class OCV Certificates, and the denominator of which is the aggregate Stated Principal Balance of the Group II Mortgage Loans, calculated after taking into account distributions of principal on the Group II Mortgage Loans and distribution of the Principal Distribution Amount to the Group II Certificates then entitled to distributions of principal on such Distribution Date.

                  "Cumulative Loss Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the preceding calendar month and the denominator of which is the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  "Cut-off Date": With respect to each Original Mortgage Loan, October 19, 2001. With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution. References herein to the "Cut-off Date," when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

                  "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient

Valuation.

                  "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

                  "Definitive Certificates": As defined in Section 5.01(b).

                  "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

                  "Delinquency Percentage": With respect to either Loan Group, as of the last day of the related Due Period, the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans in that Loan Group that, as of the last day of the previous calendar month, are 60 or more days delinquent, are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in that Loan Group as of the last day of such calendar month; provided, however, that any Mortgage Loan purchased by the Servicer pursuant to Section 3.16(c) shall not be included in either the numerator or the denominator for purposes of calculating the Delinquency Percentage.

                  "Depositor": Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation, or its successor in interest.

                  "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                  "Depository Institution": Any depository institution or trust company, including the Trustee and the Trust Administrator, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations (or, in the case of a depository institution that is the principal subsidiary of a holding company, such holding company has unsecured commercial paper or other short-term unsecured debt obligations) that are rated F-1 by Fitch and A-1+ by S&P (or comparable ratings if Fitch and S&P are not the Rating Agencies).

                  "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Determination Date": With respect to each Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

                  "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I-A or REMIC I-B other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Disqualified Organization": Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an "electing large partnership" and (vi) any other Person so designated by the Trustee or the Trust Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause any Trust REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  "Distribution Account": The trust account or accounts created and maintained by the Trust Administrator pursuant to Section 3.10(b), which shall be entitled "Citibank, N.A., as Trust Administrator for U.S. Bank National Association, as Trustee, in trust for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Salomon Home Equity Loan Trust, Series 2001-1, Asset Backed Pass-Through Certificates." The Distribution Account must be an Eligible Account.

                  "Distribution Date": The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in November 2001.

                  "Due Date": With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due (or, in the case of any Mortgage Loan under terms of which the Monthly Payment for such Mortgage Loan was due on a day other than the first day of the calendar month in which such Distribution Date occurs, the day during the related Due Period on which such Monthly Payment was due), in each case exclusive of any days of grace.

                  "Due Period": With respect to any Distribution Date, the period commencing on the 12th day of the month immediately preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, the Cut-off Date) and ending on the 11th day of the month in which such Distribution Date occurs.

                  "Eligible Account": Any of (i) an account or accounts maintained with a Depository Institution, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "Estate in Real Property": A fee simple estate in a parcel of land.

                  "Excess Overcollateralized Amount": With respect to the Class AF Certificates and the Group I Mezzanine Certificates and any Distribution Date, the excess, if any, of (i) the Overcollateralized Amount for the Group I Certificates for such Distribution Date over (ii) the Required Overcollateralized Amount for the Group I Certificates for such Distribution Date. With respect to the Class AV-1 Certificates and the Group II Mezzanine Certificates and any Distribution Date, the excess, if any, of (i) the Overcollateralized Amount for the Group II Certificates for such Distribution Date over (ii) the Required Overcollateralized Amount for the Group II Certificates for such Distribution Date.

                  "Expense Adjusted Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Mortgage Rate thereon as of the first day of the related Due Period minus the sum of (i) the Administration Fee Rate and (ii) the Servicing Fee Rate.

                  "Expense Adjusted Maximum Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Maximum Mortgage Rate thereon as of the first day of the related Due Period minus the sum of (i) the Administration Fee Rate and (ii) the Servicing Fee Rate.

                  "Extraordinary Trust Fund Expense": Any amounts reimbursable to the Trustee or the Trust Administrator, or any director, officer, employee or agent of the Trustee or the Trust Administrator from the Trust Fund pursuant to
Section 8.05 or Section 10.01(c) and any amounts payable from the Distribution Account in respect of taxes pursuant to Section 10.01(g)(iii).

                  "Fannie Mae": Fannie Mae, formally known as the Federal National Mortgage Association, or any successor thereto.

                  "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

                  "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any

REO Property (other than a Mortgage Loan or REO Property purchased by the Seller, the Depositor or the Servicer pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

                  "Fitch": Fitch, Inc., or its successor in interest.

                  "Formula Rate": For any Distribution Date and the Class AV-1 Certificates, the Group II Mezzanine Certificates and the REMIC I-B Regular Interests (other than REMIC I-B Regular Interest IB-LTAA, REMIC I-B Regular Interest IB-LTZZ and REMIC I-B Regular Interest IB-LTPV) the lesser of (i) One-Month LIBOR plus the related Certificate Margin and (ii) the Maximum Cap Rate.

                  "Freddie Mac": Freddie Mac, formally known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

                  "Gross Margin": With respect to each Group II Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Group II Mortgage Loan.

                  "Group I Available Distribution Amount": With respect to any Distribution Date and the Group I Mortgage Loans, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account attributable to such Mortgage Loans as of the close of business on the related Determination Date, (b) the aggregate of any amounts received in respect of an REO Property withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to
Section 3.23, (c) the aggregate of any amounts deposited in the Distribution Account by the Servicer in respect of Prepayment Interest Shortfalls attributable to such Mortgage Loans for such Distribution Date pursuant to
Section 3.24, (d) the aggregate of any Advances attributable to such Mortgage Loans made by the Servicer for such Distribution Date pursuant to Section 4.03,
(e) the aggregate of any advances attributable to such Mortgage Loans made by the Trust Administrator or the Trustee, as applicable, for such Distribution Date pursuant to Section 7.02(b) and (f) with respect to the first Distribution Date, the Group I Initial Deposit, reduced (to not less than zero), by (2) the sum of (x) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the Group I Mortgage Loans received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Group I Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Group I Mortgage Loans during a period subsequent to the related Prepayment Period), (iii) Liquidation Proceeds and Insurance Proceeds received in respect of the Group I Mortgage Loans after the related Prepayment Period, (iv) amounts reimbursable or payable to the Depositor, the Servicer, the Trustee, the Trust Administrator, the Seller or any Sub-Servicer pursuant to Section 3.11 or Section 3.12 or otherwise payable in respect of Extraordinary Trust Fund Expenses attributable to such Mortgage Loans, (v)

Stayed Funds, (vi) the Administration Fee attributable to such Mortgage Loans payable from the Distribution Account pursuant to Section 8.05, (vii) amounts deposited in the Collection Account or the Distribution Account in error and
(viii) the amount of any Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Group I Mortgage Loans or any Servicer Prepayment Charge Payment Amount with respect to the Group I Mortgage Loans, and (y) amounts reimbursable to the Trustee or the Trust Administrator, as applicable, for an advance made pursuant to Section 7.02(b) which advance the Trustee or Trust Administrator, as applicable, has determined to be nonrecoverable from the Stayed Funds in respect of which it was made.

                  "Group I Certificates": The Class AF Certificates, the Group I Mezzanine Certificates, the Class OCF Certificates and the Class PF Certificates.

                  "Group I Initial Deposit": $82,838.77 in cash to be deposited by the Depositor with the Trust Administrator for deposit into the Group I Initial Deposit Account on or before the Closing Date, relating to the Group I Mortgage Loans having a Due Date prior to the beginning of the first Due Period.

                  "Group I Initial Deposit Account": The Group I Initial Deposit Account established in accordance with Section 3.10(b) hereof and maintained by the Trust Administrator, which shall be entitled "Citibank, N.A., as Trust Administrator for U.S. Bank National Association, as Trustee, in trust for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Salomon Home Equity Loan Trust, Series 2001-1, Asset Backed Pass-Through Certificates, Group I Initial Deposit Account," which must be an Eligible Account.

                  "Group I Interest Remittance Amount ": For any Distribution Date, that portion of the Group I Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group I Mortgage Loans (other than related Net Simple Interest Excess, if applicable).

                  "Group I Marker Rate": With respect to the Class OCF Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the REMIC I-A Remittance Rate for the REMIC I-A Regular Interests (other than REMIC I-A Regular Interest IA- LTAA and REMIC I Regular Interest IA-LTPV), with the rate on REMIC I-A Regular Interest IA- LTAF1 subject to a cap equal to 2.868% per annum in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group I Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date and 3.368% per annum in the case of each Distribution Date thereafter; with the rate on REMIC I-A Regular Interest IA-LTAF2 subject to a cap equal to 4.071% per annum in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group I Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date and 4.571% per annum in the case of each Distribution Date thereafter; with the rate on REMIC I-A Regular Interest IA-LTAF3 subject to a cap equal to 5.378% per annum in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group I Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date and 5.878% per annum in the case of each Distribution Date thereafter; with the rate on REMIC I-A Regular Interest IA-LTMF1 subject to a cap equal to 5.671% per annum in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group I Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date and 6.171% per annum in the case of each Distribution Date thereafter; with the rate on REMIC I-A Regular Interest IA-LTMF2 subject to a cap equal to 6.310% per annum in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group I Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date and 6.810% per annum in the case of each Distribution Date thereafter; with the rate on REMIC I-A Regular Interest IA-LTMF3 subject to a cap equal to 6.706% per annum in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group I Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date and 7.206% per annum in the case of each Distribution Date thereafter; and with the rate on REMIC I-A Regular Interest IA-LTZZ subject to a cap of zero for the purpose of this calculation.

                  "Group I Mezzanine Certificates": The Class MF-1 Certificates, the Class MF-2 Certificates and the Class MF-3 Certificates.

                  "Group I Mortgage Loan": Each of the Mortgage Loans identified on the Mortgage Loan Schedule as having a fixed Mortgage Rate.

                  "Group I Net Monthly Excess Cashflow": With respect to any Distribution Date, the sum of (i) any Overcollateralization Reduction Amount relating to the Group I Certificates for such Distribution Date and (ii) the excess of (x) the Group I Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the Senior Interest Distribution Amount payable to the holders of the Class AF Certificates and the Interest Distribution Amount payable to the holders of the Group I Mezzanine Certificates and (B) the sum of the amounts described in clauses (b)(i) through
(iii) of the definition of Group I Principal Distribution Amount.

                  "Group I Principal Distribution Amount ": With respect to any Distribution Date, the sum of:

                  (i) the principal portion of each Monthly Payment on the Group I Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date;

                  (ii) the Stated Principal Balance of any Group I Mortgage Loan that was purchased during the related Prepayment Period pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01 and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan in Loan

         Group I pursuant to Section 2.03 during the related Prepayment Period;

                  (iii) the principal portion of all other unscheduled collections (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and REO Principal Amortization) received with respect to the Group I Mortgage Loans during the related Prepayment Period;

                  (iv) the principal portion of any Realized Losses incurred on any of the Group I Mortgage Loans in the calendar month preceding such Distribution Date; and

                  (v) the amount of any Overcollateralization Increase Amount relating to the Group I Mortgage Loans for such Distribution Date;

                  minus:

                  (vi) the amount of any Overcollateralization Reduction Amount relating to the Group I Mortgage Loans for such Distribution Date.

                  "Group II Available Distribution Amount": With respect to any Distribution Date and the Group II Mortgage Loans, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account attributable to such Mortgage Loans as of the close of business on the related Determination Date, (b) the aggregate of any amounts received in respect of an REO Property withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to
Section 3.23, (c) the aggregate of any amounts deposited in the Distribution Account by the Servicer in respect of Prepayment Interest Shortfalls attributable to such Mortgage Loans for such Distribution Date pursuant to
Section 3.24, (d) the aggregate of any Advances attributable to such Mortgage Loans made by the Servicer for such Distribution Date pursuant to Section 4.03 and (e) the aggregate of any advances attributable to such Mortgage Loans made by the Trust Administrator or the Trustee, as applicable, for such Distribution Date pursuant to Section 7.02(b) and (f) with respect to the first Distribution Date, the Group II Initial Deposit reduced (to not less than zero), by (2) the sum of (x) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the Group II Mortgage Loans received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Group II Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Group II Mortgage Loans during a period subsequent to the related Prepayment Period), (iii) Liquidation Proceeds and Insurance Proceeds received in respect of the Group II Mortgage Loans after the related Prepayment Period, (iv) amounts reimbursable or payable to the Depositor, the Servicer, the Trustee, the Trust Administrator, the Seller or any Sub-Servicer pursuant to Section 3.11 or Section 3.12 or otherwise payable in respect of Extraordinary Trust Fund Expenses attributable to such Mortgage Loans, (v) Stayed Funds, (vi) the Administration Fee attributable to such Mortgage Loans payable from the Distribution Account pursuant to Section 8.05, (vii) amounts deposited in the Collection Account or the Distribution Account in error and (viii) the amount of any Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Group II Mortgage Loans or any Servicer Prepayment Charge Payment Amount with respect to the Group II Mortgage Loans, and (y) amounts reimbursable to the Trustee or the Trust Administrator, as applicable, for an advance made pursuant to Section 7.02(b) which advance the Trustee or Trust Administrator, as applicable, has determined to be nonrecoverable from the Stayed Funds in respect of which it was made.

                  "Group II Certificates": The Class AV-1 Certificates, the Group II Mezzanine Certificates, the Class OCV Certificates and the Class PV Certificates.

                  "Group II Initial Deposit": $16,759.01 in cash to be deposited by the Depositor with the Trust Administrator for deposit into the Group II Initial Deposit Account on or before the Closing Date, relating to the Group II Mortgage Loans having a Due Date prior to the beginning of the first Due Period.

                  "Group II Initial Deposit Account": The Group II Initial Deposit Account established in accordance with Section 3.10(b) hereof and maintained by the Trust Administrator, which shall be entitled "Citibank, N.A., as Trust Administrator for U.S. Bank National Association, as Trustee, in trust for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Salomon Home Equity Loan Trust, Series 2001-1, Asset Backed Pass-Through Certificates, Group II Initial Deposit Account," which must be an Eligible Account.

                  "Group II Interest Remittance Amount ": For any Distribution Date, that portion of the Group II Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group II Mortgage Loans (other than related Net Simple Interest Excess, if applicable).

                  "Group II Marker Rate": With respect to the Class OCV Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the REMIC I-B Remittance Rate for each of the REMIC I-B Regular Interests (other than REMIC I-B Regular Interest IB-LTAA and REMIC I Regular Interest IB-LTPV), with the rate on each such REMIC I-B Regular Interest subject to a cap equal to the related Formula Rate for the purpose of this calculation for such Distribution Date and with the rate on REMIC I-B Regular Interest IB-LTZZ subject to a cap of zero for the purpose of this calculation; provided however, each cap and the REMIC I-B Remittance Rate shall be multiplied by a fraction, the numerator of which is the actual number days in the related Interest Accrual Period and the denominator of which is 30.

                  "Group II Mezzanine Certificates": The Class MV-1 Certificates, the Class MV-2 Certificates, the Class MV-3 Certificates and the Class MV-4 Certificates.

                  "Group II Mortgage Loan": Each of the Mortgage Loans identified on the Mortgage Loan Schedule as having a Mortgage Rate that is subject to adjustment.

                  "Group II Net Monthly Excess Cashflow": With respect to any Distribution Date, the sum of (i) any Overcollateralization Reduction Amount relating to the Group II Certificates for such Distribution Date and (ii) the excess of (x) the Group II Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the Senior Interest Distribution Amount payable to the holders of the Class AV-1 Certificates and the Interest Distribution Amount payable to the holders of the Group II Mezzanine Certificates and (B) the sum of the amounts described in clauses (b)(i) through (iii) of the definition of Group II Principal Distribution Amount.

                  "Group II Principal Distribution Amount ": With respect to any Distribution Date, the sum of:

                  (i) the principal portion of each Monthly Payment on the Group II Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date;

                  (ii) the Stated Principal Balance of any Group II Mortgage Loan that was purchased during the related Prepayment Period pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01 and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan in Loan Group II pursuant to Section 2.03 during the related Prepayment Period;

                  (iii) the principal portion of all other unscheduled collections (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and REO Principal Amortization) received with respect to the Group II Mortgage Loans during the related Prepayment Period;

                  (iv) the principal portion of any Realized Losses incurred on any of the Group II Mortgage Loans in the calendar month preceding such Distribution Date; and

                  (v) the amount of any Overcollateralization Increase Amount relating to the Group II Mortgage Loans for such Distribution Date;

                  minus:

                  (vi) the amount of any Overcollateralization Reduction Amount relating to the Group II Mortgage Loans for such Distribution Date.

                  "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Servicer, the Seller and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Servicer, the Seller or any Affiliate thereof, and (c) is not connected with the Depositor, the Servicer, the Seller or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Servicer, the Seller or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Servicer, the Seller or any Affiliate thereof, as the case may be.

                  "Independent Contractor": Either (i) any Person (other than the Servicer) that would be an "independent contractor" with respect to REMIC I-A and REMIC I-B within the meaning of Section 856(d)(3) of the Code if REMIC I-A or REMIC I-B were a real estate investment trust

(except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as neither REMIC I-A nor REMIC I-B receives or derives any income from such Person and provided that the relationship between such Person and REMIC I-A or REMIC I-B is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer) if the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Index": With respect to each Group II Mortgage Loan and each related Adjustment Date, the index specified in the related Mortgage Note.

                  "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

                  "Interest Accrual Period": With respect to any Distribution Date and the Group I Certificates (other than the Class PF Certificates), the Class OCV Certificates, the REMIC I-A Regular Interests and the REMIC I-B Regular Interests, the period commencing on the 15th day of the month immediately preceding the month in which such Distribution Date occurs and ending on the 14th day of the month in which such Distribution Date occurs. Each such Interest Accrual Period shall be deemed to be 30 days long regardless of its actual length.

                  With respect to any Distribution Date and the Class AV-1 Certificates and the Group II Mezzanine Certificates, the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing on the Closing Date) and ending on the day preceding such Distribution Date.

                  "Interest Carry Forward Amount": With respect to any Distribution Date and the Class A Certificates or the Mezzanine Certificates, the sum of (i) the amount, if any, by which (a) the Interest Distribution Amount for such Class of Certificates as of the immediately preceding Distribution Date exceeded (b) the actual amount distributed on such Class of Certificates in respect of interest on such immediately preceding Distribution Date, (ii) the amount of any Interest Carry Forward Amount for such Class of Certificates remaining unpaid from the previous Distribution Date and (iii) accrued interest on the sum of (i) and (ii) above calculated at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

                  "Interest Determination Date": With respect to the Class AV-1 Certificates and the Group II Mezzanine Certificates, and, for purposes of the definition of the Group I Marker Rate or the REMIC I-B Regular Interest IB-LTAV1, REMIC I-B Regular Interest IB-LTMV1, REMIC I-B Regular Interest IB-LTMV2, REMIC I-B Regular IB-LTMV3, REMIC I-B Regular Interest IB- LTMV4 and any Interest Accrual Period therefor, the second London Business Day preceding the commencement of such Interest Accrual Period.

                  "Interest Distribution Amount": With respect to any Distribution Date and any Class A Certificates, any Mezzanine Certificates, any Class OCF Certificates and any Class OCV Certificates, the aggregate Accrued Certificate Interest on the Certificates of such Class for such Distribution Date.

                  "Late Collections": With respect to any Mortgage Loan and any Due Period, all amounts received subsequent to the Determination Date immediately following such Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage
Note) but delinquent for such Due Period and not previously recovered.

                  "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from REMIC I-A or REMIC I-B, as applicable, by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from REMIC I-A or REMIC I-B, as applicable, by reason of its being purchased pursuant to Section 9.01.

                  "Liquidation Proceeds": The amount (other than Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan through a trustee's sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.16(c), Section 3.23 or Section 9.01.

                  "Loan-to-Value Ratio": As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

                  "Loan Group": The Group I Mortgage Loans or the Group II Mortgage Loans, as applicable.

                  "London Business Day": Any day on which banks in the City of London are open and conducting transactions in United States dollars.

                  "Loss Severity Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the amount of Realized Losses incurred on a

Mortgage Loan and the denominator of which is the principal balance of such Mortgage Loan immediately prior to the liquidation of such Mortgage Loan.

                  "Maximum Cap Rate": For any Distribution Date and the Class AV-1 Certificates and the Group II Mezzanine Certificates, a per annum rate equal to the product of (x) the weighted average of the Expense Adjusted Maximum Mortgage Rates of the Group II Mortgage Loans, weighted based on their Principal Balances as of the first day of the related Due Period and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period.

                  "Maximum IA-LTZZ Uncertificated Interest Deferral Amount":
With respect to any Distribution Date, the excess of (i) accrued interest at the REMIC I-A Remittance Rate applicable to REMIC I-A Regular Interest IA-LTZZ for such Distribution Date on a balance equal to the Uncertificated Balance of REMIC I-A Regular Interest IA-LTZZ minus the REMIC I-A Overcollateralization Amount, in each case for such Distribution Date, over (ii) Uncertificated Interest on the REMIC I-A Regular Interests (other than REMIC I-A Regular Interest IA-LTAA, REMIC I Regular Interest IA-LTZZ and REMIC I-A Regular Interest IA-LTPF) for such Distribution Date, with the rate on REMIC I-A Regular Interest IA-LTAF1 subject to a cap equal to 2.868% per annum in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group I Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date and 3.368% per annum in the case of each Distribution Date thereafter; with the rate on REMIC I-A Regular Interest IA-LTAF2 subject to a cap equal to 4.071% per annum in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group I Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date and 4.571% per annum in the case of each Distribution Date thereafter; with the rate on REMIC I-A Regular Interest IA-LTAF3 subject to a cap equal to 5.378% per annum in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group I Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date and 5.878% per annum in the case of each Distribution Date thereafter; with the rate on REMIC I-A Regular Interest IA-LTMF1 subject to a cap equal to 5.671% per annum in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group I Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date and 6.171% per annum in the case of each Distribution Date thereafter; with the rate on REMIC I-A Regular Interest IA-LTMF2 subject to a cap equal to 6.310% per annum in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group I Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date and 6.810% per annum in the case of each Distribution Date thereafter; with the rate on REMIC I-A Regular Interest IA-LTMF3 subject to a cap equal to 6.706% per annum in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group I Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date and 7.206% per annum in the case of each Distribution Date thereafter.

                  "Maximum IB-LTZZ Uncertificated Interest Deferral Amount":
With respect to any Distribution Date, the excess of (i) accrued interest at the REMIC I-B Remittance Rate applicable to REMIC I-B Regular Interest IB-LTZZ for such Distribution Date on a balance equal to the Uncertificated Balance of REMIC I-B Regular Interest IB-LTZZ minus the REMIC I-B Overcollateralization Amount, in each case for such Distribution Date, over (ii) Uncertificated Interest on the REMIC I-B Regular Interests (other than REMIC I-B Regular Interest IB-LTAA, REMIC I-B Regular Interest IB-LTZZ and REMIC I-B Regular Interest IB-LTPV) for such Distribution Date, with the rate on each REMIC I-B Regular Interest subject to a cap equal to the related Formula Rate for the purpose of this calculation for such Distribution Date; provided however, each cap and the REMIC I-B Remittance Rate shall be multiplied by a fraction, the numerator of which is the actual number days in the related Interest Accrual Period and the denominator of which is 30.

                  "Maximum Mortgage Rate": With respect to each Group II Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

                  "Mezzanine Certificate": Any Group I Mezzanine Certificate or Group II Mezzanine Certificate.

                  "Minimum Mortgage Rate": With respect to each Group II Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

                  "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.07 and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a first lien or second lien on, or first priority or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

                  "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  "Mortgage Loan": Each mortgage loan transferred, assigned and delivered to the Trustee pursuant to Section 2.01 or Section 2.03(b) of this Agreement, as held from time to time as a part of the Trust Fund, the Mortgage Loans so held being identified on the Mortgage Loan

Schedule.

                  "Mortgage Loan Purchase Agreement": The agreement between the Seller and the Depositor, regarding the sale of the Mortgage Loans by the Seller to the Depositor, substantially in the form of Exhibit D annexed hereto.

                  "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in REMIC I-A and REMIC I-B on such date, attached hereto as
Schedule 1. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

                  (i)      the Mortgage Loan identifying number;

                  (ii)     the Mortgagor's name;

                  (iii) the street address of the Mortgaged Property including the state and zip code;

                  (iv) a code indicating whether the Mortgaged Property is owner-occupied;

                  (v) the type of Residential Dwelling constituting the Mortgaged Property;

                  (vi)     the original months to maturity;

                  (vii) the stated remaining months to maturity from the Cut-off Date based on the original amortization schedule;

                  (viii)   the Loan-to-Value Ratio at origination;

                  (ix) the Mortgage Rate in effect immediately following the Cut-off Date;

                  (x) (A) the date on which the first Monthly Payment was due on the Mortgage Loan and (B) if such date is not consistent with the Due Date currently in effect, such Due Date;

                  (xi)     the stated maturity date;

                  (xii)    the amount of the Monthly Payment at origination;

                  (xiii) the amount of the Monthly Payment due on the first Due Date after the Cut- off Date;

                  (xiv) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

                  (xv)     the original principal amount of the Mortgage Loan;

                  (xvi) the principal balance of the Mortgage Loan as of the close of business on the

         Cut-off Date;

                  (xvii) a code indicating the purpose of the Mortgage Loan (i. e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing);

                  (xviii) with respect to each Group II Mortgage Loan, the Adjustment Dates, the Gross Margin, the Maximum Mortgage Rate, the Minimum Mortgage Rate, the Periodic Rate Cap, the maximum first Adjustment Date Mortgage Rate adjustment and the first Adjustment Date immediately following the Cut-off Date;

                  (xix) the Mortgage Rate at origination;

                  (xx) a code indicating the documentation program (i. e., Full Documentation, Limited Documentation, Stated Income Documentation);

                  (xxi) the risk grade;

                  (xxii) the Value of the Mortgaged Property;

                  (xxiii) the sale price of the Mortgaged Property, if applicable;

                  (xxiv) the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date;

                  (xxv) the type and term of the related Prepayment Charge;

                  (xxvi) with respect to each Group II Mortgage Loan, the rounding code (i. e., nearest 0.125%, next highest 0.125%);

                  (xxvii) the program code;

                  (xxviii) whether such Mortgage Loan is a Group I Mortgage Loan or a Group II Mortgage Loan; and

                  (xxix) a code indicating whether the Mortgage Loan is a Simple Interest Mortgage Loan or an Actuarial Mortgage Loan.

                  The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans in the aggregate, and for each Loan Group in the aggregate, as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, the Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

                  "Mortgage Note": The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

                  "Mortgage Pool": The pool of Mortgage Loans, identified on
Schedule 1 and existing from time to time thereafter, and any REO Properties acquired in respect thereof.

                  "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate with respect to the Group II Mortgage Loans, (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date equal to the sum, rounded to the nearest 0.125% as provided in the Mortgage Note, of the Index, as most recently available as of a date prior to the Adjustment Date as set forth in the related Mortgage Note, plus the related Gross Margin; provided that the Mortgage Rate on such Group II Mortgage Loan on any Adjustment Date shall never be more than the lesser of (i) the sum of the Mortgage Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (ii) the related Maximum Mortgage Rate, and shall never be less than the greater of (i) the Mortgage Rate in effect immediately prior to the Adjustment Date less the Periodic Rate Cap, if any, and (ii) the related Minimum Mortgage Rate. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

                  "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

                  "Mortgagor": The obligor on a Mortgage Note.

                  "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

                  "Net Simple Interest Excess": As of any As of any Distribution Date, the excess, if any, of the aggregate amount of Simple Interest Excess over the amount of Simple Interest Shortfall.

                  "Net Simple Interest Shortfall": As of any Distribution Date, the excess, if any, of the aggregate amount of Simple Interest Shortfall over the amount of Simple Interest Excess.

                  "Net WAC Pass-Through Rate": With respect to each REMIC I-A Regular Interest, a rate per annum equal to the product of (x) the weighted average of the Expense Adjusted Mortgage Rates of the Group I Mortgage Loans, weighted based on their Stated Principal Balances as of the first day of the related Due Period and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period.

                  With respect to each REMIC I-B Regular Interest, the Class AV-1 Certificates and the Group II Mezzanine Certificates and any Distribution Date, a rate per annum equal to the product of (x) the weighted average of the Expense Adjusted Mortgage Rates of the Group II Mortgage Loans, weighted based on their Stated Principal Balances as of the first day of the related Due Period and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period.

                  "Net WAC Rate Carryover Amount": With respect to the Class AV-1 Certificates and the Group II Mezzanine Certificates and any Distribution Date, the sum of (A) the positive excess of (i) the amount of interest payable to such Class of Certificates on such Distribution Date calculated at the related Pass-Through Rate for such Distribution Date and (B) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously paid, together with interest thereon at a rate equal to the related Pass-Through Rate for such Class of Certificates for such Distribution Date.

                  "New Lease": Any lease of REO Property entered into on behalf of REMIC I-A or REMIC I-B, including any lease renewed or extended on behalf of REMIC I-A or REMIC I-B, if REMIC I-A or REMIC I-B, as applicable, has the right to renegotiate the terms of such lease.

                  "Nonrecoverable Advance": Any Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Non-United States Person": Any Person other than a United States Person.

                  "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Servicer, the Seller or the Depositor, as applicable.

                  "One-Month LIBOR": With respect to the Class AV-1 Certificates, the Group II Mezzanine Certificates, and for purposes of the definition of Group I Market Rate or Group II Marker Rate, REMIC I-B Regular Interest IB-LTAV1, REMIC I-B Regular Interest IB-LTMV1, REMIC I-B Regular Interest IB-LTMV2, REMIC I-B Regular Interest IB-LTMV3 and REMIC I-B Regular Interest IB-LTMV4 and any Interest Accrual Period therefor, the rate determined by the Trust Administrator on the related Interest Determination Date on the basis of the offered rate for one-month U. S. dollar deposits, as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the offered rates of the

Reference Banks for one-month U. S. dollar deposits, as of 11: 00 a. m. (London time) on such Interest Determination Date. In such event, the Trust Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date, two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If on such Interest Determination Date, fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate. Notwithstanding the foregoing, if, under the priorities described above, LIBOR for an Interest Determination Date would be based on LIBOR for the previous Interest Determination Date for the third consecutive Interest Determination Date, the Trust Administrator shall select an alternative comparable index (over which the Trust Administrator has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party.

                  "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor or the Servicer, acceptable to the Trustee, if such opinion is delivered to the Trustee, or acceptable to the Trust Administrator, if such opinion is delivered to the Trust Administrator, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

                  "Original Mortgage Loan": Any of the Mortgage Loans included in REMIC I-A or REMIC I-B as of the Closing Date.

                  "Overcollateralized Amount": With respect to any Distribution Date and the Group I Certificates, the excess, if any, of (a) the aggregate Stated Principal Balances of the Group I Mortgage Loans and REO Properties immediately following such Distribution Date over (b) the sum of the aggregate Certificate Principal Balances of the Class AF Certificates, the Group I Mezzanine Certificates and the Class PF Certificates as of such Distribution Date (after taking into account the payment of the amounts described in clauses
(b)(i) through (iv) of the definition of Group I Principal Distribution Amount on such Distribution Date). With respect to any Distribution Date and the Group II Certificates, the excess, if any, of (a) the aggregate Stated Principal Balances of the Group II Mortgage Loans and REO Properties immediately following such Distribution Date over (b) the sum of the aggregate Certificate Principal Balances of the Class AV-1 Certificates, the Group II Mezzanine Certificates and the Class PV Certificates as of such Distribution Date (after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Group II Principal Distribution Amount on such Distribution
Date).

                  "Overcollateralization Deficiency Amount": With respect to any Distribution Date and the Group I Certificates or the Group II Certificates, as applicable, the excess, if any, of (a) the Required Overcollateralized Amount for such Certificates applicable to such Distribution Date over (b) the Overcollateralized Amount for such Certificates applicable to such Distribution Date prior to taking into account the payment of any Overcollateralization Increase Amount for such Certificates on such Distribution Date.

                  "Overcollateralization Increase Amount": With respect to any Distribution Date and the Group I Certificates or the Group II Certificates, as applicable, the lesser of (a) the Overcollateralization Deficiency Amount for such Certificates as of such Distribution Date (after taking into account the payment of the Group I Principal Distribution Amount or the Group II Principal Distribution Amount, as applicable, on such Distribution Date, exclusive of the payment of any related Overcollateralization Increase Amount) and (b) the amount of Accrued Certificate Interest for the Class OCF Certificates (in the case of the Group I Certificates) or the Class OCV Certificates (in the case of the Group II Certificates) for such Distribution Date as reduced by Realized Losses allocated thereto with respect to such Distribution Date pursuant to Section 4.04.

                  "Overcollateralization Reduction Amount": With respect to any Distribution Date and the Group I Certificates or the Group II Certificates, as applicable, an amount equal to the lesser of (a) the related Excess Overcollateralized Amount and (b) the sum of the amounts available for distribution specified in clauses (b)(i) through (iii) of the definition of Group I Principal Distribution Amount or Group II Principal Distribution Amount, as applicable.

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "Pass-Through Rate": With respect to the Class AF-1 Certificates and, for purposes of the Group I Marker Rate, REMIC I-A Regular Interest IA-LTAF1, 2.868% per annum in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group I Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date and 3.368% per annum in the case of each Distribution Date thereafter.

                  With respect to the Class AF-2 Certificates and, for purposes of the Group I Marker Rate, REMIC I-A Regular Interest IA-LTAF2, 4.071% per annum in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group I Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date and 4.571% per annum in the case of each Distribution Date thereafter.

                  With respect to the Class AF-3 Certificates and, for purposes of the Group I Marker Rate, REMIC I-A Regular Interest IA-LTAF3, 5.378% per annum in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group I Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date and 5.878% per annum in the case of each Distribution Date thereafter.

                  With respect to the Class MF-1 Certificates and, for purposes of the Group I Marker Rate, REMIC I-A Regular Interest IA-LTMF1, 5.671% per annum in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group I Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date and 6.171% per annum in the case of each Distribution Date thereafter.

                  With respect to the Class MF-2 Certificates and, for purposes of the Group I Marker Rate, REMIC I-A Regular Interest IA-LTMF2, 6.310% per annum in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group I Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date and 6.810% per annum in the case of each Distribution Date thereafter.

                  With respect to the Class MF-3 Certificates and, for purposes of the Group I Marker Rate, REMIC I-A Regular Interest IA-LTMF3, 6.706% per annum in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group I Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date and 7.206% per annum in the case of each Distribution Date thereafter.

                  With respect to the Class OCF Certificates and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (I) below, and the denominator of which is the Uncertificated Balance of the REMIC I-A Regular Interests. For purposes of calculating the Pass- Through Rate for the Class OCF Certificates, the numerator is equal to the sum of the following components:

                  (A) the Uncertificated REMIC I-A Pass-Through Rate for REMIC I-A Regular Interest IA-LTAA minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I-A Regular Interest IA-LTAA;

                  (B) the Uncertificated REMIC I-A Pass-Through Rate for REMIC I-A Regular Interest IA-LTAF1 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I-A Regular Interest IA-LTAF1;

                  (C) the Uncertificated REMIC I-A Pass-Through Rate for REMIC I-A Regular Interest IA-LTAF2 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I-A Regular Interest IA-LTAF2;

                  (D) the Uncertificated REMIC I-A Pass-Through Rate for REMIC I-A Regular Interest IA-LTAF3 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I-A Regular Interest IA-LTAF3;

                  (E) the Uncertificated REMIC I-A Pass-Through Rate for REMIC I-A Regular Interest IA-LTMF1 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I-A Regular Interest IA-LTMF1;

                  (F) the Uncertificated REMIC I-A Pass-Through Rate for REMIC I-A Regular Interest IA-LTMF2 minus the Group I Marker Rate, applied to an amount equal to the

         Uncertificated Principal Balance of REMIC I-A Regular Interest
         IA-LTMF2;

                  (G) the Uncertificated REMIC I-A Pass-Through Rate for REMIC I-A Regular Interest IA-LTMF3 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I-A Regular Interest IA-LTMF3;

                  (H) the Uncertificated REMIC I-A Pass-Through Rate for REMIC I-A Regular Interest IA-LTZZ minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I-A Regular Interest IA-LTZZ; and

                  (I) 100% of the interest on REMIC I-A Regular Interest
         IA-LTPF.

                  With respect to the Class AV-1 Certificates and the Group II Mezzanine Certificates and any Distribution Date, a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Pass-Through Rate for such Distribution Date. With respect to the Class OCV Certificates and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (H) below, and the denominator of which is the Uncertificated Balance of the REMIC I-B Regular Interests. For purposes of calculating the Pass-Through Rate for the Class OCV Certificates, the numerator is equal to the sum of the following components:

                  (A) the Uncertificated REMIC I-B Pass-Through Rate for REMIC I-B Regular Interest IB-LTAA minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I-B Regular Interest IB-LTAA;

                  (B) the Uncertificated REMIC I-B Pass-Through Rate for REMIC I-B Regular Interest IB-LTAV1 minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I-B Regular Interest IB-LTAV1;

                  (C) the Uncertificated REMIC I-B Pass-Through Rate for REMIC I-B Regular Interest IB-LTMV1 minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I-B Regular Interest IB-LTMV1;

                  (D) the Uncertificated REMIC I-B Pass-Through Rate for REMIC I-B Regular Interest IB-LTMV2 minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I-B Regular Interest IB-LTMV2;

                  (E) the Uncertificated REMIC I-B Pass-Through Rate for REMIC I-B Regular Interest IB-LTMV3 minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I-B Regular Interest IB-LTMV3;

                  (F) the Uncertificated REMIC I-B Pass-Through Rate for REMIC I-B Regular Interest IB-LTMV4 minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I-B Regular Interest IB-LTMV4;

                  (G) the Uncertificated REMIC I-B Pass-Through Rate for REMIC I-B Regular

         Interest IB-LTZZ minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I-B Regular Interest IB-LTZZ; and

                  (H) 100% of the interest on REMIC I-B Regular Interest
         IB-LTPV.

                  "Percentage Interest": With respect to any Class of Certificates (other than the Class R Certificates), the undivided percentage ownership in such Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance or Notional Amount represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance or initial Notional Amount of all of the Certificates of such Class. The Class A Certificates and the Mezzanine Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $100,000 and integral multiples of $1.00 in excess thereof. The Class PF Certificates and the Class PV Certificates are issuable only in Percentage Interests corresponding to initial Certificate Principal Balances of $20 and integral multiples thereof. The Class OCF Certificates and the Class OCV are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $100,000 and integral multiples of $1.00 in excess thereof; provided, however, that a single Certificate of each such Class of Certificates may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Certificate Principal Balance or Notional Amount of such Class or to an otherwise authorized denomination for such Class plus such remainder. With respect to any Class R Certificate, the undivided percentage ownership in such Class evidenced by such Certificate, as set forth on the face of such Certificate. The Class R Certificates are issuable in Percentage Interests of 20% and multiples thereof.

                  "Periodic Rate Cap": With respect to each Group II Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

                  "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Servicer, the Trustee, the Trust Administrator or any of their respective Affiliates:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances issued by, any Depository Institution;

                  (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds that have been rated "AAA" by Fitch (if rated by Fitch) and "AAAm" or "AAAm-G" by S&P or "Aaa" by Moody's Investors Service, Inc.; and

                  (viii) if previously confirmed in writing to the Trustee and the Trust Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

                  "Permitted Transferee": Any Transferee of a Class R Certificate other than a Disqualified Organization or Non-United States Person.

                  "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA and Section 4975 of the Code.

                  "Prepayment Assumption": A prepayment rate for (i) the Group I Mortgage Loans of 25% CPR and (ii) the Group II Mortgage Loans of 30% CPR. The Prepayment Assumption is used solely for determining the accrual of original issue discount on the Certificates for federal income tax purposes. A CPR (or Constant Prepayment Rate) represents an annualized constant assumed rate of prepayment each month of a pool of mortgage loans relative to its outstanding principal balance for the life of such pool.

                  "Prepayment Charge": With respect to any Prepayment Period, any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note (other than any Servicer Prepayment Charge Payment Amount).

                  "Prepayment Charge Schedule": As of any date, the list of Prepayment Charges on the Mortgage Loans included in REMIC I-A or REMIC I-B on such date, attached hereto as Schedule 2 (including the Prepayment Charge Summary attached thereto). The Prepayment Charge Schedule shall set forth the following information with respect to each related Mortgage Loan:

                  (i)      the Mortgage Loan identifying number;

                  (ii)     a code indicating the type of Prepayment Charge;

                  (iii)    the state of origination of the related Mortgage
                           Loan;

                  (iv) the date on which the first monthly payment was due on the related Mortgage Loan;

                  (v)      the term of the related Mortgage Loan; and

                  (vi) the principal balance of the related Mortgage Loan as of the Cut-off Date.

                  The Prepayment Charge Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement.

                  "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment in full or in part that was applied by the Servicer to reduce the outstanding principal balance of such loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the related Prepayment Period. The obligations of the Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24.

                  "Prepayment Period": With respect to any Distribution Date, the period commencing on the 12th day of the month immediately preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, the Cut-off Date) and ending on the 11th day of the month in which such Distribution Date occurs.

                  "Principal Balance": As to any Mortgage Loan other than a Liquidated Mortgage Loan, and any day, the related Principal Balance as of the Cut-off Date, MINUS all collections credited against the Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

                  "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

                  "Private Certificates":  As defined in Section 5.02(b).

                  "PTCE": A Prohibited Transaction Class Exemption issued by the United States Department of Labor which provides that exemptive relief is available to any party to any transaction which satisfies the conditions of the exemption.

                  "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01, and as confirmed by a certification from a Servicing Officer to the Trustee and the Trust Administrator, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 9.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance by the Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance by the Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.01,
(iii) any unreimbursed Servicing Advances and Advances (including Nonrecoverable Advances and Nonrecoverable Servicing Advances) and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.11(a)(ix) and Section 3.16(b), and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Servicer, the Trustee or the Trust Administrator in respect of the breach or defect giving rise to the purchase obligation.

                  "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) with respect to any Group II Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) with respect to any Group II Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) with respect to any Group II Mortgage Loan, have a Gross Margin equal to the Gross Margin of the Deleted Mortgage Loan, (vi) with respect to any Group II Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan,
(viii) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (ix) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (x) have a risk grading determined by the originator of the Mortgage Loan at least equal to the risk grading assigned on the Deleted Mortgage Loan and (xi) conform to each representation and warranty set forth in Section 6 of the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause
(ix) hereof shall be satisfied as to each such mortgage loan, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xi) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

                  "Rate/Term Refinancing": A Refinanced Mortgage Loan, the proceeds of which are not more than a nominal amount in excess of the existing first mortgage loan and any subordinate mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively (except for such nominal amount) to satisfy the then existing first mortgage loan and any subordinate mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

                  "Rating Agency or Rating Agencies": Fitch and S&P or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee, the Trust Administrator and the Servicer.

                  "Realized Loss": With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan pursuant to

Section 3.11(a)(ix) and Section 3.16(b), minus (iv) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Servicer with respect to such Mortgage Loan pursuant to Section 3.11(a)(iii).

                  With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I-A or REMIC I-B, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the Collection Account in respect of the related Mortgage Loan pursuant to Section 3.11(a)(ix) and Section 3.16(b), minus
(v) the aggregate of all Advances and Servicing Advances (in the case of Servicing Advances, without duplication of amounts netted out of the rental income, Insurance Proceeds and Liquidation Proceeds described in clause (vi) below) made by the Servicer in respect of such REO Property or the related Mortgage Loan for which the Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 3.23 out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (vi) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Distribution Account pursuant to Section 3.23.

                  With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

                  With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

                  "Record Date": With respect to each Distribution Date and any Book-Entry Certificate, the Business Day immediately preceding such Distribution Date. With respect to each Distribution Date and any other Certificates, including any Definitive Certificates, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs except that the Record Date for the first Distribution Date shall be the Closing Date.

                  "Reference Banks": Bankers Trust Company, Barclays' Bank PLC, The Tokyo

Mitsubishi Bank and National Westminster Bank PLC and their successors in interest; provided, however, that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trust Administrator which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Depositor or any Affiliate thereof and (iii) which have been designated as such by the Trust Administrator.

                  "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

                  "Regular Certificate": Any Class A Certificate, Mezzanine Certificate, Class OCF Certificate, Class OCV Certificate, Class PF Certificate or Class PV Certificate.

                  "Regular Interest": A "regular interest" in a REMIC within the meaning of Section 860G(a)(1) of the Code.

                  "Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  "Relief Act Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

                  "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  "REMIC I-A": The segregated pool of assets subject hereto, constituting one of the primary trusts created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of:
(i) such Group I Mortgage Loans and Prepayment Charges related thereto as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof; (ii) any REO Property, together with all collections thereon and proceeds thereof; (iii) the Trustee's rights with respect to the Group I Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof; (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement relating to the Group I Mortgage Loans (including any security interest created thereby); (v) to the extent attributable to the Group I Mortgage Loans, the Collection Account (other than any amounts representing any Servicer Prepayment Charge Payment Amount), the Distribution Account (other than any amounts representing any Servicer Prepayment Charge Payment Amount) and any REO Account, and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, REMIC I-A specifically excludes all payments and other collections of principal and interest due on the Group I Mortgage Loans on or before the Cut-off Date and all Prepayment Charges payable in connection with Principal Prepayments on the Group I Mortgage Loans made before the Cut-off Date.

                  "REMIC I-A Interest Loss Allocation Amount": With respect to any Distribution Date, an amount (subject to adjustment based on the actual number of days elapsed in the respective

Interest Accrual Periods for the indicated Regular Interests for such Distribution Date) equal to (a) the product of (i) the aggregate Stated Principal Balance of the Group I Mortgage Loans and REO Properties then outstanding and (ii) the REMIC I-A Remittance Rate for REMIC I-A Regular Interest IA-LTAA minus the Group I Marker Rate, divided by (b) 12.

                  "REMIC I-A Overcollateralized Amount": With respect to any date of determination, (i) 1% of the aggregate Uncertificated Balances of the REMIC I-A Regular Interests minus (ii) the aggregate of the Uncertificated Balances of the REMIC I-A Regular Interests, in each case as of such date of determination.

                  "REMIC I-A Principal Loss Allocation Amount": With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the Group I Mortgage Loans and REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Balances of the REMIC I-A Regular Interests (other than REMIC I-A Regular Interest IA-LTZZ and REMIC I-A Regular Interest IA-LTPF) and the denominator of which is the aggregate of the Uncertificated Balances of the REMIC I-A Regular Interests (other than REMIC I-A Regular InterestIA-LTAA and REMIC I-A Regular Interest IA- LTPF).

                  "REMIC I-A Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I-A issued hereunder and designated as a "regular interest" in REMIC I-A. Each REMIC I-A Regular Interest shall accrue interest at the related REMIC I-A Remittance Rate in effect from time to time or shall otherwise be entitled to interest as set forth herein, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I-A Regular Interests are set forth in the Preliminary Statement hereto.

                  "REMIC I-A Regular Interest IA-LTAA": One of the separate non-certificated beneficial ownership interests in REMIC I-A issued hereunder and designated as a Regular Interest in REMIC I-A. REMIC I-A Regular Interest IA-LTAA shall accrue interest at the related REMIC I-A Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I-A Regular Interest IA-LTAF1": One of the separate non-certificated beneficial ownership interests in REMIC I-A issued hereunder and designated as a Regular Interest in REMIC I-A. REMIC I-A Regular Interest IA-LTAF1 shall accrue interest at the related REMIC I-A Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I-A Regular Interest IA-LTAF2": One of the separate non-certificated beneficial ownership interests in REMIC I-A issued hereunder and designated as a Regular Interest in REMIC I-A. REMIC I-A Regular Interest IA-LTAF2 shall accrue interest at the related REMIC I-A Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I-A Regular Interest IA-LTAF3": One of the separate non-certificated beneficial ownership interests in REMIC I-A issued hereunder and designated as a Regular Interest in REMIC I-A. REMIC I-A Regular Interest IA-LTAF3 shall accrue interest at the related REMIC I-A Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I-A Regular Interest IA-LTMF1": One of the separate non-certificated beneficial ownership interests in REMIC I-A issued hereunder and designated as a Regular Interest in REMIC I-A. REMIC I-A Regular Interest IA-LTMF1 shall accrue interest at the related REMIC I-A Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I-A Regular Interest IA-LTMF2": One of the separate non-certificated beneficial ownership interests in REMIC I-A issued hereunder and designated as a Regular Interest in REMIC I-A. REMIC I-A Regular Interest IA-LTMF2 shall accrue interest at the related REMIC I-A Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I-A Regular Interest IA-LTMF3": One of the separate non-certificated beneficial ownership interests in REMIC I-A issued hereunder and designated as a Regular Interest in REMIC I-A. REMIC I-A Regular Interest IA-LTMF3 shall accrue interest at the related REMIC I-A Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I-A Regular Interest IA-LTPF": One of the separate non-certificated beneficial ownership interests in REMIC I-A issued hereunder and designated as a Regular Interest in REMIC I-A. REMIC I-A Regular Interest IA-LTPF shall be entitled to any Prepayment Charges collected by the Servicer with respect to the Group I Mortgage Loans and to a distribution of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I-A Regular Interest IA-LTZZ": One of the separate non-certificated beneficial ownership interests in REMIC I-A issued hereunder and designated as a Regular Interest in REMIC I-A. REMIC I-A Regular Interest IA-LTZZ shall accrue interest at the related REMIC I-A Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I-A Remittance Rate": With respect to the REMIC I-A Regular Interests and any Distribution Date, the related Net WAC Pass-Through Rate.

                  "REMIC I-A Required Overcollateralized Amount": 1% of the Required Overcollateralization Amount for the Group I Certificates.

                  "REMIC I-B": The segregated pool of assets subject hereto, constituting one of the primary trusts created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of:
(i) such Group II Mortgage Loans and Prepayment Charges related thereto as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof; (ii) any REO Property, together with all collections thereon and proceeds thereof; (iii) the Trustee's rights with respect to the Group II Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof; (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement relating to the Group II Mortgage Loans (including any security interest created thereby); (v) to the extent attributable to the Group II Mortgage Loans, the Collection Account (other than any amounts representing any Servicer Prepayment Charge Payment Amount), the Distribution Account (other than any amounts representing any Servicer Prepayment Charge Payment Amount) and any REO Account, and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, REMIC I-B specifically excludes all payments and other collections of principal and interest due on the Group II Mortgage Loans on or before the Cut-off Date and all Prepayment Charges payable in connection with Principal Prepayments on the Group II Mortgage Loans made before the Cut-off Date.

                  "REMIC I-B Interest Loss Allocation Amount": With respect to any Distribution Date, an amount (subject to adjustment based on the actual number of days elapsed in the respective Interest Accrual Periods for the indicated Regular Interests for such Distribution Date) equal to (a) the product of (i) the aggregate Stated Principal Balance of the Group II Mortgage Loans and REO Properties then outstanding and (ii) the REMIC I-B Remittance Rate for REMIC I-B Regular Interest IB-LTAA minus the Group II Marker Rate, divided by (b) 12.

                  "REMIC I-B Overcollateralized Amount": With respect to any date of determination, (i) 1% of the aggregate Uncertificated Balances of the REMIC I-B Regular Interests minus (ii) the aggregate of the Uncertificated Balances of the REMIC I-B Regular Interests other than REMIC I-B Regular Interest I-B-LTAA, REMIC I-B Regular Interest I-B-LTZZ and REMIC I-B Regular Interest I-B-PV, in each case as of such date of determination.

                  "REMIC I-B Principal Loss Allocation Amount": With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the Group II Mortgage Loans and REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Balances of the REMIC I-B Regular Interests (other than REMIC I-B Regular Interest IB-LTZZ and REMIC I-B Regular Interest IB-LTPV) and the denominator of which is the aggregate of the Uncertificated Balances of the REMIC I-B Regular Interests (other than REMIC I-B Regular Interest I-B- LTAA and REMIC I-B Regular Interest IB- LTPV).

                  "REMIC I-B Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I-B issued hereunder and designated as a "regular interest" in REMIC I-B. Each REMIC I-B Regular Interest shall accrue interest at the related REMIC I-B Remittance Rate in effect from time to time or shall otherwise be entitled to interest as set forth herein, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I-B Regular Interests are set forth in the Preliminary Statement hereto.

                  "REMIC I-B Regular Interest IB-LTAA": One of the separate non-certificated beneficial ownership interests in REMIC I-B issued hereunder and designated as a Regular Interest in REMIC I-B. REMIC I-B Regular Interest IB-LTAA shall accrue interest at the related REMIC I-B Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I-B Regular Interest IB-LTAV1": One of the separate non-certificated beneficial ownership interests in REMIC I-B issued hereunder and designated as a Regular Interest in REMIC I-B. REMIC I-B Regular Interest IB-LTAV1 shall accrue interest at the related REMIC I-B Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I-B Regular Interest IB-LTMV1": One of the separate non-certificated beneficial ownership interests in REMIC I-B issued hereunder and designated as a Regular Interest in REMIC I-B. REMIC I-B Regular Interest IB-LTMV1 shall accrue interest at the related REMIC I-B Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I-B Regular Interest IB-LTMV2": One of the separate non-certificated beneficial ownership interests in REMIC I-B issued hereunder and designated as a Regular Interest in REMIC I-B. REMIC I-B Regular Interest IB-LTMV2 shall accrue interest at the related REMIC I-B Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I-B Regular Interest IB-LTMV3": One of the separate non-certificated beneficial ownership interests in REMIC I-B issued hereunder and designated as a Regular Interest in REMIC I-B. REMIC I-B Regular Interest IB-LTMV3 shall accrue interest at the related REMIC I-B Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I-B Regular Interest IB-LTMV4": One of the separate non-certificated beneficial ownership interests in REMIC I-B issued hereunder and designated as a Regular Interest in REMIC I-B. REMIC I-B Regular Interest IB-LTMV4 shall accrue interest at the related REMIC I-B Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I-B Regular Interest IB-LTPV": One of the separate non-certificated beneficial ownership interests in REMIC I-B issued hereunder and designated as a Regular Interest in REMIC I-B. REMIC I-B Regular Interest IB-LTPV shall be entitled to any Prepayment Charges collected by the Servicer with respect to the Group II Mortgage Loans and to a distribution of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I-B Regular Interest IB-LTZZ": One of the separate non-certificated beneficial ownership interests in REMIC I-B issued hereunder and designated as a Regular Interest in REMIC I-B. REMIC I-B Regular Interest IB-LTZZ shall accrue interest at the related REMIC I-B Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I-B Remittance Rate": With respect to the REMIC I-B Regular Interests and any Distribution Date, the Net WAC Pass-Through Rate with respect to the Group II Certificates.

                  "REMIC I-B Required Overcollateralized Amount": 1% of the Required Overcollateralization Amount for the Group II Certificates.

                  "REMIC II": The segregated pool of assets consisting of all of the REMIC I-A Regular Interests and the REMIC I-B Regular Interests conveyed in trust to the Trustee, for the benefit of the REMIC II Certificates, pursuant to
Section 2.09, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC II Certificate": Any Regular Certificate or Class R Certificate.

                  "REMIC II Certificateholder": The Holder of any REMIC II Certificate.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  "Remittance Report": A report in form and substance acceptable to the Trust Administrator on an electronic data file or tape prepared by the Servicer pursuant to Section 4.03 with such additions, deletions and modifications as agreed to by the Trust Administrator and the Servicer.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term "rents from real property."

                  "REO Account": The account or accounts maintained, or caused to be maintained, by the Servicer in respect of an REO Property pursuant to
Section 3.23.

                  "REO Disposition": The sale or other disposition of an REO Property on behalf of REMIC I-A or REMIC I-B, as applicable.

                  "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I-A or REMIC I-B, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

                  "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section
9.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23(c) in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section 3.23(d) for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over
(b) the REO Imputed Interest in respect of such REO Property for such calendar month.

                  "REO Property": A Mortgaged Property acquired by the Servicer on behalf of REMIC I-A or REMIC I-B through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

                  "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E-1 or Exhibit E-2 attached hereto.

                  "Required Overcollateralized Amount": With respect to any Distribution Date and the Group I Certificates, (i) prior to the related Stepdown Date, $710,203.78, (ii) on or after the related Stepdown Date provided a related Trigger Event is not in effect, the greater of (x) 1.00% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period and (y) $355,046.51, and (iii) on or after the related Stepdown Date if a related Trigger Event is in effect, the Required Overcollateralized Amount for the immediately preceding Distribution Date. With respect to any Distribution Date and the Group II Certificates, (i) prior to the related Stepdown Date, $885,811.86, (ii) on or after the related Stepdown Date provided a related Trigger Event is not in effect, the greater of (x) 3.50% of the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period and (y) $126,479.56, and (iii) on or after the related Stepdown Date if a related Trigger Event is in effect, the Required Overcollateralized Amount for the immediately preceding Distribution Date

                  "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Trust Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U. S. dollar lending rates which New York City banks selected by the Trust Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one-month U. S. dollar lending rate which New York City banks selected by the Trust Administrator are quoting on such Interest Determination Date to leading European banks.

                  "Residential Dwelling": Any one of the following: (i) an attached, detached or semi- detached one-family dwelling, (ii) an attached, detached or semi-detached two-to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, or (iv) an attached, detached or semi-detached one-family dwelling in a planned unit development, none of which is a co-operative, mobile or manufactured home (as defined in 42 United States Code, Section 5402(6)).

                  "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

                  "Responsible Officer": When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "S&P": Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or its successor in interest.

                  "Seller": Salomon Brothers Realty Corp. or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

                  "Senior Interest Distribution Amount": With respect to any Distribution Date and Loan Group, an amount equal to the sum of (i) the Interest Distribution Amount for such Distribution Date for the related Class A Certificates and (ii) the Interest Carry Forward Amount, if any, for such Distribution Date for the related Class A Certificates.

                  "Servicer": Litton Loan Servicing LP or any successor servicer appointed as herein provided, in its capacity as Servicer hereunder.

                  "Servicer Event of Default": One or more of the events described in Section 7.01.

                  "Servicer Prepayment Charge Payment Amount": The amounts payable by the Servicer in respect of any waived Prepayment Charges pursuant to
Section 3.01.

                  "Servicer Remittance Date": With respect to any Distribution Date, by 3:00 p.m. New York time on the Business Day preceding the related Distribution Date.

                  "Servicer Termination Trigger": Either (i) the Delinquency Percentage for both Loan Groups (excluding for purposes of this test, any Mortgage Loans that are current and under a forbearance plan) equals or exceeds 20% with respect to such Distribution Date or (ii) the Cumulative Realized Losses incurred since the Cut-off Date through the last day of the related Due Period exceeds the applicable percentages set forth below with respect to such Distribution Date:



      DISTRIBUTION DATE OCCURRING IN                    PERCENTAGE
-------------------------------------------------------------------------------
October 2001 through September 2005                       3.00%
October 2005 through September 2006                       3.75%
October 2006 through September 2007                       4.25%
October 2007 and thereafter                               4.75%

                  "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

                  "Servicing Advances": The reasonable "out-of-pocket" costs and expenses incurred by the Servicer in connection with a default, delinquency or other unanticipated event by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including but not limited to foreclosures, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property and (iv) the performance of its obligations under Section 3.01, Section 3.09, Section 3.14,
Section 3.16 and Section 3.23. The Servicer shall not be required to make any Nonrecoverable Servicing Advances.

                  "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to the Servicing Fee Rate accrued for one month (or in the event of any payment of interest which accompanies a Principal Prepayment in full or in part made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month, calculated on the basis of a 360-day year consisting of twelve 30-day months. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

                  "Servicing Fee Rate": 0.50% per annum.

                  "Servicing Officer": Any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of Servicing Officers furnished by the Servicer to the Trust Administrator, the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

                  "Servicing Rights Pledgee": One or more lenders, selected by the Servicer, to which the Servicer will pledge and assign all of its right, title and interest in, to and under this Agreement, including First Union National Bank, as the representative of certain lenders.

                  "Simple Interest Excess": As of any Distribution Date for each Simple Interest Qualifying Loan, the excess, if any, of (i) the portion of the monthly payment received from the Mortgagor for such Mortgage Loan allocable to interest with respect to the related Due Period, over (ii) 30 days' interest on the Stated Principal Balance of such Mortgage Loan at the Mortgage Rate.

                  "Simple Interest Excess Sub-Account": The sub-account of the Collection Account established by the Servicer pursuant to Section 3.10. The Simple Interest Excess Sub-Account shall be an Eligible Account.

                  "Simple Interest Method": The method of allocating a payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and divided by either 360 or 365, as specified in the related Mortgage Note, and the remainder of such payment is allocated to principal.

                  "Simple Interest Mortgage Loan": Any Mortgage Loan under which the portion of a payment allocable to interest and the portion of such payment allocable to principal is determined in accordance with the Simple Interest Method.

                  "Simple Interest Qualifying Loan": As of any Determination Date, any Simple Interest Mortgage Loan that was neither prepaid in full during the related Due Period, nor delinquent with respect to a payment that became due during the related Due Period as of the close of business on the Determination Date following such Due Period.

                  "Simple Interest Shortfall": As of any Distribution Date for each Simple Interest Qualifying Loan, the excess, if any, of (i) 30 days' interest on the Stated Principal Balance of all such Mortgage Loans at the Mortgage Rate, over (ii) the portion of the monthly payment received from the Mortgagor for such Mortgage Loan allocable to interest with respect to the related Due Period.

                  "Single Certificate": With respect to any Class of Certificates (other than the Class PF Certificates, the Class PV Certificates and the Class R Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance of $1,000. With respect to the Class PF Certificates, the Class PV Certificates and the Class R Certificates, a hypothetical Certificate of such Class evidencing a 100% Percentage Interest in such Class.

                  "Special Servicing Fee": With respect to each Mortgage Loan (except any second lien Mortgage Loan) that is delinquent 90 or more days, $150 per month payable until the earlier of (i) 18 consecutive months and (ii) the delinquency status of such Mortgage Loan has been reduced to less than 90 days.

                  'Startup Day": With respect to each of REMIC I-A, REMIC I-B and REMIC II, the day designated as such pursuant to Section 10.01(b) hereof.

                  "Stated Principal Balance": With respect to any Mortgage Loan:
(a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the Principal Balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of
(i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut- off Date, to the extent received from the Mortgagor and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Servicer as recoveries of principal in accordance with the provisions of Section 3.16, to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Prepayment Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of REMIC I-A or REMIC I-B, minus the sum of (i) if such REO Property was acquired before the Distribution Date in any calendar month, the principal portion of the Monthly Payment due on the Due Date in the calendar month of acquisition, to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (ii) the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

                  "Stayed Funds": If the Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of a Remittance (as defined in Section 7.02(b)) is prohibited by Section 362 of the federal Bankruptcy Code, funds that are in the custody of the Servicer, a trustee in bankruptcy or a federal bankruptcy court and should have been the subject of such Remittance absent such prohibition.

                  "Stepdown Date": With respect to the Group I Certificates, the earlier to occur of (i) the Distribution Date on which the Certificate Principal Balance of the Class AF Certificates has been reduced to zero and (ii) the later to occur of (a) the Distribution Date occurring in November 2004 and (ii) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Group I Mortgage Loans but prior to any distribution of the Group I Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date) is equal to or greater than 21.00%. With respect to the Group II Certificates, the earlier to occur of (i) the Distribution Date on which the Certificate Principal Balance of the Class AV-1 Certificates has been reduced to zero and (ii) the later to occur of (a) the Distribution Date occurring in November 2004 and (ii) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Group II Mortgage Loans but prior to any distribution of the Group II Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date) is equal to or greater than 40.00%.

                  "Sub-Servicer": Any Person with which the Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

                  "Sub-Servicing Agreement": The written contract between the Servicer and a Sub- Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

                  "Substitution Shortfall Amount": As defined in Section
2.03(b).

                  "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U. S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to the classification of portions thereof as REMICs under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                  "Telerate Page 3750": The display designated as page "3750" on the Dow Jones Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

                  "Termination Price": As defined in Section 9.01.

                  "Terminator": As defined in Section 9.01.

                  "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

                  "Trigger Event": With respect to the Group I Certificates or the Group II Certificates, a Trigger Event has occurred with respect to a Distribution Date if the Delinquency Percentage for the related Loan Group exceeds 15.00%.

                  "Trust Administrator": Citibank, N.A., a national banking association, or its successor in interest, or any successor trust administrator appointed as herein provided.

                  "Trust Fund": Collectively, all of the assets of REMIC I-A, REMIC I-B and REMIC II, and the other assets conveyed by the Depositor to the Trustee pursuant to Section 2.01.

                  "Trust REMIC":  Any of REMIC I-A, REMIC I-B or REMIC II.

                  "Trustee": U. S. Bank National Association, a national banking association, or its successor in interest, or any successor trustee appointed as herein provided.

                  "Uncertificated Balance": The amount of any REMIC I-A Regular Interest or REMIC I-B Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC I-A Regular Interest and each REMIC I-B Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Balance of each REMIC I-A Regular Interest and each REMIC I-B Regular Interest shall be reduced by all distributions of principal made on such REMIC I-A Regular Interest or such REMIC I-B Regular Interest, as applicable, on such Distribution Date pursuant to
Section 4.01 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in
Section 4.04. The Uncertificated Balances of REMIC I-A Regular Interest IA-LTZZ and REMIC I-B Regular Interest IB-LTZZ shall be increased by interest deferrals as provided in Section 4.01(a)(1)(A)(I)(i) and Section 4.01(a)(1)(A)(II)(i), respectively. The Uncertificated Balance of each REMIC I-A Regular Interest and each REMIC I-B Regular Interest shall never be less than zero.

                  "Uncertificated Interest": With respect to any REMIC I-A Regular Interest for any Distribution Date, one month's interest at the REMIC I-A Remittance Rate applicable to such REMIC I-A Regular Interest for such Distribution Date, accrued on the Uncertificated Balance thereof immediately prior to such Distribution Date. With respect to any REMIC I-A Regular Interest for any Distribution Date, one month's interest at the REMIC I-A Remittance Rate applicable to such REMIC I-A Regular Interest for such Distribution Date, accrued on the Uncertificated Balance thereof immediately prior to such Distribution Date. Uncertificated Interest in respect of any REMIC I-A Regular Interest or REMIC I-B Regular Interest, shall accrue on the basis of a 360-day year consisting of twelve 30-day months. Uncertificated Interest with respect to each Distribution Date, as to any REMIC I-A Regular Interest or REMIC I-B Regular Interest, shall be reduced by an amount equal to the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 3.24 and (b) the aggregate amount of any Relief Act Interest Shortfall, if any allocated, in each case, to such REMIC I-A Regular Interest or REMIC I-B Regular Interest pursuant to Section 1.02. In addition, Uncertificated Interest with respect to each Distribution Date, as to any REMIC I-A Regular Interest or REMIC I-B Regular Interest shall be reduced by Realized Losses, if any, allocated to such REMIC I-A Regular Interest or REMIC I-B Regular Interest pursuant to Section 1.02 and
Section 4.04.

                  "Underwriters' Exemption": An individual exemption issued by the United States Department of Labor, Prohibited Transaction Exemption 91-23 (56 Fed. Reg. 15936, April 19, 1991), as amended, to Salomon Smith Barney Inc. (formerly known as Smith Barney Inc.), for specific offerings in which Salomon Smith Barney Inc. or any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Salomon Smith Barney Inc. is an underwriter, placement agent or a manager or co-manager of the underwriting syndicate or selling group where the trust and the offered certificates meet specified conditions. The Underwriters' Exemption, as amended, provides a partial exemption for transactions involving certificates representing a beneficial interest in a trust and entitling the holder to pass-through payments of principal, interest and/or other payments with respect to the trust's assets.

                  "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

                  "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or, District of Columbia (except, in the case of a partnership, to the extent provided in regulations) provided that, for purposes solely of the restrictions on the transfer of Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. The term "United States" shall have the meaning set forth in Section 7701 of the Code.

                  "Value": With respect to any Mortgaged Property, the value thereof as determined by an independent appraisal made at the time of the origination of the related Mortgage Loan or the sale price, if the appraisal is not available; except that, with respect to any Mortgage Loan that is a purchase money mortgage loan, the lesser of (i) the value thereof as determined by an independent appraisal made at the time of the origination of such Mortgage Loan, if any, and (ii) the sales price of the related Mortgaged Property.

                  "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. With respect to any date of determination, 98% of all Voting Rights will be allocated among the holders of the Class A Certificates, the Mezzanine Certificates, the Class OCF Certificates and the Class OCV Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, 1/2 of 1% of all Voting Rights will be allocated to the holders of the Class PF Certificates, 1/2 of 1% of all Voting Rights will be allocated to the holders of the Class PV Certificates and 1% of all Voting Rights will be allocated among the holders of the Class R Certificates. The Voting Rights allocated to each Class of Certificate shall be allocated among Holders of each such Class in accordance with their respective Percentage Interests as of the most recent Record Date.

                  SECTION 1.02.             Allocation of Certain Interest
                                            Shortfalls.

                  For purposes of calculating the amount of Accrued Certificate Interest and the amount of the Interest Distribution Amount for the Class AF Certificates, the Group I Mezzanine Certificates and the Class OCF Certificates for any Distribution Date, (1) the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 3.24) and any Relief Act Interest Shortfall incurred in respect of the Group I Mortgage Loans for any Distribution Date shall be allocated first, among the Class OCF Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass- Through Rate on the respective Notional Amount of each such Certificate and, thereafter, among the Class AF Certificates and the Group I Mezzanine Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate and (2) the aggregate amount of any Realized Losses incurred for any Distribution Date shall be allocated among the Class OCF Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Notional Amount of each such Certificate.

                  For purposes of calculating the amount of Accrued Certificate Interest and the amount of the Interest Distribution Amount for the Class AV-1 Certificates, the Group II Mezzanine Certificates and the Class OCV Certificates for any Distribution Date, (1) the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 3.24) and any Relief Act Interest Shortfall incurred in respect of the Group II Mortgage Loans for any Distribution Date shall be allocated first, among the Class OCV Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass- Through Rate on the respective Notional Amount of each such Certificate and, thereafter, among the Class AV-1 Certificates and the Group II Mezzanine Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate and (2) the aggregate amount of any Realized Losses and Net WAC Rate Carryover Amounts incurred for any Distribution Date shall be allocated among the Class OCV Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Notional Amount of each such Certificate.

                  For purposes of calculating the amount of Uncertificated Interest for the REMIC I-A Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 3.24) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Interest payable to REMIC I-A Regular Interest IA-LTAA and REMIC I-A Regular Interest IA-LTZZ up to an aggregate amount equal to the REMIC I-A Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC I-A Regular Interest IA-LTAA, REMIC I-A Regular Interest IA-LTAF1, REMIC I-A Regular Interest IA-LTAF2, REMIC I-A Regular Interest IA-LTAF3, REMIC I-A Regular Interest IA-LTMF1, REMIC I-A Regular Interest IA-LTMF2, REMIC I-A Regular Interest IA-LTMF3 and REMIC I-A Regular Interest IA-LTZZ PRO RATA based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Uncertificated Balance of each such REMIC I-A Regular Interest.

                  For purposes of calculating the amount of Uncertificated Interest for the REMIC I-B Regular Interests and REMIC I-B Regular Interest IB-LTZZ for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 3.24) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Interest payable to REMIC I-B Regular Interest IB-LTAA and REMIC I-B Regular Interest IB-LTZZ up to an aggregate amount equal to the REMIC I-B Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC I-B Regular Interest IB-LTAA, REMIC I-B Regular Interest IB-LTAV1, REMIC I-B Regular Interest IB-LTMV1, REMIC I-B Regular Interest IB-LTMV2, REMIC I-B Regular Interest IB-LTMV3, REMIC I-B Regular Interest IB-LTMV4 and REMIC I-B Regular Interest IB-LTZZ PRO RATA based on, and to the extent of, one month's interest at the then applicable respective Pass- Through Rate on the respective Uncertificated Balance of each such REMIC I-B Regular Interest.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                  SECTION 2.01.             Conveyance of the Mortgage Loans.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse, for the benefit of the Certificateholders, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement, and all other assets included or to be included in REMIC I-A and REMIC I-B. Such assignment includes all interest and principal received by the Depositor or the Servicer on or with respect to the Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off Date). The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

                  In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Trustee, the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (a "Mortgage File"):

                  (i) the original Mortgage Note, endorsed in blank or in the following form: "Pay to the order of U. S. Bank National Association, as Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

                  (ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

                  (iii) an original Assignment in blank;

                  (iv) the original recorded Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii);

                  (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

                  (vi) the original lender's title insurance policy (except with respect to any Mortgage Loan originated with a Principal Balance of $150,000 or less), together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien or second lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

                  The Trustee, at the expense of the Seller, shall promptly (within sixty Business Days following the later of the Closing Date and the date of receipt by the Trustee of the recording information for a Mortgage, but in no event later than ninety days following the Closing Date) submit or cause to be submitted for recording, at no expense to the Trust Fund, the Trustee, the Trust Administrator, the Servicer or the Depositor, in the appropriate public office for real property records, each Assignment referred to in Sections 2.01(iii) and
(iv) above and the Depositor shall execute each original Assignment in the following form: "U. S. Bank National Association, as Trustee under the applicable agreement." In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded. If the Seller is unable to pay the cost of recording the Assignments, such expense will be paid by the Trust Administrator and shall be reimbursable to the Trust Administrator as an Extraordinary Trust Fund Expense.

                  With respect to a maximum of approximately 2.0% of the Original Mortgage Loans, by outstanding principal balance of the Original Mortgage Loans as of the Cut-off Date, if any original Mortgage Note referred to in Section 2.01(i) above cannot be located, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee of a photocopy of such Mortgage Note, if available, with a lost note affidavit substantially in the form of Exhibit I attached hereto. If any of the original Mortgage Notes for which a lost note affidavit was delivered to the Trustee is subsequently located, such original Mortgage Note shall be delivered to the Trustee within three Business Days. If any of the documents referred to in Sections 2.01(ii), (iii) or (iv) above has, as of the Closing Date, been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee of a copy of each such document certified by the Seller in the case of
(x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and
(2) if such copy is certified by the Seller, delivery to the Trustee promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. Notice shall be provided to the Trustee, the Trust Administrator and the Rating Agencies by the Seller if delivery pursuant to clause (2) above will be made more than 180 days after the Closing Date. If the original lender's title insurance policy was not delivered pursuant to Section 2.01(vi) above, the Depositor shall deliver or cause to be delivered to the Trustee, promptly after receipt thereof, the original lender's title insurance policy. The Depositor shall deliver or cause to be delivered to the Trustee promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

                  All original documents relating to the Mortgage Loans that are not delivered to the Trustee are and shall be held by the Seller, the Depositor or the Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee. Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Servicer.

                  The Depositor herewith delivers to the Trustee and the Trust Administrator an executed copy of the Mortgage Loan Purchase Agreement.

                  SECTION 2.02.             Acceptance of REMIC I-A and REMIC
                                            I-B by Trustee.

                  The Trustee, acknowledges receipt, subject to the provisions of Section 2.01 and subject to any exceptions noted on the exception report described in the next paragraph below, the documents referred to in Section 2.01 (other than such documents described in Section 2.01(v)) above and all other assets included in the definition of "REMIC I-A" and "REMIC I-B" under clauses
(i), (iii), (iv) and (v) (to the extent of amounts attributable thereto deposited into the Distribution Account) and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "REMIC I-A" and "REMIC I-B" in trust for the exclusive use and benefit of all present and future Certificateholders.

                  The Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File on or before the Closing Date and to certify in substantially the form attached hereto as Exhibit C-1 that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(v)) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i) through (iii), (vi),
(x)(A), (xi), (xii), (xv), (xvii), (xviii), (xx) through (xxiii) and (xxv) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee was under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (v) of
Section 2.01.

                  Prior to the first anniversary date of this Agreement, the Trustee shall deliver to the Depositor, the Servicer and the Trust Administrator a final certification in the form annexed hereto as Exhibit C-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon, and the Servicer shall forward a copy thereof to any Sub-Servicer.

                  If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify the Depositor, the Servicer and the Trust

Administrator. In addition, upon the discovery by the Depositor, the Servicer, the Trust Administrator or the Trustee of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

                  The Trustee shall, at the written request and expense of any Certificateholder, provide a written report to such Certificateholder of all Mortgage Files released to the Servicer for servicing purposes.

                  SECTION 2.03. Repurchase or Substitution of Mortgage Loans by the Seller.

                  (a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan that materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Seller, the Servicer and the Trustee of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 60 days from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Servicer, in accordance with Section 3.02(b), shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to repurchase such Mortgage Loan from REMIC I-A or REMIC I-B, as applicable, at the Purchase Price within 90 days after the date on which the Seller was notified (subject to Section 2.03(c)) of such missing document, defect or breach, if and to the extent that the Seller is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account and the Trustee, upon receipt of written certification from the Servicer of such deposit, shall release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto. Neither the Trustee nor the Trust Administrator shall have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Seller may cause such Mortgage Loan to be removed from REMIC I-A or REMIC I-B (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(b). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee and the Certificateholders.

                  (b) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the date which is two years after the Startup Day for REMIC I-A and REMIC I-B.

                  As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents as specified in Section 2.02 and deliver to the Depositor, the Servicer and the Trust Administrator, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit C-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Depositor, the Servicer and the Trust Administrator a certification substantially in the form of Exhibit C-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of REMIC I-A or REMIC I-B, as applicable, and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Depositor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee and the Trust Administrator. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement, including, all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement.

                  For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Stated Principal Balance thereof as of the date of substitution, together with one month's interest on such Stated Principal Balance at the applicable Net Mortgage Rate, plus all outstanding Advances and Servicing Advances (including Nonrecoverable Advances and Nonrecoverable Servicing Advances) related thereto. On the date of such substitution, the Seller will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Servicer of such deposit, shall release to the Seller the related Mortgage File or Files and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

                  In addition, the Seller shall obtain at its own expense and deliver to the Trust

Administrator and the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any Trust REMIC, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or (b) any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (c) Upon discovery by the Depositor, the Seller, the Servicer, the Trustee or the Trust Administrator that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller shall repurchase or, subject to the limitations set forth in Section 2.03(b), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a). The Trustee and the Trust Administrator shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

                  SECTION 2.04.             Reserved.

                  SECTION 2.05. Representations, Warranties and Covenants of the Servicer.

                  The Servicer hereby represents, warrants and covenants to the Trust Administrator and the Trustee, for the benefit of each of the Trustee, the Trust Administrator, the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

                  (i) The Servicer is a limited partnership duly formed, validly existing and in good standing as a limited partnership under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

                  (ii) The Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Depositor, the Trust Administrator and the Trustee, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

                  (iii) The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation by the Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a breach of any term or provision of the limited partnership agreement of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Servicer to perform its obligations under this Agreement, (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole or (z) the legality, validity or enforceability of this Agreement;

                  (iv) The Servicer is a HUD approved mortgagee pursuant to
         Section 203 and Section 211 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, that would make the Servicer unable to comply with HUD eligibility requirements or that would require notification to HUD;

                  (v) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

                  (vi) No litigation is pending against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                  (vii) There are no actions or proceedings against, or investigations known to it of, the Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement;

                  (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date; and

                  (ix) The Servicer does and will continue to accurately report its borrower credit files for each Mortgage Loan to the three major credit bureaus in existence as of the Closing

         Date in a timely manner.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trust Administrator, the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Servicer, the Trust Administrator or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Trust Administrator and the Trustee. Subject to Section 7.01, unless such breach shall not be susceptible of cure within 90 days, the obligation of the Servicer set forth in
Section 2.03(c) to cure breaches shall constitute the sole remedy against the Servicer available to the Certificateholders, the Depositor or the Trust Administrator and the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this
Section 2.05. The foregoing shall not, however, limit any remedies available to the Certificateholders, the Depositor, the Trust Administrator or the Trustee on behalf of the Certificateholders, pursuant to the Mortgage Loan Purchase Agreement, respecting a breach of the representations, warranties and covenants of the Seller contained in the Mortgage Loan Purchase Agreement.

                  SECTION 2.06.             Issuance of the REMIC I-A
                                            Regular Interests, REMIC I-B Regular
                                            Interests and the Class R-I
                                            Interest.

                  The Trustee acknowledges the assignment to it of the Group I Mortgage Loans and the delivery to it (or the Trust Administrator on its behalf) of the Group I Mortgage Files, subject to the provisions of Section 2.01 and
Section 2.02, together with the assignment to it of all other assets included in REMIC I-A, the receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trust Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates (in respect of the Class R-IA Interest) in authorized denominations. The interests evidenced by the Class R-IA Interest, together with the REMIC I-A Regular Interests, constitute the entire beneficial ownership interest in REMIC I-A. The rights of the Class R-IA Interest and REMIC II (as holder of the REMIC I-A Regular Interest) to receive distributions from the proceeds of REMIC I-A in respect of the Class R-IA Interest and the REMIC I-A Regular Interests, and all ownership interests evidenced or constituted by the Class R-IA Interest and the REMIC I-A Regular Interests, shall be as set forth in this Agreement.

                  The Trustee acknowledges the assignment to it of the Group II Mortgage Loans and the delivery to it (or the Trust Administrator on its behalf) of the Group II Mortgage Files, subject to the provisions of Section 2.01 and
Section 2.02, together with the assignment to it of all other assets included in REMIC I-B, the receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trust Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates (in respect of the Class R-IB Interest) in authorized denominations. The interests evidenced by the Class R-IB Interest, together


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



with the REMIC I-B Regular Interests, constitute the entire beneficial ownership interest in REMIC I-B. The rights of the Class R-IB Interest and REMIC II (as holder of the REMIC I-B Regular Interest) to receive distributions from the proceeds of REMIC I-B in respect of the Class R-IB Interest and the REMIC I-B Regular Interests, and all ownership interests evidenced or constituted by the Class R-IB Interest and the REMIC I-B Regular Interests, shall be as set forth in this Agreement.

                  SECTION 2.07.             Conveyance of the REMIC I-A
                                            Regular Interests and the REMIC I-B
                                            Regular Interests; Acceptance of
                                            REMIC II by the Trustee.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the REMIC I-A Regular Interests and the REMIC I-B Regular Interests for the benefit of the Class R-II Interest and REMIC II (as holder of the REMIC I-A Regular Interests and the REMIC I-B Regular Interests). The Trustee acknowledges receipt of the REMIC I-A Regular Interests and the REMIC I-B Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Class R-II Interest and REMIC II (as holder of the REMIC I-A Regular Interests and the REMIC I-B Regular Interests). The rights of the Class R-II Interest and REMIC II (as holder of the REMIC I-A Regular Interests and the REMIC I-B Regular Interests) to receive distributions from the proceeds of REMIC II in respect of the Class R-II Interest and REMIC II Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-II Interest and the REMIC II Regular Interests, shall be as set forth in this Agreement.

                  SECTION 2.08.             Issuance of Class R-II Certificates.

                  The Trustee acknowledges the assignment to it of the REMIC Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trust Administrator has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations.



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



                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

                  SECTION 3.01.             Servicer to Act as Servicer.

                  The Servicer shall service and administer the Mortgage Loans on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                  (i) any relationship that the Servicer or any Affiliate of the Servicer may have with the related Mortgagor;

                  (ii) the ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

                  (iii) the Servicer's obligation to make Advances or Servicing Advances; or

                  (iv) the Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

                  To the extent consistent with the foregoing, the Servicer shall also seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer in its own name is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment, to execute and deliver, on behalf of the Trust, the Certificateholders and the Trustee or any of them, and upon notice to the Trustee and the Trust Administrator, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee, for the benefit of the Trust and the Certificateholders. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer any special or limited powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and


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



administrative duties hereunder and the Trustee shall not be liable for the actions of the Servicer under such powers of attorney.

                  In accordance with the standards of the preceding paragraph, the Servicer shall make or cause to be made Servicing Advances as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11; provided, however, the Servicer shall only make such Servicing Advance if the Mortgagor has made such payment as set forth in Section 3.09 or if the Mortgagor has not made such payment, if the failure to make such Servicing Advance would affect the lien position of the Mortgage Loan. Any cost incurred by the Servicer in effecting the payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating the Stated Principal Balance of a Mortgage Loan or distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

                  Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.03) and the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) or any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any of the Trust REMICs created hereunder to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

                  Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment in full of a Mortgage Loan, the Servicer may not waive any Prepayment Charge or portion thereof required by the terms of the related Mortgage Note unless (i) the Servicer determines that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Charge, or (ii)(A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or
(B) the enforceability is otherwise limited or prohibited by applicable law.

                  In the event of a Principal Prepayment in full with respect to any Mortgage Loan, the Servicer shall deliver to the Trust Administrator a certification of a Servicing Officer substantially in the form of Exhibit J no later than the third Business Day following the immediately succeeding Determination Date with a copy to the Class OCF Certificateholder (in the case of a Group I Mortgage Loan) or to the Class OCV Certificateholder (in the case of a Group II Mortgage Loan).

                  Promptly upon the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of the covenant of the Servicer set forth above which materially and adversely


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



affects the interests of the Holders of the Class PF Certificates (in the case of a Group I Mortgage Loan) or the Class PV Certificates (in the case of a Group II Mortgage Loan) in any Prepayment Charge, the Servicer shall promptly pay the amount of such waived Prepayment Charge (or such portion thereof as had been waived), for the benefit of the holders of the Class PF Certificates or the Class PV Certificates, as applicable, by depositing such amount into the Collection Account for distribution in accordance with the terms of this Agreement. The foregoing shall not, however, limit any remedies available to the Certificateholders, the Depositor or the Trust Administrator on behalf of the Trust and for the benefit of the Certificateholders, pursuant to the Mortgage Loan Purchase Agreement, respecting a breach of the representations, warranties and covenants of the Seller contained in the Mortgage Loan Purchase Agreement.

                  With respect to each Mortgage Loan which is the subject of a Principal Prepayment in full, which prepayment is not accompanied by the payment of a Prepayment Charge, the Trust Administrator shall verify that such Mortgage Loan was identified on the Mortgage Loan Schedule as not being subject to a Prepayment Charge.

                  The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

                  As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee, the Trust Administrator and the Certificateholders, shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement, including, without limitation, any obligation of the Seller to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section 2.03(a).

                  SECTION 3.02. Sub-Servicing Agreements Between Servicer and Sub-Servicers.

                  The Servicer may arrange for the subservicing of any Mortgage Loan by a Sub- Servicer pursuant to a Sub-Servicing Agreement; provided that such sub-servicing arrangement and the terms of the related Sub-Servicing Agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder. Notwithstanding the provisions of any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or a Sub-Servicer or reference to actions taken through a Servicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trust, the Trustee, the Trust Administrator and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. Every Sub-Servicing Agreement entered into by the Servicer shall contain a provision giving the successor Servicer the option to terminate such agreement in the event a successor Servicer is appointed. All actions of each Sub-Servicer performed pursuant to the related Sub-Servicing Agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer.

                  For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a Sub- Servicer regardless of whether such payments are remitted by the Sub-Servicer to the Servicer.

                  SECTION 3.03.             Successor Sub-Servicers.

                  The Servicer shall be entitled to terminate any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement and to either itself directly service the related Mortgage Loans or enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02. Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Trust Administrator or the Trustee (if the Trust Administrator or the Trustee is acting as Servicer) without fee, in accordance with the terms of this Agreement, in the event that the Servicer (or the Trust Administrator or the Trustee, if it is then acting as Servicer) shall, for any reason, no longer be the Servicer (including termination due to a Servicer Event of Default).

                  SECTION 3.04. No Contractual Relationship Between Sub-Servicer, Trust Administrator,
                                            Trustee or the Certificateholders.

                  Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone and the Trust Administrator, the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer except as set forth in Section 3.05.

                  SECTION 3.05. Assumption or Termination of Sub-Servicing Agreement by Trust Administrator.

                  In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Servicer hereunder by the Trust Administrator pursuant to Section 7.02 or another successor Servicer, it is understood and agreed that the Servicer's rights and obligations under any Sub-Servicing Agreement then in force between the Servicer and a Sub-Servicer shall be assumed simultaneously by the Trust Administrator or another successor Servicer without act or deed on the part of the Trust Administrator; provided, however, that the Trust Administrator or any other successor Servicer may terminate the Sub-Servicer.

                  The Servicer shall, upon the reasonable request of the Trust Administrator, but at the expense of the Servicer, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

                  SECTION 3.06.             [Reserved].

                  SECTION 3.07.             Collection of Certain Mortgage Loan
                                            Payments.



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



                  The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, penalty interest or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to this clause shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section
3.01 may waive, modify or vary any term of such Mortgage Loan (including modifications that change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a "Short Pay-off"), or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor if in the Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action).

                  SECTION 3.08.             [Reserved].

                  SECTION 3.09. Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

                  The Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, fire, flood, and hazard insurance premiums, and comparable items for the account of the Mortgagors ("Escrow Payments") shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Servicer shall deposit in the Servicing Accounts on a daily basis and in no event later than the second Business Day after receipt, and retain therein, all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect timely payment of taxes, assessments, fire, flood, and hazard insurance premiums, and comparable items;
(ii) reimburse the Servicer out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section
3.14 (with respect to fire, flood and hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of the Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article IX. As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. Notwithstanding the foregoing, the Servicer shall not be obligated to collect Escrow Payments if the related Mortgage Loan does not require such payments but the Servicer shall


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



nevertheless be obligated to make Servicing Advances as provided in Section
3.01. In the event the Servicer shall deposit in the Servicing Accounts any amount not required to be deposited therein, it may at any time withdraw such amount from the Servicing Accounts, any provision to the contrary notwithstanding.

                  SECTION 3.10. Collection Account, Distribution Account and Initial Deposit
                                            Accounts.

                  (a) On behalf of the Trust Fund, the Servicer shall establish and maintain one or more accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee, the Trust Administrator and the Certificateholders. On behalf of the Trust Fund, the Servicer shall deposit or cause to be deposited in the Collection Account on a daily basis and in no event later than two Business Days after receipt, as and when received or as otherwise required hereunder, the following payments and collections received or made by it on or subsequent to the Cut-off Date:

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                  (ii) all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

                  (iii) all Insurance Proceeds and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid by the Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01);

                  (iv) any amounts required to be deposited pursuant to Section
         3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                  (v) any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

                  (vi) any Purchase Price or Substitution Shortfall Amount delivered to the Servicer and all proceeds (net of amounts payable or reimbursable to the Servicer) of Mortgage Loans purchased in accordance with Section 9.01; and

                  (vii) any Prepayment Charges or amounts required to be deposited by the Servicer in connection with a breach of its obligations under Section 3.01 with respect to the waiver of Prepayment Charges.

                  The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees or other similar fees need not be deposited by the Servicer in the Collection Account. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  No later than the Closing Date, the Servicer shall establish and maintain a sub-account of the Collection Account titled "Litton Loan Servicing LP, as Servicer for U. S. Bank National Association, as Trustee, in trust for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Salomon Home Equity Loan Trust, Series 2001-1, Asset Backed Pass-Through Certificates, Simple Interest Excess Sub-Account." The Servicer shall, on each Determination Date transfer from the Collection Account to the Simple Interest Excess Sub-Account all Net Simple Interest Excess, if any, and shall maintain a record of all such deposits. The Servicer shall withdraw amounts on deposit in the Simple Interest Excess Sub-Account on each Determination Date for remittance to the Trust Administrator in an amount equal to the lesser of (i) the amount on deposit therein, and (ii) the Net Simple Interest Shortfall for such Distribution Date.

                  Amounts on deposit in the Simple Interest Excess Sub-Account may be invested in Permitted Investments. All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Simple Interest Excess Sub-Account shall be for the benefit of the Servicer as servicing compensation and shall be retained by it. The amount of any losses in the Simple Interest Excess Sub-Account shall promptly be deposited by the Servicer in such Simple Interest Excess Sub-Account.

                  (b) On behalf of the Trust Fund, the Trust Administrator, as agent for the Trustee, shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Trustee, the Trust and the Certificateholders. On behalf of the Trust Fund, the Servicer shall deliver to the Trust Administrator in immediately available funds for deposit in the Distribution Account on or before 3:00 p.m. New York time (i) on the Servicer Remittance Date, that portion of the Group I Available Distribution Amount and the Group II Available Distribution Amount (calculated without regard to the references in clause (2) of the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account and the amount of all Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans (including the amount of any payment by the Servicer in respect of a waived Prepayment Charge, other than as permitted in Section 3.01) then on deposit in the Collection Account and the amount of any funds reimbursable to an Advancing Person pursuant to Section 3.28, and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause
(ii) of the definition of "Eligible Account." If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account," the Servicer shall, on or before 5:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Servicer, the Trustee, the Trust Administrator or the Seller pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

                  (c) Funds in the Collection Account and the Distribution Account may be


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



invested in Permitted Investments in accordance with the provisions set forth in
Section 3.12. The Servicer shall give notice to the Trustee and the Trust Administrator of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trust Administrator shall give notice to the Servicer, the Trustee and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

                  (d) Funds held in the Collection Account at any time may be delivered by the Servicer in immediately available funds to the Trust Administrator for deposit in the Distribution Account. In the event the Servicer shall deliver to the Trust Administrator for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trust Administrator withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In no event shall the Trust Administrator incur liability as a result of withdrawals from the Distribution Account at the direction of the Servicer in accordance with the immediately preceding sentence. In addition, the Servicer shall deliver to the Trust Administrator from time to time for deposit in the Distribution Account the amounts set forth in clauses (i) through (vi) below:

                  (i) any Advances, as required pursuant to Section 4.03;

                  (ii) any amounts required to be deposited pursuant to Section 3.23(d) or 3.23(f) in connection with any REO Property;

                  (iii) any amounts to be paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01;

                  (iv) any amounts required to be deposited pursuant to Section
         3.24 in connection with any Prepayment Interest Shortfalls;

                  (v) any amounts from the Simple Interest Excess Sub-Account;
         and

                  (vi) any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters.

                  (e) Promptly upon receipt of any Stayed Funds, whether from the Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Trust Administrator shall notify the Servicer of such receipt and deposit such funds in the Distribution Account, subject to withdrawal thereof as permitted hereunder. In addition, the Servicer shall deliver to the Trust Administrator for deposit in the Distribution Account any amounts required to be deposited pursuant to Section 3.12 in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account.

                  On behalf of the Trust Fund, the Trust Administrator shall establish and maintain the Group I Initial Deposit Account and the Group II Initial Deposit Account, held in trust for the benefit of Certificateholders. On the Closing Date, the Depositor shall remit or cause to be remitted to the Trust Administrator, for deposit in the Group I Initial Deposit Account, and the Trust Administrator shall deposit the Group I Initial Deposit, to the extent received by it, into the Group I Initial Deposit

Account. On the Closing Date, the Depositor shall remit or cause to be remitted to the Trust Administrator, for deposit in the Group II Initial Deposit Account, and the Trust Administrator shall deposit the Group II Initial Deposit, to the extent received by it, into the Group II Initial Deposit Account. Each of the Group I Initial Deposit Account and the Group II Initial Deposit Account shall be treated as an "outside reserve fund" under applicable Treasury regulations and shall not be part of any Trust REMIC. Any investment earnings on funds in the Group I Initial Deposit Account or the Group II Initial Deposit Account shall be treated as owned by the Depositor and will be taxable to the Depositor. The Trust Administrator shall be required to withdraw such earnings from each of the Group I Initial Deposit Account and the Group II Initial Deposit Account and remit the same to the Depositor on the first Distribution Date (or as soon as received if such funds are not available on such Distribution Date), and shall thereupon terminate such account. Funds on deposit in the Group I Initial Deposit Account and the Group II Initial Deposit Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12.

                  SECTION 3.11. Withdrawals from the Collection Account and Distribution Account.

                  (a) The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in
Section 4.03:

                  (i) to remit to the Trust Administrator for deposit in the Distribution Account the amounts required to be so remitted pursuant to
         Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

                  (ii) subject to Section 3.16(d), to reimburse the Servicer for Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on Mortgage Loans with respect to which such Advances were made in accordance with the provisions of Section 4.03;

                  (iii) subject to Section 3.16(d), to pay the Servicer any unpaid Servicing Fees and reimburse the Servicer any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan;

                  (iv) to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

                  (v) to pay to the Servicer or the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c) all amounts received thereon not included in the Purchase Price or the Substitution Shortfall Amount;

                  (vi) to reimburse the Servicer for any Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable Advance or a Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.03;


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



                  (vii) to reimburse the Servicer or the Depositor for expenses incurred by or reimbursable to the Servicer or the Depositor, as the case may be, pursuant to Section 6.03;

                  (viii) to reimburse the Servicer, the Trust Administrator or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

                  (ix) to pay, or to reimburse the Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b);

                  (x) to deposit to the Simple Interest Excess Sub-Account any amount required to be deposited therein; and

                  (x) to clear and terminate the Collection Account pursuant to
         Section 9.01.

                  The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (v), (vi), (viii) and (ix) above. The Servicer shall provide written notification to the Trustee and the Trust Administrator, on or prior to the next succeeding Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclauses (vi) and (vii) above.

                  (b) The Trust Administrator shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

                  (i) to make distributions to Certificateholders in accordance with Section 4.01;

                  (ii) to pay to itself and the Trustee amounts to which it is entitled pursuant to Section 8.05;

                  (iii) to pay to itself any interest or investment income earned on funds deposited in the Distribution Account pursuant to
         Section 3.12(b);

                  (iv) to reimburse itself pursuant to Section 7.02;

                  (v) to pay to an Advancing Person reimbursements for Advances and/or Servicing Advances pursuant to Section 3.28;

                  (vi) to pay any amounts in respect of taxes pursuant to
         Section 10.01(g)(iii); and

                  (vii) to clear and terminate the Distribution Account pursuant to Section 9.01.

                  SECTION 3.12.             Investment of Funds in the
                                            Investment Accounts.



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                  (a) The Servicer may direct, by means of written directions
(which may be standing directions), any depository institution maintaining the Collection Account to invest the funds in the Collection Account, the Trust Administrator may direct the investment of funds in the Distribution Account and the Depositor may direct the investment of funds in the Group I Initial Deposit Account and the Group II Initial Deposit Account (each, for purposes of this
Section 3.12, an "Investment Account") in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand,
(i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trust Administrator is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trust Administrator is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds shall be made in the name of the Trust Administrator (in its capacity as such) or in the name of a nominee of the Trust Administrator. The Trust Administrator shall be entitled to sole possession over each such investment (except with respect to investment direction of funds held in the Collection Account) and, subject to subsection
(b) below, the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trust Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Trust Administrator or its nominee. In the event amounts on deposit in the Collection Account are at any time invested in a Permitted Investment payable on demand, the Trust Administrator shall at the direction of the Servicer:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trust Administrator that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) All income and gain realized from the investment of funds deposited in the Collection Account held by or on behalf of the Servicer or the Trustee, shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 3.11. The Servicer shall deposit in the Collection Account the amount of any loss incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss. All income and gain realized from the investment of funds deposited in the Distribution Account shall be for the benefit of the Trust Administrator. The Trust Administrator shall deposit in the Distribution Account the amount of any loss incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss. All income and gain realized from the investment of funds deposited in the Group I Initial Deposit Account and the Group II Initial Deposit Account shall be for the benefit of the Depositor. The Depositor shall deposit in the Group I Initial Deposit Account or the Group II Initial Deposit Account, as applicable, the amount of any loss incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss.


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                  (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trust Administrator may and, subject to Section 8.01 and Section 8.02(v), shall, at the written direction of the Servicer, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  SECTION 3.13.             [Reserved].

                  SECTION 3.14. Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

                  (a) The terms of each Mortgage Note require the related Mortgagor to maintain the fire, flood and hazard insurance policies. To the extent such policies are not maintained, the Servicer shall cause to be maintained for each Mortgaged Property fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of the current principal balance of such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained fire and hazard insurance on each REO Property with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

                  In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of B:VI or better in Best's Key Rating Guide insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee, the Trust and the Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                  (b) The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of its respective obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer, has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall each also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer, has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer, has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee and the Trust Administrator.

                  SECTION 3.15.             Enforcement of Due-on-Sale Clauses;
                                            Assumption Agreements.

                  The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Servicer shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the then current underwriting criteria of the Servicer for mortgage loans similar to the Mortgage Loans. In connection with any assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Trustee and the Trust Administrator that any such substitution or assumption agreement has been completed by forwarding to the Trustee (with a copy to the Trust Administrator) the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

                  Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

                  SECTION 3.16.             Realization Upon Defaulted Mortgage
                                            Loans.

                  (a) The Servicer shall use its best efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated in Sections 3.11 and 3.23. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

                  (b) Notwithstanding the foregoing provisions of this Section
3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Trust Fund, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trust Fund, the Trustee, the Trust Administrator or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                  (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                  (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

                  The cost of the environmental audit report contemplated by this Section 3.16 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in
Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  If the Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Sections 3.11(a)(iii) or 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  (c) The Servicer shall have the right to purchase from REMIC I-A or REMIC I-B any defaulted Mortgage Loan that is 90 days or more delinquent, which the Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trust Administrator and the Trustee, in form and substance satisfactory to the Servicer, the Trust Administrator and the Trustee prior to purchase), at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Servicer of such deposit, shall release or cause to be released to the Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Servicer shall furnish and as shall be necessary to vest in the Servicer title to any Mortgage Loan released pursuant hereto.

                  (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Advances, pursuant to Section 3.11(a)(ii) or (a)(iii); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer pursuant to Section 3.11(a)(iii). The portion of the recovery allocated to interest (net of unpaid Servicing Fees) and the portion of the recovery allocated to principal of the Mortgage Loan shall be applied as follows: first, to reimburse the Servicer for any related unreimbursed Advances in accordance with Section 3.11(a)(ii) and any other amounts reimbursable to the Servicer pursuant to Section 3.11, and second, as part of the amounts to be transferred to the Distribution Account in accordance with Section 3.10(b).

                  SECTION 3.17.             Trustee to Cooperate; Release of
                                            Mortgage Files.

                  Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will notify the Trust Administrator and the Trustee by a certification in the form of Exhibit E-2 (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release the related Mortgage File to the Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

                  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee shall, upon request of the Servicer and delivery to the Trustee of a Request for Release in the form of Exhibit E-l, release the related Mortgage File to the Servicer, and the Trustee or the Servicer as attorney-in-fact of the Trustee shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the Servicer.

                  Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. So long as no Servicing Termination Event shall have occurred and be continuing, the Servicer shall have the right to execute any and all such court pleadings, requests and other documents as attorney-in-fact for, and on behalf of the Trustee.

                  SECTION 3.18.             Servicing Compensation.

                  As compensation for the activities of the Servicer, hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.11(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. Except as set forth in Section 6.04 hereof, the right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement to the extent permitted herein. In addition, the Servicer shall be entitled to the Special Servicing Fee pursuant to Section 4.01(a)(4)(A)(x) and 4.01(a)(4)(B)(xiii), if applicable.

                  Additional servicing compensation in the form of assumption fees, late payment charges and other miscellaneous fees (other than Prepayment Charges) shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided herein.

                  SECTION 3.19. Reports to the Trust Administrator and the Trustee; Collection Account Statements.

                  Not later than fifteen days after each Distribution Date, the Servicer shall forward to the Trust Administrator, the Trustee and the Depositor a statement prepared by the institution at which the Collection Account is maintained setting forth the status of the Collection Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.10(a) and each category of withdrawal specified in Section 3.11. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder and to any Person identified to the Trust Administrator as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trust Administrator.

                  SECTION 3.20.             Statement as to Compliance.

                  The Servicer will deliver to, the Trust Administrator, the Trustee and the Depositor not later than 120 days following the end of the fiscal year of the Servicer, which as of the Closing Date ends on the last day in December, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trust Administrator to any Certificateholder and to any Person identified to the Trust Administrator as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trust Administrator.

                  SECTION 3.21.             Independent Public Accountants'
                                            Servicing Report.

                  Not later than 120 days following the end of each fiscal year of the Servicer (which, as of the Closing Date, ends on the last day of December), the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. Immediately upon receipt of such report, the Servicer shall furnish a copy of such report to the Trust Administrator, the Trustee and each Rating Agency. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon request at the Servicer's expense, provided that such statement is delivered by the Servicer to the Trust Administrator.

                  SECTION 3.22.             Access to Certain Documentation.



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



                  The Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans will be provided to any Certificateholder, the Trustee, the Trust Administrator and to any Person identified to the Servicer, as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Servicer designated by it at the expense of the Person requesting such access.

                  SECTION 3.23.             Title, Management and Disposition of
                                            REO Property.

                  (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, on behalf of the Trust and for the benefit of the Certificateholders. The Servicer, on behalf of REMIC I-A and REMIC I-B, shall either sell any REO Property by the close of the third calendar year following the calendar year in which REMIC I-A or REMIC I-B, as applicable, acquires ownership of such REO Property for purposes of Section 860(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire an extension of the three-year grace period, unless the Servicer had delivered to the Trust Administrator and the Trustee an Opinion of Counsel, addressed to the Trust Administrator, the Trustee and the Depositor, to the effect that the holding by REMIC I-A or REMIC I-B of such REO Property subsequent to three years after its acquisition will not result in the imposition on any Trust REMIC created hereunder of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause any Trust REMIC hereunder to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or result in the receipt by any Trust REMIC created hereunder of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

                  (b) The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Trustee, on behalf of the Trust and for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. The Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

                  (c) The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period as the Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Servicer shall deposit, or cause to be deposited, on a daily basis in the REO Account all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

                  (iii) all costs and expenses necessary to maintain such REO Property.

                  To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned the REO Property and if in the Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

                  Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding the foregoing, the Servicer shall not:

                  (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                  (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                  (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of
         Section 856(e)(4)(B) of the Code; or

                  (iv) allow any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Servicer has obtained an Opinion of Counsel, provided to the Servicer, the Trust Administrator and the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by REMIC I-A or REMIC I-B, in which case the Servicer may take such actions as are specified in such Opinion of Counsel.

                  The Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:



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



                  (i) the terms and conditions of any such contract shall not be inconsistent herewith;

                  (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                  (iii) none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee on behalf of the Trust and for the benefit of the Certificateholders with respect to the operation and management of any such REO Property; and

                  (iv) the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

                  The Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees.

                  (d) In addition to the withdrawals permitted under Section 3.23(c), the Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Servicer Remittance Date, the Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

                  (e) Subject to the time constraints set forth in Section 3.23(a), each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable, as shall be normal and usual in its Accepted Servicing Practices.

                  (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any


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



REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

                  (g) The Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

                  SECTION 3.24. Obligations of the Servicer in Respect of Prepayment Interest Shortfalls.

                  The Servicer shall deliver to the Trust Administrator for deposit into the Distribution Account on or before 5:00 p.m. New York time on the Servicer Remittance Date from its own funds an amount equal to the lesser of
(i) the aggregate of the Prepayment Interest Shortfalls attributable to prepayments in full for the related Distribution Date resulting solely from Principal Prepayments received by the Servicer during the related Prepayment Period and (ii) 50% of its aggregate Servicing Fee for the most recently ended Prepayment Period. The Servicer shall not have the right to reimbursement for any amounts remitted to the Trust Administrator in respect of this Section 3.24. The Servicer shall not be obligated to pay the amounts set forth in this Section
3.24 with respect to Relief Act Interest Shortfalls.

                  SECTION 3.25.             [Reserved].

                  SECTION 3.26. Obligations of the Servicer in Respect of Mortgage Rates and
                                            Monthly Payments.

                  In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trust Administrator for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trust Administrator, the Trustee, the Depositor and any successor Servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement.

                  SECTION 3.27.             Reserve Fund.

                  (a) No later than the Closing Date, the Trust Administrator shall establish and maintain with itself, as agent for the Trustee, a separate, segregated trust account titled, "Reserve Fund, Citibank, N.A., as agent for U.S. Bank National Association, as Trustee, in trust for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Salomon Home Equity Loan Trust, Series 2001-1, Asset Backed Pass-Through Certificates." On the Closing Date, the Depositor will deposit, or cause to be deposited, into the Reserve Fund, $1,000.

                  (b) On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Class AV-1 Certificates or the Group II Mezzanine Certificates, the Trust Administrator has been directed by the Class OCV Certificateholders to, and therefore will, deposit into the Reserve Fund the amounts described in Section 4.01(a)(4)(B)(xii), rather than distributing such amounts to the Class OCV Certificateholders. On each such Distribution Date, the Trust Administrator shall hold all such amounts for the benefit of the Holders of the Class AV-1 Certificates and the Group II Mezzanine Certificates, and will distribute such amounts to the Holders of the Class AV-1 Certificates and the Group II Mezzanine Certificates in the amounts and priorities set forth in
Section 4.01(a). If no Net WAC Rate Carryover Amounts are payable on a Distribution Date, the Trust Administrator shall deposit into the Reserve Fund on behalf of the Class OCV Certificateholders, from amounts otherwise distributable to the Class OCV Certificateholders, an amount such that when added to other amounts already on deposit in the Reserve Fund, the aggregate amount on deposit therein is equal to $1,000.

                  (c) For federal and state income tax purposes, the Class OCV Certificateholders will be deemed to be the owners of the Reserve Fund and all amounts deposited into the Reserve Fund (other than the initial deposit therein of $1,000) shall be treated as amounts distributed by REMIC II to the Holders of the Class OCV Certificates. Upon the termination of the Trust Fund, or the payment in full of the Class AV-1 Certificates and the Group II Mezzanine Certificates, all amounts remaining on deposit in the Reserve Fund will be released by the Trust Fund and distributed to the Class OCV Certificateholders or their designees. The Reserve Fund will be part of the Trust Fund but not part of any REMIC and any payments to the Holders of the Class AV-1 Certificates or the Group II Mezzanine Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860(G)(a)(1).

                  (d) By accepting a Class OCV Certificate, each Class OCV Certificateholder hereby agrees to direct the Trust Administrator, and the Trust Administrator hereby is directed to deposit into the Reserve Fund the amounts described above on each Distribution Date as to which there is any Net WAC Rate Carryover Amount rather than distributing such amounts to the Class OCV Certificateholders. By accepting a Class OCV Certificate, each Class OCV Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

                  (e) At the direction of the Holders of a majority in Percentage Interest in the Class OCV Certificates, the Trust Administrator shall direct any depository institution maintaining the Reserve Fund to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trust Administrator or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trust Administrator or an Affiliate manages or advises such investment. If no investment direction of the Holders of a majority in Percentage Interest in the Class OCV Certificates with respect to the Reserve Fund is received by the Trust Administrator, the Trust Administrator shall invest the funds in such account in Permitted Investments managed by the Trust Administrator or an Affiliate of the kind described in clause (vi) of the definition of Permitted Investments. All income and gain earned upon such investment shall be deposited into the Reserve Fund.

                  (f) For federal tax return and information reporting, the right of the Class AV-1 Certificateholders and the Group II Mezzanine Certificateholders to receive payments from the Reserve Fund in respect of any Net Wac Rate Carryover Amount shall be assigned a value of zero.

                  SECTION 3.28.             Advance Facility.

                  (a) The Trust Administrator on behalf of the Trust Fund, with the consent of the Servicer, is hereby authorized to enter into a facility with any Person which provides that such Person (an "Advancing Person") may make all or a portion of the Advances and/or Servicing Advances to the Trust Fund under this Agreement, although no such facility shall reduce or otherwise affect the Servicer's obligation to fund such Advances and/or Servicing Advances. To the extent that an Advancing Person makes all or a portion of any Advance or any Servicing Advance and provides the Trust Administrator and the Trustee with notice acknowledged by the Servicer that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.28(b). Such notice from the Advancing Person must specify the amount of the reimbursement and must specify which Section of this Agreement permits the applicable Advance or Servicing Advance to be reimbursed. The Trust Administrator shall have no duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to rely without independent investigation on the Advancing Person's notice provided pursuant to this Section 3.28. An Advancing Person whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the qualifications of a Sub- Servicer pursuant to Section 3.02 hereof.

                  (b) If an Advancing Person is entitled to reimbursement for any particular Advance or Servicing Advance, then the Servicer shall not be permitted to reimburse itself therefor under Section 3.11(a)(ii), Section 3.11(a)(iii), Section 3.11(a)(vi) or Section 3.11(a)(ix), but instead the Servicer shall include such amounts in the applicable remittance to the Trust Administrator made pursuant to Section 3.10(b) to the extent of amounts on deposit in the Collection Account on the related Servicer Remittance Date. The Trust Administrator is hereby authorized to pay to an Advancing Person, reimbursements for Advances and Servicing Advances from the Distribution Account to the same extent the Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with Section 3.11(a)(ii), Section 3.11(a)(iii), Section 3.11(a)(vi) or Section 3.11(a)(ix), as the case may be, had the Servicer made such Advance or Servicing Advance. Notwithstanding the foregoing, an Advancing Person is not entitled to be reimbursed by the Trust Administrator from the Distribution Account for any unreimbursed Advances from funds held in the Collection Account for future distribution.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

                  SECTION 4.01.             Distributions.

                  (a)(1)(I) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I-A to REMIC II on account of the REMIC I-A Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R-IA Interest, as the case may be:

                         (i) first, to Holders of the REMIC I-A Regular Interest
                  LT-AF1, REMIC I-A Regular Interest LT-AF2, REMIC I-A Regular Interest LT-AF3, REMIC I-A Regular Interest LT-MF1, REMIC I-A Regular Interest LT-MF2 and REMIC I-A Regular Interest LT-MF3, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Interest in respect of REMIC I-A Regular Interest IA-LTZZ shall be reduced when the sum of the REMIC I-A Overcollateralization Amount is less than the REMIC I-A Required Overcollateralized Amount, by the lesser of (x) the amount of such difference and (y) the Maximum Uncertificated Interest Deferral Amount. Amounts payable as Uncertificated Interest in respect of REMIC I-A Regular Interest IA-LTZZ shall be reduced when the REMIC I-A Overcollateralized Amount is less than the REMIC I-A Required Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the Maximum IA-LTZZ Uncertificated Interest Deferral Amount and such amount will be payable to the Holders of REMIC I-A Regular Interest IA-LTAF1, REMIC I-A Regular Interest IA-LTAF2, REMIC I-A Regular Interest IA-LTAF3, REMIC I-A Regular Interest IA-LTMF1, REMIC I-A Regular Interest IA-LTMF2 and REMIC I-A Regular Interest IA-LTMF3in the same proportion as the Overcollateralization Increase Amount is allocated to the Corresponding Certificates;

                        (ii) second, to the Holders of REMIC I-A Regular
                  Interests, in an amount equal to the remainder of the Group I Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                           (a) to the Holders of REMIC I-A Regular Interest IA-LTAA, 98.000% of such remainder (less the amount payable in clause (d) below), until the Uncertificated Balance of such REMIC I-A Regular Interest is reduced to zero;

                           (b) to the Holders of REMIC I-A Regular Interest IA-LTAF1, REMIC I- A Regular Interest IA-LTAF2, REMIC I-A Regular Interest IA-LTAF3, REMIC I-A Regular Interest IA-LTMF1, REMIC I-A Regular Interest IA-LTMF2 and REMIC I-A Regular Interest IA-LTMF3, 1.000% of such remainder (less the amount payable in clause
                           (d) below), in the same proportion as principal payments are allocated to the Corresponding

                           Certificates, until the Uncertificated Balances of such REMIC I-A Regular Interests are reduced to zero;

                           (c) to the Holders of REMIC I-A Regular Interest IA-LTZZ, 1.000% of such remainder (less the amount payable in clause (d) below), until the Uncertificated Balance of such REMIC I-A Regular Interest is reduced to zero; then

                           (d) to the Holders of REMIC I-A Regular Interest IA-LTPF, on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause; and

                           (e) any remaining amount to the Holders of the Class R Certificates (as Holder of the Class R-IA Interest);

provided, however, that 98.000% and 2.000% of any principal payments that are attributable to an Overcollateralization Reduction Amount shall be allocated to Holders of REMIC I-A Regular Interest IA-LTAA and REMIC I-A Regular Interest IA-LTZZ, respectively.

                  (II) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I-B to REMIC II on account of the REMIC I-B Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R- IB Interest, as the case may be:

                         (i) first, to Holders of the REMIC I-B Regular Interest
                  LT-AV1, REMIC I-B Regular Interest LT-AV2, REMIC I-B Regular Interest LT-MV1, REMIC I-B Regular Interest LT-MV2, REMIC I-B Regular Interest LT-MV3 and REMIC I-A Regular Interest LT-MV4, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Interest in respect of REMIC I-B Regular Interest IB-LTZZ shall be reduced when the sum of the REMIC I-B Overcollateralized Amount is less than the REMIC I-B Required Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the Maximum Uncertificated Interest Deferral Amount. Amounts payable as Uncertificated Interest in respect of REMIC I-B Regular Interest IB-LTZZ shall be reduced when the REMIC I-B Overcollateralized Amount is less than the REMIC I-B Required Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the Maximum IB-LTZZ Uncertificated Interest Deferral Amount and such amount will be payable to the Holders of REMIC I-B Regular Interest IB-LTAV1, REMIC I-B Regular Interest IB-LTAV2, REMIC I-B Regular Interest IB-LTMV1, REMIC I-B Regular Interest IB-LTMV2, REMIC I-B Regular Interest IB-LTM3 and REMIC I-B Regular Interest IB-LTMV4in the same proportion as the Overcollateralization Increase Amount is allocated to the Corresponding Certificates;

                        (ii) second, to the Holders of REMIC I-B Regular
                  Interests, in an amount equal to the remainder of the Group II Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                           (a) to the Holders of REMIC I-B Regular Interest IB-LTAA, 98.000% of such remainder (less the amount payable in clause (d) below), until the Uncertificated Balance of such REMIC I-B Regular Interest is reduced to zero;

                           (b) to the Holders of REMIC I-B Regular Interest IB-LTAV1, REMIC I- B Regular Interest IB-LTMV1, REMIC I-B Regular Interest IB-LTMV2, REMIC I-B Regular Interest IB-LTMV3 and REMIC I-B Regular Interest IB-LTMV4, 1.000% of such remainder (less the amount payable in clause (d) below), in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Balances of such REMIC I-B Regular Interests are reduced to zero;

                           (c) to the Holders of REMIC I-B Regular Interest IB-LTZZ, 1.000% of such remainder (less the amount payable in clause (d) below), until the Uncertificated Balance of such REMIC I-B Regular Interest is reduced to zero; then

                           (d) to the Holders of REMIC I-B Regular Interest IB-LTPV, on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause; and

                           (e) any remaining amount to the Holders of the Class R Certificates (as Holder of the Class R-IB Interest);

provided, however, that 98.000% and 2.000% of any principal payments that are attributable to an Overcollateralization Reduction Amount shall be allocated to Holders of REMIC I-B Regular Interest IB-LTAA and REMIC I-B Regular Interest IB-LTZZ, respectively.

                  (2)(A) On the first Distribution Date, the Group I Initial Deposit will be transferred from the Group I Initial Deposit Account to the Distribution Account for inclusion in the Group I Available Funds for such Distribution Date. On each Distribution Date, the Trust Administrator shall withdraw from the Distribution Account an amount equal to the Group I Interest Remittance Amount and distribute to the Certificateholders the following amounts, in the following order of priority:

                  (i) concurrently, to the Holders of the Class AF Certificates, an amount equal to the Senior Interest Distribution Amount allocable to the Class AF Certificates;

                  (ii) to the Holders of the Class MF-1 Certificates, an amount equal to the Interest

         Distribution Amount allocable to the Class MF-1 Certificates;

                  (iii) to the Holders of the Class MF-2 Certificates, an amount equal to the Interest Distribution Amount allocable to the Class MF-2 Certificates; and

                  (iv) to the Holders of the Class MF-3 Certificates, an amount equal to the Interest Distribution Amount allocable to the Class MF-3 Certificates.

                  (B) On the first Distribution Date, the Group II Initial Deposit will be transferred from the Group II Initial Deposit Account to the Distribution Account for inclusion in the Group II Available Funds for such Distribution Date, On each Distribution Date, the Trust Administrator shall withdraw from the Distribution Account an amount equal to the Group II Interest Remittance Amount and distribute to the Certificateholders the following amounts, in the following order of priority:

                  (i) to the Holders of the Class AV-1 Certificates, an amount equal to the Senior Interest Distribution Amount allocable to the Class AV-1 Certificates;

                  (ii) to the Holders of the Class MV-1 Certificates, an amount equal to the Interest Distribution Amount allocable to the Class MV-1 Certificates;

                  (iii) to the Holders of the Class MV-2 Certificates, an amount equal to the Interest Distribution Amount allocable to the Class MV-2 Certificates;

                  (iv) to the Holders of the Class MV-3 Certificates, an amount equal to the Interest Distribution Amount allocable to the Class MV-3 Certificates; and

                  (v) to the Holders of the Class MV-4 Certificates, an amount equal to the Interest Distribution Amount allocable to the Class MV-4 Certificates.

                  (3)(A) On each Distribution Date, the Trust Administrator shall withdraw from the Distribution Account an amount equal to the Group I Principal Distribution Amount and distribute to the Certificateholders the following amounts, in the following order of priority:

                  (i) On each Distribution Date (a) prior to a related Stepdown Date or (b) on which a related Trigger Event is in effect, the Group I Principal Distribution Amount shall be distributed in the following order of priority;

                           FIRST, to the Holders of the Class AF-1 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

                           SECOND, to the Holders of the Class AF-2
         Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

                           THIRD, to the Holders of the Class AF-3 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

                           FOURTH, to the Holders of the Class MF-1
         Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

                           FIFTH, to the Holders of the Class MF-2 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero; and

                           SIXTH, to the Holders of the Class MF-3 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero.

                  (ii) On each Distribution Date (a) on or after a related Stepdown Date and (b) on which a related Trigger Event is not in effect, the Group I Principal Distribution Amount shall be distributed in the following order of priority;

                           FIRST, the Class AF Principal Distribution Amount shall be distributed to the Holders of the Class AF-1 Certificates, the Class AF-2 Certificates and the Class AF-3 Certificates, in that order, in each case until the respective Certificate Principal Balance of each such Class has been reduced to zero;

                           SECOND, the Class MF-1 Principal Distribution Amount shall be distributed to the Holders of the Class MF-1 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

                           THIRD, the Class MF-2 Principal Distribution Amount shall be distributed to the Holders of the Class MF-2 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero; and

                           FOURTH, the Class MF-3 Principal Distribution Amount shall be distributed to the Holders of the Class MF-3 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero.

                  (A) On each Distribution Date, the Trust Administrator shall withdraw from the Distribution Account an amount equal to the Group II Principal Distribution Amount and distribute to the Certificateholders the following amounts, in the following order of priority:

                  (i) On each Distribution Date (a) prior to a related Stepdown Date or (b) on which a related Trigger Event is in effect, the Group II Principal Distribution Amount shall be distributed in the following order of priority;

                           FIRST, to the Holders of the Class AV-1 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

                           SECOND, to the Holders of the Class MV-1
         Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

                           THIRD, to the Holders of the Class MV-2 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

                           FOURTH, to the Holders of the Class MV-3
         Certificates, until the Certificate Principal Balance of such Class has been reduced to zero; and

                           FIFTH, to the Holders of the Class MV-4 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero.

                  (ii) On each Distribution Date (a) on or after a related Stepdown Date and (b) on which a related Trigger Event is not in effect, the Group II Principal Distribution Amount shall be distributed in the following order of priority;

                           FIRST, the Class AV-1 Principal Distribution Amount shall be distributed to the Holders of the Class AV-1 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

                           SECOND, the Class MV-1 Principal Distribution Amount shall be distributed to the Holders of the Class MV-1 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

                           THIRD, the Class MV-2 Principal Distribution Amount shall be distributed to the Holders of the Class MV-2 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

                           FOURTH, the Class MV-3 Principal Distribution Amount shall be distributed to the Holders of the Class MV-3 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero; and

                           FIFTH, the Class MV-4 Principal Distribution Amount shall be distributed to the Holders of the Class MV-4 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero.

                  (4)(A) On each Distribution Date, the Group I Net Monthly Excess Cashflow (or, in the case of clause (i) below, the Group I Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount with respect to the Group I Certificates) shall be distributed by the Trust Administrator as follows:

                           (i) to the Holders of the Class or Classes of Group I Certificates then entitled to receive distributions in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the Group I Mortgage Loans, applied to reduce the Certificate Principal Balance of such Certificates until the aggregate Certificate Principal Balance of such Certificates is reduced to zero;

                           (ii) to the Holders of the Class or Classes of Group I Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount for the Group I Certificates, applied to reduce the Certificate Principal Balance of such Certificates until the aggregate Certificate Principal Balance of such Certificates is reduced to zero;

                           (iii) to the Holders of the Class MF-1 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Class of Certificates;

                           (iv) to the Holders of the Class MF-2 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Class of Certificates;

                           (v) to the Holders of the Class MF-3 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Class of Certificates;

                           (vi) CONCURRENTLY, to the Holders of the Class AF Certificates PRO RATA, in an amount equal to the aggregate of any Prepayment Interest Shortfalls (to the extent not covered by payments pursuant to Section 3.24) and any Relief Act Interest Shortfall on the Group I Mortgage Loans allocated to such Certificates;

                           (vii) to the Holders of the Class MF-1 Certificates, in an amount equal to the aggregate of any Prepayment Interest Shortfalls (to the extent not covered by payments pursuant to Section 3.24) and any Relief Act Interest Shortfall on the Group I Mortgage Loans allocated to such Certificates;

                           (viii) to the Holders of the Class MF-2 Certificates, in an amount equal to the aggregate of any Prepayment Interest Shortfalls (to the extent not covered by payments pursuant to Section 3.24) and any Relief Act Interest Shortfall on the Group I Mortgage Loans allocated to such Certificates;

                           (ix) to the Holders of the Class MF-3 Certificates, in an amount equal to the aggregate of any Prepayment Interest Shortfalls (to the extent not covered by payments pursuant to Section 3.24) and any Relief Act Interest Shortfall on the Group I Mortgage Loans allocated to such Certificates;

                           (x) to the Servicer, the Special Servicing Fee with respect to the Group I Mortgage Loans;

                           (xi) to the Holders of the Class OCF Certificates the Interest Distribution Amount and any remaining Overcollateralization Reduction Amount with respect to the Group I Certificates for such Distribution Date; and

                           (xii) to the Holders of the Class R Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest Prepayment Charge term on a Group I Mortgage Loan as identified on the Mortgage Loan Schedule or any Distribution Date thereafter, then any such remaining amounts will be distributed first, to the Holders of the Class PF Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the Holders of the Class R Certificates.

                  (B) On each Distribution Date, the Group II Net Monthly Excess Cashflow (or, in the case of clause (i) below, the Group II Net Monthly Excess Cashflow exclusive of any

Overcollateralization Reduction Amount with respect to the Group II Certificates) shall be distributed by the Trust Administrator as follows:

                           (i) to the Holders of the Class or Classes of Group II Certificates then entitled to receive distributions in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the Group II Mortgage Loans, applied to reduce the Certificate Principal Balance of such Certificates until the aggregate Certificate Principal Balance of such Certificates is reduced to zero;

                           (ii) to the Holders of the Class or Classes of Group II Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount for the Group II Certificates, applied to reduce the Certificate Principal Balance of such Certificates until the aggregate Certificate Principal Balance of such Certificates is reduced to zero;

                           (iii) to the Holders of the Class MV-1 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Class of Certificates;

                           (iv) to the Holders of the Class MV-2 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Class of Certificates;

                           (v) to the Holders of the Class MV-3 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Class of Certificates;

                           (vi) to the Holders of the Class MV-4 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Class of Certificates;

                           (vii) to the Holders of the Class AV-1 Certificates, in an amount equal to the aggregate of any Prepayment Interest Shortfalls (to the extent not covered by payments pursuant to Section 3.24) and any Relief Act Interest Shortfall on the Group II Mortgage Loans allocated to such Certificates;

                           (viii) to the Holders of the Class MV-1 Certificates, in an amount equal to the aggregate of any Prepayment Interest Shortfalls (to the extent not covered by payments pursuant to Section 3.24) and any Relief Act Interest Shortfall on the Group II Mortgage Loans allocated to such Certificates;

                           (ix) to the Holders of the Class MV-2 Certificates, in an amount equal to the aggregate of any Prepayment Interest Shortfalls (to the extent not covered by payments pursuant to Section 3.24) and any Relief Act Interest Shortfall on the Group II Mortgage Loans allocated to such Certificates;

                           (x) to the Holders of the Class MV-3 Certificates, in an amount equal to the aggregate of any Prepayment Interest Shortfalls (to the extent not covered by payments pursuant to Section 3.24) and any Relief Act Interest Shortfall on the Group II Mortgage Loans allocated to such Certificates;

                           (xi) to the Holders of the Class MV-4 Certificates, in an amount equal to the aggregate of any Prepayment Interest Shortfalls (to the extent not covered by payments pursuant to Section 3.24) and any Relief Act Interest Shortfall on the Group II Mortgage Loans allocated to such Certificates

                           (xii) to the Reserve Fund, the amount set forth in
         Section 3.27(b);

                           (xiii) to the Servicer, the Special Servicing Fee with respect to the Group II Mortgage Loans;

                           (xiv) to the Holders of the Class OCV Certificates the Interest Distribution Amount and any remaining
         Overcollateralization Reduction Amount with respect to the Group II Certificates for such Distribution Date; and

                           (xv) to the Holders of the Class R Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest Prepayment Charge term on a Group II Mortgage Loan as identified on the Mortgage Loan Schedule or any Distribution Date thereafter, then any such remaining amounts will be distributed first, to the Holders of the Class PV Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the Holders of the Class R Certificates.

                  On each Distribution Date, after making the distributions of the Group II Available Funds as set forth above, the Trust Administrator will FIRST, withdraw from the Reserve Fund all income from the investment of funds in the Reserve Fund and distribute such amount to the Holders of the Class OCV Certificates, and SECOND, withdraw from the Reserve Fund, to the extent of amounts remaining on deposit therein, the amount of any Net WAC Rate Carryover Amount with respect to the Group II Certificates for such Distribution Date and distribute such amount first, to the Class AV-1 Certificates; second, to the Class MV-1 Certificates, third, to the Class MV-2 Certificates, fourth, to the Class MV-3 Certificates and fifth, to the Class MV-4 Certificates, in each case to the extent such Net WAC Carryover Amount is allocable to each such Class.

                  (b) On each Distribution Date, the Trust Administrator shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Group I Mortgage Loans or Group II Mortgage Loans or any Servicer Prepayment Charge Payment Amount and shall distribute such amounts to the Holders of the Class PF Certificates or the Class PV Certificates, as applicable. Such distributions shall not be applied to reduce the Certificate Principal Balance of the Class PF Certificates or Class PV Certificates.

                  (c) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated PRO RATA among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in Section 4.01(e) or Section 9.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Certificates having an initial aggregate Certificate Principal Balance or Notional Amount that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial Certificate Principal Balance or Notional Amount of such Class of Certificates, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator or such other location specified in the notice to Certificateholders of such final distribution.

                  Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trust Administrator, the Trustee, the Depositor or the Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

                  (d) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. None of the Holders of any Class of Certificates, the Trust Administrator, the Trustee or the Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

                  (e) Except as otherwise provided in Section 9.01, whenever the Trust Administrator expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trust Administrator shall, no later than three (3) days before the related Distribution Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

                  (i) the Trust Administrator expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trust Administrator therein specified, and

                  (ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period.

                  Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trust Administrator and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(e) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trust Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates but shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust fund. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall pay to Salomon Smith Barney Inc. all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trust Administrator as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(e). Any such amounts held in trust by the Trust Administrator shall be held in an Eligible Account and the Trust Administrator may direct any depository institution maintaining such account to invest the funds in one or more Permitted Investments. All income and gain realized from the investment of funds deposited in such accounts held in trust by the Trust Administrator shall be for the benefit of the Trust Administrator; provided, however, that the Trust Administrator shall deposit in such account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon the realization of such loss.

                  (f) Notwithstanding anything to the contrary herein, (i) in no event shall the Certificate Principal Balance of a Class A Certificate or a Mezzanine Certificate be reduced more than once in respect of any particular amount both (a) allocated to such Certificate in respect of Realized Losses pursuant to Section 4.04 and (b) distributed to the Holder of such Certificate in reduction of the Certificate Principal Balance thereof pursuant to this
Section 4.01 from Net Monthly Excess Cashflow and (ii) in no event shall the Uncertificated Balance of a REMIC I-A Regular Interest or REMIC I-B Regular Interest be reduced more than once in respect of any particular amount both (a) allocated to such REMIC I-A Regular Interest or REMIC I-B Regular Interest in respect of Realized Losses pursuant to Section 4.04 and (b) distributed on such REMIC I-A Regular Interest or REMIC I-B Regular Interest in reduction of the Uncertificated Balance thereof pursuant to this Section 4.01.

                  SECTION 4.02.             Statements to Certificateholders.

                  On each Distribution Date, the Trust Administrator shall prepare and make available on its website at www.sf.citidirect.com for access by each Holder of the Regular Certificates, a statement as to the distributions made on such Distribution Date setting forth the following for each Loan Group and the Certificates related thereto:

                  (i) the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to principal, and the amount of the distribution made on such Distribution Date to the Holders of the Class PF Certificates and the Class PV Certificates allocable to Prepayment Charges;

                  (ii) the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to interest;

                  (iii) the aggregate Servicing Fee received by the Servicer during the related Due Period and such other customary information as the Trust Administrator deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

                  (iv) the aggregate amount of Advances for such Distribution Date;

                  (v) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties as of the close of business on such Distribution Date;

                  (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

                  (vii) the number and aggregate unpaid principal balance of Mortgage Loans in each Loan Group (a) delinquent 30 to 59 days, (b) delinquent 60 to 89 days, (c) delinquent 90 or more days, in each case, as of the last day of the preceding calendar month, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

                  (viii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid principal balance and the Stated Principal Balance of such Mortgage Loan as of the date it became an REO Property;

                  (ix) the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date;

                  (x) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

                  (xi) the aggregate amount of Realized Losses incurred during the related Prepayment Period (or, in the case of Bankruptcy Losses allocable to interest, during the related Due Period), separately identifying whether such Realized Losses constituted Bankruptcy Losses and the aggregate amount of Realized Losses incurred since the Closing Date;

                  (xii) the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

                  (xiii) the aggregate Certificate Principal Balance and Notional Amount, as applicable, of each Class of Certificates, after giving effect to the distributions, and allocations of Realized Losses, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses;

                  (xiv) the Certificate Factor for each such Class of Certificates applicable to such Distribution Date;

                  (xv) the Interest Distribution Amount in respect of the Class A Certificates, the Mezzanine Certificates, the Class OCF Certificates and the Class OCV Certificates for such Distribution Date and the Interest Carry Forward Amount, if any, with respect to the Class A Certificates and the Mezzanine Certificates on such Distribution Date, and in the case of the Class A Certificates, the Mezzanine Certificates, the Class OCF Certificates and the Class OCV Certificates, separately identifying any reduction thereof due to allocations of Realized Losses, Prepayment Interest Shortfalls and Relief Act Interest Shortfalls;

                  (xvi) the aggregate amount of any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to Section 3.24;

                  (xvii) the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

                  (xviii) the Required Overcollateralized Amount for each Loan Group and the Credit Enhancement Percentage for each Loan Group for such Distribution Date;

                  (xix) the Overcollateralization Increase Amount for each Loan Group, if any, for such Distribution Date;

                  (xx) the Overcollateralization Reduction Amount for each Loan Group, if any, for such Distribution Date;

                  (xxi) the respective Pass-Through Rates applicable to the Class A Certificates, the Mezzanine Certificates, the Class OCF Certificates and the Class OCV Certificates for such Distribution Date and the Pass-Through Rate applicable to the Class A Certificates and the Mezzanine Certificates for the immediately succeeding Distribution Date;

                  (xxii) the Loss Severity Percentage with respect to each Mortgage Loan;

                  (xxiii) the Aggregate Loss Severity Percentage;

                  (xxiv) the Net WAC Rate Carryover Amount for the Class AV-1 Certificates and the Group II Mezzanine Certificates, if any, for such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution Date.

                  In the case of information furnished pursuant to subclauses
(i) through (iii) above, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

                  Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trust Administrator pursuant to any requirements of the Code as from time to time are in force.

                  On each Distribution Date, the Trust Administrator shall make available on its website at www.sf.citidirect.com for access by the Depositor, the Trustee, each Holder of a Class R Certificate and to the Servicer, the reports available to the Regular Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R Certificates, respectively, on such Distribution Date.

                  Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Class R Certificate a statement setting forth the amount, if any, actually distributed with respect to the Class R Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.

                  The Trust Administrator shall, upon request, furnish to each Certificateholder, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide. For purposes of this Section 4.02, the Trust Administrator's duties are limited to the extent that the Trust Administrator receives timely reports as required from the Servicer.

                  On each Distribution Date the Trust Administrator shall provide Bloomberg Financial Markets, L. P. (" Bloomberg") CUSIP level factors for each class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trust Administrator and Bloomberg.

                  SECTION 4.03.             Remittance Reports; Advances.

                  (a) On the Business Day following each Determination Date, the Servicer shall deliver to the Trust Administrator by telecopy (or by such other means as the Servicer, the Trust Administrator or the Trustee, as the case may be, may agree from time to time) a Remittance Report with respect to the related Distribution Date. On the same date, the Servicer shall forward to the Trust Administrator by overnight mail a computer readable magnetic tape or electronically transmit (in a format acceptable to the Trust Administrator) on the day thereafter, a data file containing the information set forth in such Remittance Report with respect to the related Distribution Date. Such Remittance Report will include (i) the amount of Advances to be made by the Servicer in respect of the related Distribution Date, the aggregate amount of Advances outstanding after giving effect to such Advances, and the aggregate amount of Nonrecoverable Advances in respect of such

Distribution Date and (ii) such other information with respect to the Mortgage Loans as the Trust Administrator may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.01 and to prepare the statements to Certificateholders contemplated by Section
4.02. The Trust Administrator shall not be responsible (except with regard to any information regarding the Prepayment Charges to the extent set forth below) to recompute, recalculate or verify any information provided to it by the Servicer. Notwithstanding the foregoing, in connection with any Principal Prepayment on any Mortgage Loan listed on Schedule 2 hereto, the Trust Administrator shall verify that the related Prepayment Charge was delivered to the Trust Administrator for deposit in the Distribution Account in the amount set forth on such Schedule 2 or that such Prepayment Charge was waived in accordance with the terms hereof.

                  (b) With respect to any Mortgage Loan on which a Monthly Payment was due during the related Due Period and delinquent on the related Determination Date, the amount of the Servicer's Advance will be equal to the amount of interest due for such Due Period, net of the Servicing Fee. For purposes of the preceding sentence, the Monthly Payment on each Balloon Mortgage Loan with a delinquent Balloon Payment is equal to the assumed Monthly Payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Mortgage Loan. The Servicer shall not be obligated to make any Advance with respect to REO Properties.

                  By 3:00 p.m. New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Trust Administrator for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds for the related Loan Group held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.03, used by the Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Servicer with respect to the Mortgage Loans. Any amounts held for future distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the Group I Available Distribution Amount or the Group II Available Distribution Amount for the related Distribution Date (determined without regard to Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trust Administrator will provide notice to the Trustee and the Servicer by telecopy by the close of business on the Business Day prior to the Distribution Date in the event that the amount remitted by the Servicer to the Trust Administrator on such date is less than the Advances required to be made by the Servicer for the related Distribution Date.

                  (c) The obligation of the Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any Mortgage Loan, shall continue until the earlier of (i) the Mortgaged Property becoming an REO Property and (ii) a Final Recovery Determination in connection therewith or the removal thereof from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

                  (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance or Nonrecoverable Servicing Advance, respectively. The determination by the Servicer that it has made a Nonrecoverable Advance or a Nonrecoverable Servicing Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance or Nonrecoverable Servicing Advance, respectively, shall be evidenced by a certification of a Servicing Officer delivered to the Depositor, the Trust Administrator and the Trustee.

                  SECTION 4.04.             Allocation of Realized Losses.

                  (a) Prior to each Determination Date, the Servicer shall determine as to each Mortgage Loan and REO Property: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period; (ii) whether and the extent to which such Realized Losses constituted Bankruptcy Losses; and (iii) the respective portions of such Realized Losses allocable to interest and allocable to principal. Prior to each Determination Date, the Servicer shall also determine as to each Mortgage Loan: (i) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period; and (ii) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period. The information described in the two preceding sentences that is to be supplied by the Servicer shall be evidenced by an Officers' Certificate delivered to the Trust Administrator and the Trustee by the Servicer prior to the Determination Date immediately following the end of
(i) in the case of Bankruptcy Losses allocable to interest, the Due Period during which any such Realized Loss was incurred, and (ii) in the case of all other Realized Losses, the Prepayment Period during which any such Realized Loss was incurred.

                  (b) All Realized Losses on the Group I Mortgage Loans shall be allocated by the Trust Administrator on each Distribution Date as follows: first, to Group I Net Monthly Excess Cashflow; second, to the Class OCF Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class MF-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class MF-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and fifth, to the Class MF-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

                  All Realized Losses on the Group II Mortgage Loans shall be allocated by the Trust Administrator on each Distribution Date as follows: first, to Group II Net Monthly Excess Cashflow; second, to the Class OCV Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class MV-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, fourth, to the Class MV-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class MV-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and sixth, to the Class MV-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero

                  All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

                  Any allocation of Realized Losses to a Mezzanine Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to a Class OCF Certificate shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 4.01(a)(4)(A)(xi) and any allocation of Realized Losses to a Class OCV Certificate shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 4.01(a)(4)(B)(xiv). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A Certificates, the Class PF Certificates or the Class PV Certificates.

                  As used herein, an allocation of a Realized Loss on a "PRO RATA basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

                  (c) All Realized Losses on the Group I Mortgage Loans shall be allocated by the Trust Administrator on each Distribution Date to the following REMIC I-A Regular Interests in the specified percentages, as follows: first, to Uncertificated Interest payable to the REMIC I-A Regular Interest IA-LTAA and REMIC I-A Regular Interest IA-LTZZ up to an aggregate amount equal to the REMIC I-A Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Balances of the REMIC I-A Regular Interest IA-LTAA and REMIC I-A Regular Interest IA-LTZZ up to an aggregate amount equal to the REMIC I-A Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Balances of REMIC I-A Regular Interest IA-LTAA, REMIC I-A Regular Interest IA-LTMF3 and REMIC I-A Regular Interest IA-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I-A Regular Interest IA-LTMF3 has been reduced to zero; fourth to the Uncertificated Balances of REMIC I-A Regular Interest IA-LTAA, REMIC I-A Regular Interest IA-LTMF2 and REMIC I-A Regular Interest IA-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I-A Regular Interest IA-LTMF2 has been reduced to zero; and fifth to the Uncertificated Balances of REMIC I-A Regular Interest IA-LTAA, REMIC I-A Regular Interest IA-LTMF1 and REMIC I-A Regular Interest IA-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I-A Regular Interest IA-LTMF1 has been reduced to zero.

                  All Realized Losses on the Group I-B Mortgage Loans shall be allocated by the Trust Administrator on each Distribution Date to the following REMIC I-B Regular Interests in the specified percentages, as follows: first, to Uncertificated Interest payable to the REMIC I-B Regular Interest IB-LTAA and REMIC I-B Regular Interest IB-LTZZ up to an aggregate amount equal to the

REMIC I-B Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Balances of the REMIC I-B Regular Interest IB-LTAA and REMIC I-B Regular Interest IB-LTZZ up to an aggregate amount equal to the REMIC I-B Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Balances of REMIC I-B Regular Interest IB-LTAA, REMIC I-B Regular Interest IB-LTMV4 and REMIC I-B Regular Interest IB-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I-B Regular Interest IB-LTMV4 has been reduced to zero, fourth, to the Uncertificated Balances of REMIC I-B Regular Interest IB-LTAA, REMIC I-B Regular Interest IB-LTMV3 and REMIC I-B Regular Interest IB-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I-B Regular Interest IB-LTMV3 has been reduced to zero; fifth to the Uncertificated Balances of REMIC I-B Regular Interest IB-LTAA, REMIC I-B Regular Interest IB-LTMV2 and REMIC I-B Regular Interest IB-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I-B Regular Interest IB-LTMV2 has been reduced to zero; and sixth to the Uncertificated Balances of REMIC I-B Regular Interest IB-LTAA, REMIC I-B Regular Interest IB-LTMV1 and REMIC I-B Regular Interest IB-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I-B Regular Interest IB-LTMV1 has been reduced to zero.

                  SECTION 4.05.             Compliance with Withholding
                                            Requirements

                  Notwithstanding any other provision of this Agreement, the Trust Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trust Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trust Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trust Administrator shall indicate the amount withheld to such Certificateholders.

                  SECTION 4.06.             Exchange Commission; Additional
                                            Information.

                  Within 15 days after each Distribution Date, the Trust Administrator shall file with the Commission via the Electronic Data Gathering and Retrieval System, a Form 8-K with a copy of the statement to Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2002, the Trust Administrator shall file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 30, 2002, the Trust Administrator shall file a Form 10-K, substantially in the form attached hereto as Exhibit H, with respect to the Trust Fund. The Depositor hereby grants to the Trust Administrator a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trust Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. Upon request, the Trust Administrator shall deliver to the Depositor a copy of any Form 8-K or Form 10-K filed pursuant to this Section 4.06.

                                    ARTICLE V

                                THE CERTIFICATES

                  SECTION 5.01.             The Certificates.

                  (a) The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in REMIC I-A and REMIC I-B.

                  The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-16. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

                  Upon original issue, the Certificates shall be executed by the Trustee, or by the Trust Administrator on behalf of the Trustee, and authenticated and delivered by the Trustee or the Trust Administrator to or upon the order of the Depositor. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee or the Trust Administrator by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee or the Trust Administrator shall bind the Trustee or the Trust Administrator, as applicable, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Trustee or the Trust Administrator by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  (b) The Class A Certificates and the Mezzanine Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trust Administrator except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates (" Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Trust Administrator is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Servicer, the Trustee and, if the Trust Administrator is not the Book-Entry Custodian, the Trust Administrator, any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Trust Administrator resigns or is removed in accordance with the terms hereof, the Trustee, the successor Trust Administrator or, if it so elects, the Depository shall immediately succeed to its predecessor's duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

                  The Trust Administrator, the Trustee, the Servicer and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trust Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                  If (i)(A) the Depositor advises the Trust Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor, (ii) the Depositor at its option advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Servicer Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Trust Administrator through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trust Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trust Administrator of the Book-Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Trust Administrator shall cause the Definitive Certificates to be issued. Such Definitive Certificates will be issued in minimum denominations of $100,000, except that any beneficial ownership that was represented by a Book-Entry Certificate in an amount less than $100,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate. None of the Depositor, the Servicer, the Trust Administrator or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trust Administrator, to the extent applicable with respect to such Definitive Certificates, and the Trust Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

                  SECTION 5.02. Registration of Transfer and Exchange of Certificates.

                  (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be appointed by the Trust Administrator in accordance with the provisions of Section 8.11, a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

                  (b) No transfer of any Class OCF Certificate, Class OCV Certificate, Class PF Certificate, Class PV Certificate or Class R Certificate (the "Private Certificates") shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of a Private Certificate is to be made without registration or qualification (other than in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor), the Trust Administrator shall require receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder's prospective transferee, substantially in the forms attached hereto as Exhibit F-1; and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trust Administrator, the Trustee, the Servicer in its capacity as such or any Sub-Servicer), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder's prospective transferee upon which such Opinion of Counsel is based, if any. None of the Depositor, the Trust Administrator or the Trustee is obligated to register or qualify any such Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of any such Certificate shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  (c) No transfer of a Private Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C. F. R. ss. 2510.3-101 ("Plan Assets") unless the Depositor, the Trust Administrator, the Trustee and the Servicer are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Trust Administrator, the Trustee and the Servicer that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Servicer, the Trust Administrator, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under

ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Servicer, the Trust Administrator, the Trustee or the Trust Fund. Any prospective Transferee of such Certificates not providing the above Opinion of Counsel must provide a certification in the form of Exhibit G to this Agreement (or other form acceptable to the Depositor, the Trust Administrator, the Trustee and the Servicer), which the Trust Administrator may rely upon without further inquiry or investigation. Neither an Opinion of Counsel nor any certification will be required in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets) and the Trust Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Trust Administrator, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

                  Each beneficial owner of a Mezzanine Certificates or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan investor, (ii) it has acquired and is holding such Mezzanine Certificates in reliance on the Underwriters' Exemption, and that it understands that there are certain conditions to the availability of the Underwriters' Exemption, including that the Mezzanine Certificates must be rated, at the time of purchase, not lower than" BBB-" (or its equivalent) by Fitch, S&P or Moody's Investors Service, Inc. or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and
(3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

                  If any Private Certificate or any interest therein is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Depositor, the Servicer, the Trust Administrator, the Trustee and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

                  (d) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trust Administrator or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                           (A) Each Person holding or acquiring any Ownership
                  Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trust Administrator of any change or impending change in its status as a Permitted Transferee.

                           (B) In connection with any proposed Transfer of any
                  Ownership Interest in a Class R Certificate, the Trust Administrator shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit F-2) from the proposed Transferee, in form and substance satisfactory to the Trust Administrator, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                           (C) Notwithstanding the delivery of a Transfer
                  Affidavit and Agreement by a proposed Transferee under clause
                  (B) above, if a Responsible Officer of the Trust Administrator who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

                           (D) Each Person holding or acquiring any Ownership
                  Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement in the form attached hereto as Exhibit F-2 from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit F-2) to the Trust Administrator stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

                           (E) Each Person holding or acquiring an Ownership
                  Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trust Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

                  (ii) The Trust Administrator will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Trust Administrator as a condition to such registration. In addition, no Transfer of a Class R Certificate shall be made unless the Trust Administrator shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

                  (iii) (A) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trust Administrator shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                           (B) If any purported Transferee shall become a holder
                  of a Class R Certificate in violation of the restrictions in this Section 5.02(d) and to the extent that the retroactive restoration of the rights of the holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Trust Administrator shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Trust Administrator on such terms as the Trust Administrator may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Trust Administrator. Such purchaser may be the Trust Administrator itself or any Affiliate of the Trust Administrator. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trust Administrator or its Affiliates), expenses and taxes due, if any, will be remitted by the Trust Administrator to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Trust Administrator, and the Trust Administrator shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

                  (iv) The Trust Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Class R Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in
         Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be accepted by the Trust Administrator.

                  (v) The provisions of this Section 5.02(d) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trust Administrator at the expense of the party seeking to modify, add to or eliminate any such provision the following:

                           (A) written notification from each Rating Agency to
                  the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

                           (B) an Opinion of Counsel, in form and substance
                  satisfactory to the Trust

                  Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause any Trust REMIC to cease to qualify as a REMIC and will not cause any Trust REMIC to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is not a Permitted Transferee or a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

                  (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Trust Administrator maintained for such purpose pursuant to Section 8.11, the Trustee, or the Trust Administrator on behalf of the Trustee shall execute, and the Trustee or the Trust Administrator shall authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

                  (f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Trust Administrator maintained for such purpose pursuant to Section 8.11. Whenever any Certificates are so surrendered for exchange, the Trustee, or the Trust Administrator on behalf of the Trustee, shall execute, authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trust Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (g) No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (h) All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Trust Administrator in accordance with its customary procedures.

                  SECTION 5.03.             Mutilated, Destroyed, Lost or Stolen
                                            Certificates.

                  If (i) any mutilated Certificate is surrendered to the Trust Administrator, or the Trust Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to each of the Trustee and the Trust Administrator such security or indemnity as may be required by it to save it harmless, then, in the absence of actual knowledge by the Trust Administrator or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee, or the Trust Administrator on behalf of the Trustee shall execute, and the Trustee or the Trust Administrator shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trust Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Trust Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 5.04.             Persons Deemed Owners.

                  The Depositor, the Servicer, the Trust Administrator, the Trustee and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Trust Administrator, the Trustee or any agent of any of them shall be affected by notice to the contrary.

                  SECTION 5.05.             Certain Available Information.

                  On or prior to the date of the first sale of any Private Certificate to an Independent third party, the Depositor shall provide to the Trust Administrator ten copies of any private placement memorandum or other disclosure document used by the Depositor in connection with the offer and sale of such Certificates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trust Administrator, the Depositor promptly shall inform the Trust Administrator of such event and shall deliver to the Trust Administrator ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trust Administrator shall maintain at its Corporate Trust Office and shall make available free of charge during normal business hours for review by any Holder of a Certificate or any Person identified to the Trust Administrator as a prospective transferee of a Certificate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Private Certificate, the related private placement memorandum or other disclosure document relating to such Class of Certificates, in the form most recently provided to the Trust Administrator; and
(ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to Section 11.01, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date, (C) all certifications delivered by a Responsible Officer of the Trust Administrator since the Closing Date pursuant to Section 10.01(h), (D) any and all Officers' Certificates delivered to the Trust Administrator by the Servicer since the Closing Date to evidence the Servicer's determination that any Advance or Servicing Advance was, or if made, would be a Nonrecoverable Advance or Nonrecoverable Servicing Advance, respectively, and (E) any and all Officers' Certificates delivered to the Trust Administrator by the Servicer since the Closing Date pursuant to
Section 4.04(a). Copies and mailing of any and all of the foregoing items will be available from the Trust Administrator upon request at the expense of the Person requesting the same.




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



                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

                  SECTION 6.01.             Liability of the Depositor and the
                                            Servicer.

                  The Depositor and the Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement upon them in their respective capacities as Depositor and Servicer and undertaken hereunder by the Depositor and the Servicer herein.

                  SECTION 6.02. Merger or Consolidation of the Depositor or the Servicer.

                  Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Servicer will keep in full effect its existence, rights and franchises as a limited partnership under the laws of the jurisdiction of its formation. The Depositor and the Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  The Depositor or the Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that the Rating Agencies' ratings of the Class A Certificates and the Mezzanine Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies).

                  SECTION 6.03. Limitation on Liability of the Depositor, the Servicer and Others.

                  None of the Depositor, the Servicer or any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense relating to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its good faith reasonable opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor and the Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor or the Servicer acts without the consent of Holders of Certificates entitled to at least 51% of the Voting Rights, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in
Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

                  SECTION 6.04.             Limitation on Resignation of the
                                            Servicer.

                  The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Servicer and delivered to the Trustee and the Trust Administrator. No resignation of the Servicer shall become effective until the Trust Administrator, the Trustee or a successor servicer shall have assumed the Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

                  Except as expressly provided herein, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder. The foregoing prohibition on assignment shall not prohibit the Servicer from designating a Sub-Servicer as payee of any indemnification amount payable to the Servicer hereunder; provided, however, that as provided in Section 3.02 hereof, no Sub-Servicer shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Subservicer as an indemnitee under this Agreement.

         The Trust Administrator, the Trustee and the Depositor hereby specifically (i) consent to the pledge and assignment by the Servicer of all of the Servicer's right, title and interest in, to and under this Agreement to the Servicing Rights Pledgee, for the benefit of certain lenders and (ii) provided that no Servicer Event of Default exists, agree that upon delivery to the Trust Administrator by the Servicing Rights Pledgee of a letter signed by the Servicer whereunder the Servicer shall resign as Servicer under this Agreement, the Trust Administrator shall appoint the Servicing Rights Pledgee or its designee as successor Servicer, provided that at the time of such appointment, the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer pursuant to Section 7.02(a) hereof and agrees to be subject to the terms of this Agreement. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor servicer.

                  SECTION 6.05. Rights of the Depositor in Respect of the Servicer.

                  The Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Depositor, the Trustee and the Trust Administrator, upon reasonable notice, during normal business hours, access to all records maintained by the Servicer (and any such Sub-Servicer) in respect of the Servicer's rights and obligations hereunder and access to officers of the Servicer (and those of any such Sub-Servicer) responsible for such obligations. Upon request, the Servicer shall furnish to the Depositor, the Trustee and the Trust Administrator its (and any such Sub-Servicer's) most recent financial statements and such other information relating to the Servicer's capacity to perform its obligations under this Agreement as it possesses (and that any such Sub- Servicer possesses). To the extent such information is not otherwise available to the public, the Depositor, the Trustee and the Trust Administrator shall not disseminate any information obtained pursuant to the preceding two sentences without the Servicer's written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor and the Trustee, the Trust Administrator or the Trust Fund, and in any case, the Depositor, the Trustee or the Trust Administrator as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer under this Agreement or exercise the rights of the Servicer under this Agreement; provided that the Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer and is not obligated to supervise the performance of the Servicer under this Agreement or otherwise.

                                   ARTICLE VII

                                     DEFAULT

                  SECTION 7.01.             Servicer Events of Default.

                  (a) "Servicer Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Servicer to remit to the Trust Administrator for distribution to the Certificateholders any payment (other than an Advance required to be made from its own funds on any Servicer Remittance Date pursuant to Section 4.03) required to be made under the terms of the Certificates and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Trustee or the Trust Administrator (in which case notice shall be provided by telecopy), or to the Servicer, the Depositor, the Trustee and the Trust Administrator by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                  (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, or the breach by the Servicer of any representation and warranty contained in Section 2.05, which continues unremedied for a period of 30 days (or if such failure or breach cannot be remedied within 30 days, then such remedy shall have been commenced within 30 days and diligently pursued thereafter; provided, however, that in no event shall such failure or breach be allowed to exist for a period of greater than 90 days) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Trustee, the Trust Administrator or to the Servicer, the Depositor, the Trustee and the Trust Administrator by the Holders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

                  (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) any failure by the Servicer of the Servicer Termination Trigger; or

                  (vii) any failure of the Servicer to make any Advance on any Servicer Remittance Date required to be made from its own funds pursuant to Section 4.03 which continues unremedied until 3:00 p.m. New York time on the second Business Day immediately following the Servicer Remittance Date.

                  If a Servicer Event of Default described in clauses (i) through (vi) of this Section shall occur, then, and in each and every such case, so long as such Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the Servicer (and to the Depositor and the Trust Administrator if given by the Trustee or to the Trustee and the Trust Administrator if given by the Depositor), terminate all of the rights and obligations of the Servicer in its capacity as Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Servicer Event of Default described in clause (vii) hereof shall occur, the Trustee shall, by notice in writing to the Servicer, the Trust Administrator and the Depositor, terminate all of the rights and obligations of the Servicer in its capacity as Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator pursuant to and under this Section, and, without limitation, the Trust Administrator is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trust Administrator with all documents and records requested by it to enable it to assume the Servicer's functions under this Agreement, and to cooperate with the Trust Administrator and the Trustee in effecting the termination of the Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Trust Administrator for administration by it of all cash amounts which at the time shall be or should have been credited by the Servicer to the Collection Account held by or on behalf of the Servicer, the Distribution Account or any REO Account or Servicing Account held by or on behalf of the Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Servicer (provided, however, that the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 7.01, each of the Trustee and the Trust Administrator shall not be deemed to have knowledge of a Servicer Event of Default unless a Responsible Officer of the Trustee or the Trust Administrator, as applicable, assigned to and working in the Trustee's or the Trust Administrator's, as the case may be, Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Servicer Event of Default is received by the Trustee or the Trust Administrator, as applicable, and such notice references the Certificates, the Trust Fund or this Agreement.

                  SECTION 7.02. Trust Administrator or Trustee to Act; Appointment of Successor.

                  (a)(1) On and after the time the Servicer receives a notice of termination, the Trust Administrator (and in the event the Trust Administrator fails in its obligation, the Trustee) shall separately assume and become the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Trust Administrator or the Trustee, as applicable, (except for any representations or warranties of the Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section
2.05 and the obligation to deposit amounts in respect of losses pursuant to
Section 3.12) by the terms and provisions hereof including, without limitation, the Servicer's obligations to make Advances pursuant to Section 4.03; provided, however, that if the Trust Administrator or the Trustee, as applicable, is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trust Administrator or the Trustee, as applicable, shall not be obligated to make Advances pursuant to
Section 4.03; and provided further, that any failure to perform such duties or responsibilities caused by the Servicer's failure to provide information required by Section 7.01 shall not be considered a default by the Trust Administrator or the Trustee, as applicable, as successor to the Servicer hereunder. As compensation therefor, the Trust Administrator or the Trustee, as applicable, shall be entitled to the Servicing Fee and all funds relating to the Mortgage Loans to which the Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above and subject to Section 7.02(a)(2) below, the Trust Administrator or the Trustee, as applicable, may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trust Administrator or Trustee, as applicable, promptly appoint or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency without qualification, withdrawal or downgrading of the ratings then assigned to any of the Certificates and having a net worth of not less than $15,000,000, as the successor to the Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under this Agreement.

                  (2) No appointment of a successor to the Servicer under this Agreement shall be effective until the assumption by the successor of all of the Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trust Administrator or the Trustee, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer as such hereunder. The Depositor, the Trustee, the Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Servicer under this Agreement, the Trust Administrator or the Trustee, as applicable, shall act in such capacity as hereinabove provided.

                  (b) If the Servicer fails to remit to the Trust Administrator for distribution to the Certificateholders any payment required to be made under the terms of this Agreement (for purposes of this Section 7.02(b), a "Remittance") because the Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of such Remittance is prohibited by
Section 362 of the federal Bankruptcy Code, the Trust Administrator, upon its appointment as successor servicer (and in the event the Trust Administrator fails in its obligation, the Trustee, upon its appointment as successor servicer), or any other successor servicer appointed pursuant to Section 7.02(a)(1), shall upon notice of such prohibition, regardless of whether it has received a notice of termination under Section 7.01, advance the amount of such Remittance by depositing such amount in the Distribution Account on the related Distribution Date. The Trust Administrator or the Trustee, as applicable, shall be obligated to make such advance only if (i) such advance, in the good faith judgment of the Trust Administrator or the Trustee, as applicable, can reasonably be expected to be ultimately recoverable from Stayed Funds and (ii) the Trust Administrator or Trustee, as applicable, is not prohibited by law from making such advance or obligating itself to do so. Upon remittance of the Stayed Funds to the Trust Administrator or the deposit thereof in the Distribution Account by the Servicer, a trustee in bankruptcy or a federal bankruptcy court, the Trust Administrator or the Trustee, as applicable, may recover the amount so advanced, without interest, by withdrawing such amount from the Distribution Account; however, nothing in this Agreement shall be deemed to affect the Trust Administrator's or Trustee's, as applicable, rights to recover from the Servicer's own funds interest on the amount of any such advance. If the Trust Administrator or the Trustee, as the case may be, at any time makes an advance under this Subsection which it later determines in its good faith judgment will not be ultimately recoverable from the Stayed Funds with respect to which such advance was made, the Trust Administrator or the Trustee, as applicable, shall be entitled to reimburse itself for such advance, without interest, by withdrawing from the Distribution Account, out of amounts on deposit therein, an amount equal to the portion of such advance attributable to the Stayed Funds.

                  (c) In the event of a Servicer Event of Default, notwithstanding anything to the contrary above, the Trust Administrator, the Trustee and the Depositor hereby agree that upon delivery to the Trust Administrator by the Servicing Rights Pledgee of a letter signed by the Servicer within ten Business Days of when notification of such event shall have been provided to the Trust Administrator, whereunder the Servicer shall resign as Servicer under this Agreement, the Trust Administrator shall appoint the Servicing Rights Pledgee or its designee as successor Servicer, provided that at the time of such appointment, the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer set forth above and the Servicing Rights Pledgee or such designee agrees to be subject to the terms of this Agreement.

                  SECTION 7.03.             Notification to Certificateholders.

                  (a) Upon any termination of the Servicer pursuant to Section
7.01 above or any appointment of a successor to the Servicer pursuant to Section
7.02 above, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                  (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Servicer Event of Default or five days after a Responsible Officer of the Trustee or the Trust Administrator becomes aware of the occurrence of such an event, the Trustee or the Trust Administrator shall transmit (or in the case of the Trustee, the Trustee shall cause the Trust Administrator to transmit) by mail to all Holders of Certificates notice of each such occurrence, unless such default or Servicer Event of Default shall have been cured or waived.

                  SECTION 7.04.             Waiver of Servicer Events of
                                            Default.

                  The Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Servicer Event of Default hereunder may waive such default or Servicer Event of Default; provided, however, that a default or Servicer Event of Default under clause (i) or (vii) of Section 7.01 may be waived only by all of the Holders of the Regular Certificates. Upon any such waiver of a default or Servicer Event of Default, such default or Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.



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



                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

                  SECTION 8.01.             Duties of Trustee and Trust
                                            Administrator

                  Each of the Trustee and the Trust Administrator, prior to the occurrence of a Servicer Event of Default and after the curing of all Servicer Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. During a Servicer Event of Default, each of the Trustee and the Trust Administrator shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee or the Trust Administrator enumerated in this Agreement shall not be construed as a duty.

                  Each of the Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, it shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, it will provide notice thereof to the Certificateholders.

                  No provision of this Agreement shall be construed to relieve the Trustee or the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) Prior to the occurrence of a Servicer Event of Default, and after the curing of all such Servicer Events of Default which may have occurred, the duties and obligations of each of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Trust Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Trust Administrator and, in the absence of bad faith on the part of the Trustee or the Trust Administrator, as applicable, the Trustee or the Trust Administrator, as the case may be, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Trust Administrator, as the case may be, that conform to the requirements of this Agreement;

                  (ii) Neither the Trustee nor the Trust Administrator shall be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of it unless it shall be proved that it was negligent in ascertaining the pertinent facts; and

                  (iii) Neither the Trustee nor the Trust Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance


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         with the direction of the Holders of Certificates entitled to at least
         25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to it or exercising any trust or power conferred upon it under this Agreement.

                  SECTION 8.02. Certain Matters Affecting the Trustee and the Trust Administrator.

                  (a)      Except as otherwise provided in Section 8.01:

                           (i) Each of the Trustee and the Trust Administrator
                  may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                           (ii) Each of the Trustee and the Trust Administrator
                  may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                           (iii) Neither the Trustee nor the Trust Administrator
                  shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Trust Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee or the Trust Administrator of the obligation, upon the occurrence of a Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                           (iv) Neither the Trustee nor the Trust Administrator
                  shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                           (v) Prior to the occurrence of a Servicer Event of
                  Default hereunder and after the curing of all Servicer Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, as applicable, not reasonably assured to the Trustee or Trust Administrator, as applicable, by such Certificateholders, the Trustee or the Trust Administrator, as applicable, may require reasonable indemnity against such expense, or liability from such Certificateholders as a condition to taking any such action;

                           (vi) Each of the Trustee and the Trust Administrator
                  may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

                           (vii) Neither the Trustee nor the Trust Administrator
                  shall be personally liable for any loss resulting from the investment of funds held in the Collection Account at the direction of the Servicer pursuant to Section 3.12.

                  (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee or the Trust Administrator, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee or the Trust Administrator shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

                  SECTION 8.03. Neither the Trustee nor Trust Administrator Liable for
                                            Certificates or Mortgage Loans.

                  The recitals contained herein and in the Certificates (other than the signature of the Trustee or the Trust Administrator, on behalf of the Trustee, the authentication of the Trustee or the Trust Administrator on the Certificates, the acknowledgments of the Trustee and the Trust Administrator contained in Article II and the representations and warranties of the Trustee and the Trust Administrator in Section 8.12) shall be taken as the statements of the Depositor and neither the Trustee nor the Trust Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Trust Administrator makes any representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.12) or of the Certificates (other than the signature of the Trustee, or the Trust Administrator on behalf of the Trustee, and authentication of the Trustee or the Trust Administrator on the Certificates) or of any Mortgage Loan or related document. Neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer, other than any funds held by or on behalf of the Trustee or the Trust Administrator in accordance with Section 3.10.

                  SECTION 8.04. Trustee and Trust Administrator May Own Certificates.



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



                  Each of the Trustee and the Trust Administrator in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or Trust Administrator, as applicable.

                  SECTION 8.05. Trustee's and Trust Administrator's Fees and Expenses.

                  (a) The Trust Administrator shall withdraw from the Distribution Account on each Distribution Date and pay to itself the related portion of the Administration Fee and pay to the Trustee the related portion of the Administration Fee and, to the extent that the funds therein are at anytime insufficient for such purpose, the Servicer shall pay such fees. Each of the Trustee and the Trust Administrator and any director, officer, employee or agent of the Trustee or the Trust Administrator, as applicable, shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee or the Trust Administrator, as applicable, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's or Trust Administrator's, as the case may be, performance in accordance with the provisions of this Agreement) incurred by the Trustee or the Trust Administrator, as applicable, in connection with any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, other than any loss, liability or expense (i) resulting from any breach of the Servicer's obligations in connection with this Agreement for which the Servicer has performed its obligation to indemnify the Trustee and the Trust Administrator pursuant to Section 10.03(c) (and in the case of the Trustee, resulting from any breach of the Trust Administrator's obligations in connection with this Agreement for which the Trust Administrator has performed its obligation to indemnify the Trustee pursuant to Section 10.03(b) and in the case of the Trust Administrator, resulting from any breach of the Trustee's obligations in connection with this Agreement for which the Trustee has performed its obligation to indemnify the Trust Administrator pursuant to
Section 10.03(a)), (ii) that constitutes a specific liability of the Trustee or the Trust Administrator, as applicable, pursuant to Section 10.01(g) or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or in the case of the Trust Administrator, as a result of a breach of the Trust Administrator's obligations under Article X hereof. The Servicer agrees to indemnify the Trustee and the Trust Administrator, from, and hold it harmless against, any loss, liability or expense arising in respect of any breach by the Servicer of its obligations in connection with this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee or the Trust Administrator, as the case may be. Any payment hereunder made by the Servicer to the Trustee or the Trust Administrator shall be from the Servicer's own funds, without reimbursement from REMIC I-A or REMIC I-B therefor.

                  (b) The Depositor shall pay any annual rating agency fees of the Rating Agencies for ongoing surveillance from its own funds without right of reimbursement.

                  SECTION 8.06. Eligibility Requirements for Trustee and Trust Administrator.

                  Each of the Trustee and the Trust Administrator hereunder shall at all times be a corporation or an association (other than the Depositor, the Seller, the Servicer or, in the case of the

Trustee, any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 (or a member of a bank holding company whose capital and surplus is at least $50,000,000) and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Trust Administrator, as the case may be, shall resign immediately in the manner and with the effect specified in Section 8.07.

                  SECTION 8.07. Resignation and Removal of the Trustee and the Trust Administrator

                  Either the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Servicer, to the Certificateholders and, if the Trustee is resigning, to the Trust Administrator, or, if the Trust Administrator is resigning, to the Trustee. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee or Trust Administrator (which may be the same Person in the event both the Trustee and the Trust Administrator resign or are removed) by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Trust Administrator and to the successor Trustee or Trust Administrator, as applicable. A copy of such instrument shall be delivered to the Certificateholders, the Trustee or Trust Administrator, as applicable, and the Servicer by the Depositor. If no successor Trustee or Trust Administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor Trustee or Trust Administrator, as applicable.

                  If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor (or in the case of the Trust Administrator, the Trustee), or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Trust Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor (or in the case of the Trust Administrator, the Trustee) may remove the Trustee or the Trust Administrator, as applicable, and appoint a successor Trustee or Trust Administrator (which may be the same Person in the event both the Trustee and the Trust Administrator resign or are removed) by written instrument, in duplicate, which instrument shall be delivered to the Trustee or Trust Administrator, as the case may be, so removed and to the successor Trustee or Trust Administrator. A copy of such instrument shall be delivered to the Certificateholders, the Trustee or the Trust Administrator, as applicable, and the Servicer by the Depositor.

                  The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee or the Trust Administrator and appoint a successor Trustee or Trust Administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or to the Trust Administrator, as the case may be, so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Servicer by the Depositor. In addition, if the Trustee has knowledge that the Trust Administrator has breached any of its duties under this Agreement, the Trustee may remove the Trust Administrator in the same manner as provided in the prior sentence. For purposes of this Section, the Trustee shall not be deemed to have knowledge of a breach by the Trust Administrator of any of its duties hereunder, unless a Responsible Officer of the Trustee , assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a breach is received by the Trustee, and such notice references the Certificates, the Trust Fund or this Agreement.

                  Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor Trustee or Trust Administrator, as the case may be, pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee or Trust Administrator as provided in Section 8.08. Notwithstanding the foregoing, in the event the Trust Administrator advises the Trustee that it is unable to continue to perform its obligations pursuant to the terms of this Agreement prior to the appointment of a successor, the Trustee shall be obligated to perform such obligations until a new Trust Administrator is appointed. Such performance shall be without prejudice to any claim by a party hereto or beneficiary hereof resulting from the Trust Administrator's breach of its obligations hereunder.

                  SECTION 8.08.             Successor Trustee or Trust
                                            Administrator

                  Any successor Trustee or Trust Administrator appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Trustee or the Trust Administrator, as applicable, and its predecessor Trustee or Trust Administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Trust Administrator shall become effective and such successor Trustee or Trust Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Trust Administrator herein. The predecessor Trustee or Trust Administrator shall deliver to the successor Trustee or Trust Administrator all Mortgage Files and related documents and statements to the extent held by it hereunder, as well as all moneys, held by it hereunder, and the Depositor and the predecessor Trustee or Trust Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee or Trust Administrator all such rights, powers, duties and obligations.

                  No successor Trustee or Trust Administrator shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee or Trust Administrator shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee or Trust Administrator shall not result in a downgrading of any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

                  Upon acceptance of appointment by a successor Trustee or Trust Administrator as provided in this Section, the Depositor shall mail notice of the succession of such Trustee or Trust Administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee or Trust Administrator, the successor Trustee or Trust Administrator shall cause such notice to be mailed at the expense of the Depositor.

                  SECTION 8.09.             Merger or Consolidation of Trustee.

                  Any corporation or association into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee or the Trust Administrator, as the case may be, shall be a party, or any corporation or association succeeding to the business of the Trustee or the Trust Administrator, as applicable, shall be the successor of the Trustee or the Trust Administrator, as the case may be, hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 8.10.             Appointment of Co-Trustee or
                                            Separate Trustee.

                  Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC I-A or REMIC I-B or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I-A or REMIC I-B, and to vest in such Person or Persons, in such capacity, such title to REMIC I-A and REMIC I-B, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

                  In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to a defaulting Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC I-A and REMIC I-B or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.


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



Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or co-trustee.

                  SECTION 8.11.             Appointment of Office or Agency.

                  The Trust Administrator hereby appoints its Corporate Trust Office as the office or agency in the City of New York, New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Trust Administrator in respect of the Certificates and this Agreement may be served.

                  SECTION 8.12.             Representations and Warranties.

                  Each of the Trustee and the Trust Administrator hereby represents and warrants to the Servicer, the Depositor and the Trustee or the Trust Administrator, as applicable, as of the Closing Date, that:

                  (i) It is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

                  (ii) The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of it to perform its obligations under this Agreement or its financial condition.

                  (vi) No litigation is pending or, to the best of its knowledge, threatened against it, which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either the ability of it to perform its obligations under this Agreement or its financial condition.

                                   ARTICLE IX

                                   TERMINATION

                  SECTION 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.

                  (a) Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Servicer, the Trustee and the Trust Administrator (other than the obligations of the Servicer to the Trustee and the Trust Administrator pursuant to Section 8.05 and of the Servicer to provide for and the Trust Administrator to make payments in respect of the REMIC I-A Regular Interests, the REMIC I-B Regular Interests and the Classes of Certificates as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Terminator (as defined below) of all Mortgage Loans and each REO Property remaining in REMIC I-A and REMIC I-B and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I-A and REMIC I-B; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. Subject to Section 3.10 hereof, the purchase by the Terminator of all Mortgage Loans and each REO Property remaining in REMIC I-A and REMIC I-B shall be at a price (the "Termination Price") equal to the greater of (A) the aggregate Purchase Price of all the Group I Mortgage Loans or Group II Mortgage Loans included in REMIC I-A or REMIC I-B, as applicable, plus the appraised value of each REO Property, if any, included in REMIC I-A or REMIC I-B, as applicable, such appraisal to be conducted by an appraiser mutually agreed upon by the Terminator and the Trustee in their reasonable discretion and
(B) the aggregate fair market value of all of the assets of REMIC I-A or REMIC I-B, as applicable, (as determined by the Terminator and the Trustee, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to the related Certificateholders pursuant to the third paragraph of this Section 9.01).

                  (b) The Servicer shall have the right (the party exercising such right, the "Terminator"), to purchase (i) all of the Group I Mortgage Loans and each REO Property remaining in REMIC I-A or (ii) all of the Group II Mortgage Loans and each REO Property remaining in REMIC I-B, in each case pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Group I Certificates or the Group II Certificates, as applicable, will be retired; provided, however, that (a) the Terminator may elect to purchase all of the Group I Mortgage Loans and each REO Property remaining in REMIC I-A pursuant to clause (i) above only if the aggregate Stated Principal Balance of the Group I Mortgage Loans and each REO Property remaining in the Trust Fund at the time of such election is reduced to less than 10% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date and (b) the Terminator may elect to purchase all of the Group II Mortgage Loans and each REO Property remaining in REMIC I-B pursuant to clause (i) above only if the aggregate Stated Principal Balance of the Group II Mortgage Loans and each REO

Property remaining in the Trust Fund at the time of such election is reduced to less than 10% of the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the Cut-off Date. By acceptance of the Class R Certificates, the Holder of the Class R Certificates agrees, in connection with any termination hereunder, to assign and transfer any amounts in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class OCF Certificates or the Class OCV Certificates, as applicable.

                  (c) Notice of the liquidation of the Group I Certificates or the Group II Certificates, as applicable, shall be given promptly by the Trust Administrator by letter to Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Group I Mortgage Loans and each REO Property or the Group II Mortgage Loans and each REO Property by the Terminator, not earlier than the 10th day and not later than the 20th day of the month next preceding the month of the final distribution on the related Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the related Loan Group will terminate and the final payment in respect of the REMIC I-A Regular Interests or the REMIC I-B Regular Interests, as applicable and the related Certificates will be made upon presentation and surrender of the related Certificates at the office of the Trust Administrator therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the REMIC I-A Regular Interests or the REMIC I-B Regular Interests or the related Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the related Certificates at the office of the Trust Administrator. In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I-A or REMIC I-B by the Terminator, the Terminator shall deliver to the Trust Administrator for deposit in the Distribution Account not later than the last Business Day of the month next preceding the month of the final distribution on the related Certificates an amount in immediately available funds equal to the above-described purchase price. The Trust Administrator shall remit to the Servicer from such funds deposited in the Distribution Account (i) any amounts which the Servicer would be permitted to withdraw and retain from the Collection Account pursuant to
Section 3.11 and (ii) any other amounts otherwise payable by the Trust Administrator to the Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement, in each case prior to making any final distributions pursuant to Section 10.01(d) below. Upon certification to the Trust Administrator by a Servicing Officer of the making of such final deposit, the Trust Administrator shall promptly release to the Terminator the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

                  (d) Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Trust Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.01 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this
Section 9.01 shall not


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



have been surrendered for cancellation within six months after the time specified in such notice, the Trust Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall pay to Salomon Smith Barney Inc. all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trust Administrator as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this
Section 9.01. Any such amounts held in trust by the Trust Administrator shall be held in an Eligible Account and the Trust Administrator may direct any depository institution maintaining such account to invest the funds in one or more Permitted Investments. All income and gain realized from the investment of funds deposited in such accounts held in trust by the Trust Administrator shall be for the benefit of the Trust Administrator; provided, however, that the Trust Administrator shall deposit in such account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon the realization of such loss.

                  Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

                  SECTION 9.02              Additional Termination Requirements.

                  (a) In the event that the Terminator purchases all the Mortgage Loans and each REO Property in either Loan Group or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in REMIC I-A and REMIC I-B pursuant to Section 9.01, the Trust Fund (or the applicable Trust REMIC) shall be terminated in accordance with the following additional requirements:

                           (i) The Trustee shall specify the first day in the
                  90-day liquidation period in a statement attached to the applicable Trust REMIC's final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Terminator;

                           (ii) During such 90-day liquidation period and, at or
                  prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I-A and/or REMIC I-B, as applicable to the Terminator for cash; and

                           (iii) At the time of the making of the final payment
                  on the Certificates, the Trust Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R Certificates in respect of the Class R-IA Interest and/or Class R-IB Interest all cash on hand in the applicable Trust REMIC (other than cash retained to meet claims), and such Trust REMIC shall terminate at that time.

                  (b) At the expense of the requesting Terminator (or, if the Trust Fund is being terminated as a result of the occurrence of the event described in clause (ii) of the first paragraph of Section 9.01, at the expense of the Trust Administrator without the right of reimbursement from the Trust
Fund), the Trust Administrator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC pursuant to this Section 9.02.

                  (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.


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



                                    ARTICLE X

                                REMIC PROVISIONS

                  SECTION 10.01.            REMIC Administration.

                  (a) The Trust Administrator shall elect to treat each Trust REMIC as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made by the Trust Administrator on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of REMIC I-A, the REMIC I-A Regular Interests shall be designated as the Regular Interests in REMIC I-A and the Class R-IA Interest shall be designated as the Residual Interest in REMIC I-A. The REMIC I-B Regular Interests shall be designated as the Regular Interests in REMIC I-B and the Class R-IB Interest shall be designated as the Residual Interest in REMIC I-B. The Class A Certificates, the Mezzanine Certificates, the Class OCF Certificates, the Class OCV Certificates, the Class PF Certificates and the Class PV Certificates shall be designated as the Regular Interests in REMIC II and the Class R-II Interest shall be designated as the Residual Interest in REMIC II. Neither the Trustee nor the Trust Administrator shall permit the creation of any "interests" in any Trust REMIC (within the meaning of Section 860G of the Code) other than the REMIC I-A Regular Interests, the REMIC I-B Regular Interests and the interests represented by the Certificates.

                  (b) The Closing Date is hereby designated as the "Startup Day" of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code.

                  (c) The Trust Administrator shall be reimbursed for any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to each Trust REMIC that involve the Internal Revenue Service or state tax authorities), including the expense of obtaining any tax related Opinion of Counsel except as specified herein. The Trust Administrator, as agent for each Trust REMIC's tax matters person shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any Trust REMIC and
(ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The holder of the largest Percentage Interest of Class R Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of each Trust REMIC created hereunder. By their acceptance thereof, the holder of the largest Percentage Interest of the Class R Certificates hereby agrees to irrevocably appoint the Trust Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

                  (d) The Trust Administrator shall prepare, the Trustee shall sign and the Trust Administrator shall file all of the Tax Returns (including Form 8811, which must be filed within 30 days following the Closing Date) in respect of each Trust REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trust Administrator without any right of reimbursement therefor.

                  (e) The Trust Administrator shall perform on behalf of each Trust REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trust Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each Trust REMIC. The Depositor shall provide or cause to be provided to the Trust Administrator, within ten (10) days after the Closing Date, all information or data that the Trust Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

                  (f) The Trustee and the Trust Administrator shall take such action and shall cause each Trust REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions. The Trustee and the Trust Administrator shall not take any action or cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of each Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in
Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee and the Trust Administrator have received an Opinion of Counsel, addressed to the Trustee and the Trust Administrator (at the expense of the party seeking to take such action but in no event at the expense of the Trust Administrator or the Trustee) to the effect that the contemplated action will not, with respect to any Trust REMIC, endanger such status or result in the imposition of such a tax, nor shall the Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee or the Trust Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Servicer may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel. In addition, prior to taking any action with respect to any Trust REMIC or the respective assets of each, or causing any Trust REMIC to take any action, which is not contemplated under the terms of this Agreement, the Servicer will consult with the Trustee and the Trust Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any Trust REMIC and the Servicer shall not take any such action or cause any Trust REMIC to take any such action as to which the Trustee or the Trust Administrator has advised it in writing that an Adverse REMIC Event could occur; provided that the Servicer may conclusively rely on such writing and shall incur no liability for its action or failure to act in accordance with such writing. The Trust Administrator and the Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee or Trust Administrator, as applicable. At all times as may be required by the Code, the Trust Administrator will ensure that substantially all of the assets of REMIC I-A and REMIC I-B will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code, to the extent such obligations are within the Trust Administrator's control and not otherwise inconsistent with the terms of this Agreement.

                  (g) In the event that any tax is imposed on "prohibited transactions" of any Trust REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trust Administrator pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trust Administrator of any of its obligations under this Article X, (ii) to the Trustee pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (iii) to the Servicer pursuant to Section
10.03 hereof, if such tax arises out of or results from a breach by the Servicer of any of its obligations under Article III or this Article X, or (iv) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

                  (h) On or before April 15 of each calendar year, commencing April 15, 2002, the Trust Administrator shall deliver to each Rating Agency an Officer's Certificate of the Trust Administrator stating the Trust Administrator's compliance with this Article X.

                  (i) The Trust Administrator shall, for federal income tax purposes, maintain books and records with respect to each Trust REMIC on a calendar year and on an accrual basis.

                  (j) Following the Startup Day, none of the Servicer, the Trustee or the Trust Administrator shall accept any contributions of assets to any Trust REMIC other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any Trust REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (k) None of the Trustee, the Trust Administrator or the Servicer shall enter into any arrangement by which any Trust REMIC will receive a fee or other compensation for services nor permit any Trust REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  SECTION 10.02.            Prohibited Transactions and
                                            Activities.

                  None of the Depositor, the Servicer, the Trust Administrator or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I-A or REMIC I-B, (iii) the termination of REMIC I-A or REMIC I-B pursuant to Article IX of this Agreement,
(iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement), nor acquire any assets for any Trust REMIC (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Distribution Account for gain, nor accept any contributions to any Trust REMIC after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Trustee and the Trust Administrator (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee or Trust Administrator) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any Trust REMIC as a REMIC or (b) cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

                  SECTION 10.03. Servicer and Trustee and Trust Administrator Indemnification.

                  (a) The Trustee agrees to indemnify the Trust Fund, the Depositor, the Servicer and the Trust Administrator for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor, the Servicer, or the Trust Administrator, as a result of a breach of the Trustee's covenants set forth in this Article X.

                  (b) The Trust Administrator agrees to indemnify the Trust Fund, the Depositor, the Servicer and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor, the Servicer or the Trustee as a result of a breach of the Trust Administrator's covenants set forth in this
Article X

                  (c) The Servicer agrees to indemnify the Trust Fund, the Depositor, the Trust Administrator and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor, the Trust Administrator or the Trustee, as a result of a breach of the Servicer's covenants set forth in
Article III or this Article X.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  SECTION 11.01.            Amendment.

                  This Agreement may be amended from time to time by the Depositor, the Servicer, the Trustee and the Trust Administrator without the consent of any of the Certificateholders, (i) to cure any ambiguity or defect,
(ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), or (iii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee and the Trust Administrator adversely affect in any material respect the interests of any Certificateholder. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

                  This Agreement may also be amended from time to time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner, other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or the Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

                  Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not result in the imposition of any tax on any Trust REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                  Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment to each Certificateholder.

                  It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee or the Trust Administrator may prescribe.

                  The cost of any Opinion of Counsel to be delivered pursuant to this Section 11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee or Trust Administrator.

                  Each of the Trustee and the Trust Administrator may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

                  SECTION 11.02.            Recordation of Agreement;
                                            Counterparts.

                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Certificateholders, but only upon direction of the Trustee or the Trust Administrator accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 11.03.            Limitation on Rights of
                                            Certificateholders.

                  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee and the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee and the Trust Administrator to institute such action, suit or proceeding in its own name as Trustee or Trust Administrator hereunder and shall have offered to the Trustee and the Trust Administrator such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee or the Trust Administrator, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder, the Trustee and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 11.04.            Governing Law.

                  This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  SECTION 11.05.            Notices.

                  All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or delivered in any other manner specified herein, to (a) in the case of the Depositor, 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: Mortgage Finance (telecopy number (212) 723-8604), or such other address or telecopy number as may hereafter be furnished to the Servicer, the Trustee and the Trust Administrator in writing by the Depositor, (b) in the case of the Servicer, 5373 West Alabama, Suite 600, Houston, Texas 77056,
Attention: Janice McClure (telecopy number: (713) 960-0539), or such other address or telecopy number as may hereafter be furnished to the Trustee, the Trust Administrator and the Depositor in writing by the Servicer and (c) in the case of the Trust Administrator, 111 Wall Street, 14th Floor, New York, New York 10005, Attention: Structured Finance/SBMSVII 2001-1 (telecopy number (212) 657-4009, or such other address or telecopy number as may hereafter be furnished to the Servicer, the Depositor and the Trustee in writing by the Trust Administrator and (d) in the case of the Trustee, 180 East Fifth Street, St. Paul, Minnesota, 55101, Attention: Structured Finance/SBMSVII 2001-1 (telecopy number (651) 244-0089, or such other address or telecopy number as may hereafter be furnished to the Servicer, the Trust Administrator and the Depositor in writing by the Trustee. Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

                  SECTION 11.06.            Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 11.07.            Notice to Rating Agencies.

                  The Trust Administrator shall use its best efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which it has actual knowledge:

                  1. Any material change or amendment to this Agreement;

                  2. The occurrence of any Servicer Event of Default that has not been cured or waived;

                  3. The resignation or termination of the Servicer or the Trustee or the Trust Administrator;

                  4. The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

                  5. The final payment to the Holders of any Class of Certificates;

                  6. Any change in the location of the Collection Account or the Distribution Account;

                  7. Any event that would result in the inability of the Trust Administrator or the Trustee, as applicable, to make advances regarding delinquent Mortgage Loans; and

                  8. The filing of any claim under any Servicer's blanket bond and errors and omissions insurance policy required by Section 3.14 or the cancellation or material modification of coverage under any such instrument.

                  In addition, the Trust Administrator shall promptly furnish to each Rating Agency copies of each report to Certificateholders described in
Section 4.02 and the Servicer shall promptly furnish to each Rating Agency copies of the following:

                  1. Each annual statement as to compliance described in Section 3.20; and

                  2. Each annual independent public accountants' servicing report described in Section 3.21.

                  Any such notice pursuant to this Section 11.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Fitch, Inc., One State Street, 32nd Floor, New York, New York 10004 and to Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10007 or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

                  SECTION 11.08.            Article and Section References.

                  All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

                  SECTION 11.09.            Grant of Security Interest.

                  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee, be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor's obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee.

                  IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                             SALOMON BROTHERS MORTGAGE
                                             SECURITIES VII, INC., as Depositor


                                             By: /s/ Matthew R. Bollo
                                                ----------------------------
                                             Name: Matthew R. Bollo
                                             Title: Assistant Vice President


                                             LITTON LOAN SERVICING LP,
                                               as Servicer


                                             By: /s/ Janice McClure
                                                ----------------------------
                                             Name: Janice McClure
                                             Title: Senior Vice President


                                             U.S. BANK NATIONAL ASSOCIATION,
                                               as Trustee


                                             By: /s/ Eve D. Kaplan
                                                ---------------------------
                                             Name: Eve D. Kaplan
                                             Title: Vice President


                                             CITIBANK, N.A.,
                                               as Trust Administrator


                                             By: /s/ Jennifer Cupo
                                                ---------------------------
                                             Name: Jennifer Cupo
                                             Title: Vice President

STATE OF _____________  )
                        ) ss.:
COUNTY OF ___________   )

                  On the th day of November 2001, before me, a notary public in and for said State, personally appeared ________________, known to me to be an Assistant Vice President of Salomon Brothers Mortgage Securities VII, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                        _____________________
                                                             Notary Public


[Notarial Seal]

STATE OF ______________         )
                                ) ss.:
COUNTY OF ____________          )

                  On the ____ day of November 2001, before me, a notary public in and for said State, personally appeared _____________________, known to me to be __________________ of Litton Loan Servicing LP, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                        _____________________
                                                             Notary Public



[Notarial Seal]

STATE OF MINNESOTA      )
                        )ss.:
COUNTY OF RAMSEY        )

                  On the ____ day of November 2001, before me, a notary public in and for said State, personally appeared Eve D. Kaplan, known to me to be a Vice President of U. S. Bank National Association, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                        _____________________
                                                             Notary Public


[Notarial Seal]

                                   EXHIBIT A-1

                         FORM OF CLASS AF-1 CERTIFICATE

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2001-1                            Aggregate Certificate Principal Balance
                                         of the Class AF-1 Certificates as of
                                         the Issue Date:
Pass-Through Rate: [___]%                $____________

Cut-off Date and date of Pooling and     Denomination: $______________
Servicing Agreement: October 19, 2001
                                         Servicer: Litton Loan Servicing LP
First Distribution Date:
November 26, 2001                        Trustee: U.S. Bank National Association

No. 1                                    Trust Administrator: Citibank, N.A.

                                         Issue Date: November __, 2001

                                         CUSIP: ___________


     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.





                                   A-1-1

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien and second lien mortgage loans (the "Group I Mortgage Loans") formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class AF-1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class AF-1 Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Trust Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AF-1 Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class AF-1 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class AF-1 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such


                                      A-1-2
distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to ____% per annum in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group I Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date and ____% per annum in the case of each Distribution Date thereafter.

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Group I Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Group I Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the


                                      A-1-3

Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the [Trustee] and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Group I Mortgage Loan and REO Property remaining in REMIC I-A and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I-A of all the Group I Mortgage Loans and all property acquired in respect of such Group I Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I-A all the Group I Mortgage Loans and all property acquired in respect of any Group I Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Group I Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Trust Administrator assume no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                      A-1-4

          IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: November __, 2001


                                         CITIBANK, N.A., as Trust Administrator


                                         By:__________________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class AF-1 Certificates referred to in the within-mentioned Agreement.


                                         CITIBANK, N.A., as Trust Administrator


                                         By:__________________________________
                                                   Authorized Signatory





                                      A-1-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common            UNIF GIFT MIN ACT - Custodian
                                                              ---------
TEN ENT - as tenants by the entireties                      (Cust) (Minor) under
                                                            Uniform Gifts
JT TEN - as joint tenants with right                            to Minors Act
         if survivorship and not as                             ________________
          tenants in common                                             (State)

          Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________.

Dated:

                                         _______________________________________
                                         Signature by or on behalf of assignor



                                         _______________________________________
                                         Signature Guaranteed






                                      A-1-6

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
_______________________________________________________________ for the account of _______________________________, account number ____________________________, or, if mailed by check, to_____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________
___________________________.  This information is provided by _________________
_________________________________________________, the assignee named above, or
________________________________________, as its agent.


                                      A-1-7

                                   EXHIBIT A-2
                                   -----------

                         FORM OF CLASS AF-2 CERTIFICATE

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2001-1                            Aggregate Certificate Principal Balance
                                         of the Class AF-2 Certificates as of
Pass-Through Rate: [___]%                the Issue Date:  $____________

Cut-off Date and date of Pooling and     Denomination: $______________
Servicing Agreement: October 19, 2001
                                         Servicer: Litton Loan Servicing LP
First Distribution Date:
November 26, 2001                        Trustee: U.S. Bank National Association

No. 1                                    Trust Administrator: Citibank, N.A.

                                         Issue Date: November __, 2001

                                         CUSIP: ___________


     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.





                                  A-2-1

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien and second lien mortgage loans (the "Group I Mortgage Loans") formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class AF-2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class AF-2 Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Trust Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AF-2 Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class AF-2 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class AF-2 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such


                                      A-2-2
distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to ____% per annum in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group I Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date and ____% per annum in the case of each Distribution Date thereafter.

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Group I Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Group I Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the


                                      A-2-3

Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the [Trustee] and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Group I Mortgage Loan and REO Property remaining in REMIC I-A and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I-A of all the Group I Mortgage Loans and all property acquired in respect of such Group I Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I-A all the Group I Mortgage Loans and all property acquired in respect of any Group I Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Group I Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Trust Administrator assume no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                      A-2-4

          IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: November __, 2001


                                         CITIBANK, N.A., as Trust Administrator


                                         By:____________________________________
                                                     Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class AF-2 Certificates referred to in the within-mentioned Agreement.


                                         CITIBANK, N.A., as Trust Administrator


                                         By:____________________________________
                                                    Authorized Signatory





                                      A-2-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common             UNIF GIFT MIN ACT - Custodian
                                                               ---------

TEN ENT - as tenants by the entireties                      (Cust) (Minor) under
                                                          Uniform Gifts
JT TEN - as joint tenants with right                               to Minors Act
         if survivorship and not as                           _________________
          tenants in common                                         (State)

          Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: _________________________________________
_______________________________________________________________________________.

Dated:

                                         _______________________________________
                                         Signature by or on behalf of assignor



                                         _______________________________________
                                         Signature Guaranteed






                                      A-2-6

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
_______________________________________________________________ for the account of _______________________________, account number ____________________________, or, if mailed by check, to ____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________
___________________________.This information is provided by ___________________
___________________________________________, the assignee named above, or
________________________________________, as its agent.


                                      A-2-7

                                   EXHIBIT A-3
                                   -----------

                         FORM OF CLASS AF-3 CERTIFICATE

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2001-1                            Aggregate Certificate Principal Balance
                                         of the Class AF-3 Certificates as of
                                         the Issue Date:
Pass-Through Rate: [___]%                $____________

Cut-off Date and date of Pooling and     Denomination: $______________
Servicing Agreement: October 19, 2001
                                         Servicer: Litton Loan Servicing LP
First Distribution Date:
November 26, 2001                        Trustee: U.S. Bank National Association

No. 1                                    Trust Administrator: Citibank, N.A.

                                         Issue Date: November __, 2001

                                         CUSIP: ___________


     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.





                                  A-3-1

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien and second lien mortgage loans (the "Group I Mortgage Loans") formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class AF-3 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class AF-3 Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Trust Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AF-3 Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class AF-3 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class AF-3 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such


                                      A-3-2
distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to ____% per annum in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group I Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date and ____% per annum in the case of each Distribution Date thereafter.

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Group I Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Group I Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the


                                      A-3-3

Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the [Trustee] and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Group I Mortgage Loan and REO Property remaining in REMIC I-A and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I-A of all the Group I Mortgage Loans and all property acquired in respect of such Group I Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I-A all the Group I Mortgage Loans and all property acquired in respect of any Group I Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Group I Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Trust Administrator assume no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                      A-3-4

          IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: November __, 2001


                                         CITIBANK, N.A., as Trust Administrator


                                         By:__________________________________
                                                     Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Class AF-3 Certificates referred to in the within-mentioned Agreement.


                                         CITIBANK, N.A., as Trust Administrator


                                         By:___________________________________
                                                      Authorized Signatory





                                      A-3-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------

TEN ENT - as tenants by the entireties                     (Cust) (Minor) under
                                                           Uniform Gifts
JT TEN - as joint tenants with right                               to Minors Act
         if survivorship and not as                         _______________
          tenants in common                                          (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________.

Dated:

                                         ______________________________________
                                         Signature by or on behalf of assignor



                                         ______________________________________
                                         Signature Guaranteed






                                      A-3-6

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
_______________________________________________________________ for the account of _______________________________, account number ____________________________, or, if mailed by check, to _____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to______________________________________
_______________________________________________________________________________
_______________________________________________.This information is provided by
___________________________________________, the assignee named above, or
________________________________________, as its agent.


                                      A-3-7

                                   EXHIBIT A-4
                                   -----------

                         FORM OF CLASS AV-1 CERTIFICATE

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2001-1                            Aggregate Certificate Principal Balance
                                         of the Class AV-1 Certificates as of
Pass-Through Rate: Variable              the Issue Date:  $____________

Cut-off Date and date of Pooling and     Denomination: $______________
Servicing Agreement: October 19, 2001
                                         Servicer: Litton Loan Servicing LP
First Distribution Date:
November 26, 2001                        Trustee: U.S. Bank National Association

No. 1                                    Trust Administrator: Citibank, N.A.

                                         Issue Date: November __, 2001

                                         CUSIP: ___________


     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.





                                  A-4-1

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien and second lien mortgage loans (the "Group II Mortgage Loans") formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class AV-1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class AV-1 Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Trust Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AV-1 Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class AV-1 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class AV-1 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such


                                      A-4-2
distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Pass-Through Rate for such Distribution Date.

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Group II Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Group II Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be


                                      A-4-3
made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the [Trustee] and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Group II Mortgage Loan and REO Property remaining in REMIC I-A and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I-B of all the Group II Mortgage Loans and all property acquired in respect of such Group II Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I-B all the Group II Mortgage Loans and all property acquired in respect of any Group II Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Group II Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Trust Administrator assume no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                      A-4-4

          IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: November __, 2001


                                         CITIBANK, N.A., as Trust Administrator


                                         By:___________________________________
                                                     Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Class AV-1 Certificates referred to in the within-mentioned Agreement.


                                         CITIBANK, N.A., as Trust Administrator


                                         By:___________________________________
                                                      Authorized Signatory





                                      A-4-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------

TEN ENT - as tenants by the entireties                     (Cust) (Minor) under
                                                           Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                         _______________
          tenants in common                                        (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________.

Dated:

                                         _______________________________________
                                         Signature by or on behalf of assignor



                                         _______________________________________
                                         Signature Guaranteed






                                      A-4-6

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
_______________________________________________________________ for the account of _______________________________, account number ____________________________, or, if mailed by check, to_____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________
___________________________. This information is provided by __________________
___________________________________________, the assignee named above, or
________________________________________, as its agent.



                                      A-4-7

                                   EXHIBIT A-5
                                   -----------

                         FORM OF CLASS MF-1 CERTIFICATE

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS AF-1 CERTIFICATES, THE CLASS AF-2 CERTIFICATES AND THE CLASS AF-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2001-1                            Aggregate Certificate Principal Balance
                                         of the Class MF-1 Certificates as of
Pass-Through Rate: [___]%                the Issue Date: $____________

Cut-off Date and date of Pooling and     Denomination: $______________
Servicing Agreement: October 19, 2001
                                         Servicer: Litton Loan Servicing LP
First Distribution Date:
November 26, 2001                        Trustee: U.S. Bank National Association

No. 1                                    Trust Administrator: Citibank, N.A.

                                         Issue Date: November __, 2001

                                         CUSIP: ___________



     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.




                                  A-5-1

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien and second lien mortgage loans (the "Group I Mortgage Loans") formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class MF-1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class MF-1 Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Trust Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class MF-1 Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class MF-1 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class MF-1 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such


                                      A-5-2
distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to ____% per annum in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group I Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date and ____% per annum in the case of each Distribution Date thereafter.

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Group I Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Group I Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the


                                      A-5-3

Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the [Trustee] and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Group I Mortgage Loan and REO Property remaining in REMIC I-A and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I-A of all the Group I Mortgage Loans and all property acquired in respect of such Group I Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I-A all the Group I Mortgage Loans and all property acquired in respect of any Group I Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Group I Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Trust Administrator assume no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                      A-5-4

          IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: November __, 2001


                                         CITIBANK, N.A., as Trust Administrator


                                         By:___________________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Class MF-1 Certificates referred to in the within-mentioned Agreement.


                                         CITIBANK, N.A., as Trust Administrator


                                         By:___________________________________
                                                    Authorized Signatory





                                      A-5-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------

TEN ENT - as tenants by the entireties                     (Cust) (Minor) under
                                                           Uniform Gifts
JT TEN - as joint tenants with right                               to Minors Act
         if survivorship and not as                         _______________
          tenants in common                                           (State)

     Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.

Dated:

                                         ______________________________________
                                         Signature by or on behalf of assignor



                                         ______________________________________
                                         Signature Guaranteed






                                      A-5-6

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
_______________________________________________________________________________
_______________________________________________________________ for the account of _______________________________, account number ____________________________, or, if mailed by check, to ____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________
___________________________. This information is provided by _________________
____________________________________________________________, the assignee named above, or ________________________________________, as its agent.







                                      A-5-7

                                   EXHIBIT A-6
                                   -----------

                         FORM OF CLASS MF-2 CERTIFICATE

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS AF-1 CERTIFICATES, THE CLASS AF-2 CERTIFICATES, THE CLASS AF-3 CERTIFICATES AND THE CLASS MF-1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2001-1                            Aggregate Certificate Principal Balance
                                         of the Class MF-2 Certificates as of
Pass-Through Rate: [___]%                the Issue Date: $____________

Cut-off Date and date of Pooling and     Denomination: $______________
Servicing Agreement: October 19, 2001
                                         Servicer: Litton Loan Servicing LP
First Distribution Date:
November 26, 2001                        Trustee: U.S. Bank National Association

No. 1                                    Trust Administrator: Citibank, N.A.

                                         Issue Date: November __, 2001

                                         CUSIP: ___________



     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.




                                      A-6-1

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien and second lien mortgage loans (the "Group I Mortgage Loans") formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class MF-2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class MF-2 Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Trust Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class MF-2 Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class MF-2 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class MF-2 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such


                                      A-6-2
distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to ____% per annum in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group I Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date and ____% per annum in the case of each Distribution Date thereafter.

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Group I Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Group I Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the


                                      A-6-3

Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the [Trustee] and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Group I Mortgage Loan and REO Property remaining in REMIC I-A and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I-A of all the Group I Mortgage Loans and all property acquired in respect of such Group I Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I-A all the Group I Mortgage Loans and all property acquired in respect of any Group I Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Group I Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Trust Administrator assume no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                      A-6-4

          IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: November __, 2001


                                         CITIBANK, N.A., as Trust Administrator


                                         By:___________________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Class MF-2 Certificates referred to in the within-mentioned Agreement.


                                         CITIBANK, N.A., as Trust Administrator


                                         By:___________________________________
                                                   Authorized Signatory





                                      A-6-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------

TEN ENT - as tenants by the entireties                     (Cust) (Minor) under
                                                           Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                         ___________________
          tenants in common                                          (State)

          Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.

Dated:

                                         ______________________________________
                                         Signature by or on behalf of assignor



                                         ______________________________________
                                         Signature Guaranteed






                                      A-6-6

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
_______________________________________________________________ for the account of _______________________________, account number ____________________________, or, if mailed by check, to ____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________
___________________________.  This information is provided by _________________
___________________________________________, the assignee named above, or
________________________________________, as its agent.







                                      A-6-7

                                   EXHIBIT A-7
                                   -----------

                         FORM OF CLASS MF-3 CERTIFICATE

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS AF-1 CERTIFICATES, THE CLASS AF-2 CERTIFICATES, THE CLASS AF-3 CERTIFICATES, THE CLASS MF-1 CERTIFICATES AND THE CLASS MF-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2001-1                            Aggregate Certificate Principal Balance
                                         of the Class MF-3 Certificates as of
Pass-Through Rate: [___]%                the Issue Date: $____________

Cut-off Date and date of Pooling and     Denomination: $______________
Servicing Agreement: October 19, 2001
                                         Servicer: Litton Loan Servicing LP
First Distribution Date:
November 26, 2001                        Trustee: U.S. Bank National Association

No. 1                                    Trust Administrator: Citibank, N.A.

                                         Issue Date: November __, 2001

                                         CUSIP: ___________



     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.




                                      A-7-1

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien and second lien mortgage loans (the "Group I Mortgage Loans") formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class MF-3 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class MF-3 Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Trust Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class MF-3 Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class MF-3 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class MF-3 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such


                                      A-7-2
distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to ____% per annum in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group I Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date and ____% per annum in the case of each Distribution Date thereafter.

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Group I Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Group I Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the


                                      A-7-3

Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the [Trustee] and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Group I Mortgage Loan and REO Property remaining in REMIC I-A and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I-A of all the Group I Mortgage Loans and all property acquired in respect of such Group I Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I-A all the Group I Mortgage Loans and all property acquired in respect of any Group I Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Group I Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Trust Administrator assume no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                      A-7-4

          IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: November __, 2001


                                         CITIBANK, N.A., as Trust Administrator


                                         By:___________________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class MF-3 Certificates referred to in the within-mentioned Agreement.


                                         CITIBANK, N.A., as Trust Administrator


                                         By:____________________________________
                                                     Authorized Signatory





                                      A-7-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------

TEN ENT - as tenants by the entireties                     (Cust) (Minor) under
                                                           Uniform Gifts
JT TEN - as joint tenants with right                               to Minors Act
         if survivorship and not as                         ___________________
          tenants in common                                          (State)

          Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.

Dated:

                                         _______________________________________
                                         Signature by or on behalf of assignor



                                         _______________________________________
                                         Signature Guaranteed






                                      A-7-6

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
___________________________________________________________________ for the
account of ____________________________, account number _______________________, or, if mailed by check, to_____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________
___________________________. This information is provided by __________________
_______________________________________, the assignee named above, or
________________________________________, as its agent.


                                      A-7-7

                                   EXHIBIT A-8
                                   -----------

                         FORM OF CLASS MV-1 CERTIFICATE

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS AV-1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2001-1                            Aggregate Certificate Principal Balance
                                         of the Class MV-1 Certificates as of
Pass-Through Rate: Variable              the Issue Date: $____________

Cut-off Date and date of Pooling and     Denomination: $______________
Servicing Agreement: October 19, 2001
                                         Servicer: Litton Loan Servicing LP
First Distribution Date:
November 26, 2001                        Trustee: U.S. Bank National Association

No. 1                                    Trust Administrator: Citibank, N.A.

                                         Issue Date: November __, 2001

                                         CUSIP: ___________


     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.





                                  A-8-1

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien and second lien mortgage loans (the "Group II Mortgage Loans") formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class MV-1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class MV-1 Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Trust Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class MV-1 Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class MV-1 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class MV-1 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such


                                      A-8-2
distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Pass-Through Rate for such Distribution Date.

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Group II Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Group II Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be


                                      A-8-3
made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the [Trustee] and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Group II Mortgage Loan and REO Property remaining in REMIC I-A and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I-B of all the Group II Mortgage Loans and all property acquired in respect of such Group II Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I-B all the Group II Mortgage Loans and all property acquired in respect of any Group II Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Group II Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Trust Administrator assume no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                      A-8-4

          IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: November __, 2001


                                         CITIBANK, N.A., as Trust Administrator


                                         By:__________________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class MV-1 Certificates referred to in the within-mentioned Agreement.


                                         CITIBANK, N.A., as Trust Administrator


                                         By:__________________________________
                                                  Authorized Signatory





                                      A-8-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------

TEN ENT - as tenants by the entireties                     (Cust) (Minor) under
                                                           Uniform Gifts
JT TEN - as joint tenants with right                             to Minors Act
         if survivorship and not as                         _______________
          tenants in common                                       (State)

          Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________.

Dated:

                                         ______________________________________
                                         Signature by or on behalf of assignor



                                         ______________________________________
                                         Signature Guaranteed






                                      A-8-6

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
_______________________________________________________________ for the account of _______________________________, account number ____________________________, or, if mailed by check, to ____________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________
___________________________. This information is provided by __________________
________________________________________________________________, the assignee named above, or ________________________________________, as its agent.


                                      A-8-7

                                   EXHIBIT A-9
                                   -----------

                         FORM OF CLASS MV-2 CERTIFICATE

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS AV-1 CERTIFICATES AND THE CLASS MV-1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2001-1                            Aggregate Certificate Principal Balance
                                         of the Class MV-2 Certificates as of
Pass-Through Rate: Variable              the Issue Date: $____________

Cut-off Date and date of Pooling and     Denomination: $______________
Servicing Agreement: October 19, 2001
                                         Servicer: Litton Loan Servicing LP
First Distribution Date:
November 26, 2001                        Trustee: U.S. Bank National Association

No. 1                                    Trust Administrator: Citibank, N.A.

                                         Issue Date: November __, 2001

                                         CUSIP: ___________


     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.





                                      A-9-1

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien and second lien mortgage loans (the "Group II Mortgage Loans") formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class MV-2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class MV-2 Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Trust Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class MV-2 Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class MV-2 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class MV-2 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such


                                      A-9-2
distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Pass-Through Rate for such Distribution Date.

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Group II Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Group II Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be


                                      A-9-3
made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the [Trustee] and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Group II Mortgage Loan and REO Property remaining in REMIC I-A and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I-B of all the Group II Mortgage Loans and all property acquired in respect of such Group II Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I-B all the Group II Mortgage Loans and all property acquired in respect of any Group II Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Group II Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Trust Administrator assume no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                      A-9-4

          IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: November __, 2001


                                         CITIBANK, N.A., as Trust Administrator


                                         By:___________________________________
                                                  Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class MV-2 Certificates referred to in the within-mentioned Agreement.


                                         CITIBANK, N.A., as Trust Administrator


                                         By:___________________________________
                                                  Authorized Signatory





                                      A-9-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------

TEN ENT - as tenants by the entireties                     (Cust) (Minor) under
                                                           Uniform Gifts
JT TEN - as joint tenants with right                            to Minors Act
         if survivorship and not as                         __________________
          tenants in common                                         (State)

          Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________.

Dated:

                                         _______________________________________
                                         Signature by or on behalf of assignor



                                         _______________________________________
                                         Signature Guaranteed






                                      A-9-6

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
_______________________________________________________________ for the account of _______________________________, account number ____________________________, or, if mailed by check, to_____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to______________________________________
_______________________________________________________________________________
___________________________. This information is provided by __________________
___________________________________________, the assignee named above, or
________________________________________, as its agent.


                                      A-9-7

                                  EXHIBIT A-10
                                  ------------

                         FORM OF CLASS MV-3 CERTIFICATE

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS AV-1 CERTIFICATES, THE CLASS MV-1 CERTIFICATES AND THE CLASS MV-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2001-1                            Aggregate Certificate Principal Balance
                                         of the Class MV-3 Certificates as of
Pass-Through Rate: Variable              the Issue Date: $____________

Cut-off Date and date of Pooling and     Denomination: $______________
Servicing Agreement: October 19, 2001
                                         Servicer: Litton Loan Servicing LP
First Distribution Date:
November 26, 2001                        Trustee: U.S. Bank National Association

No. 1                                    Trust Administrator: Citibank, N.A.

                                         Issue Date: November __, 2001

                                         CUSIP: ___________


     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.





                                     A-10-1

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien and second lien mortgage loans (the "Group II Mortgage Loans") formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class MV-3 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class MV-3 Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Trust Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class MV-3 Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class MV-3 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class MV-3 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such


                                     A-10-2
distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Pass-Through Rate for such Distribution Date.

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Group II Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Group II Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be


                                     A-10-3
made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the [Trustee] and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Group II Mortgage Loan and REO Property remaining in REMIC I-A and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I-B of all the Group II Mortgage Loans and all property acquired in respect of such Group II Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I-B all the Group II Mortgage Loans and all property acquired in respect of any Group II Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Group II Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Trust Administrator assume no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                     A-10-4

          IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: November __, 2001


                                         CITIBANK, N.A., as Trust Administrator


                                         By:___________________________________
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class MV-3 Certificates referred to in the within-mentioned Agreement.


                                         CITIBANK, N.A., as Trust Administrator


                                         By:___________________________________
                                                    Authorized Signatory





                                     A-10-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------

TEN ENT - as tenants by the entireties                     (Cust) (Minor) under
                                                           Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                         ___________________
          tenants in common                                          (State)

          Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________.

Dated:

                                         _______________________________________
                                         Signature by or on behalf of assignor



                                         _______________________________________
                                         Signature Guaranteed






                                     A-10-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
_______________________________________________________________ for the account of _______________________________, account number ____________________________, or, if mailed by check, to ____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________
___________________________. This information is provided by __________________
_________________________________________________________________, the assignee named above, or ________________________________________, as its agent.


                                     A-10-7

                                  EXHIBIT A-11
                                  ------------

                         FORM OF CLASS MV-4 CERTIFICATE

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS AV-1 CERTIFICATES, THE CLASS MV-1 CERTIFICATES, THE CLASS MV-2 CERTIFICATES AND THE CLASS MV-4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2001-1                            Aggregate Certificate Principal Balance
                                         of the Class MV-4 Certificates as of
Pass-Through Rate: Variable              the Issue Date: $____________

Cut-off Date and date of Pooling and     Denomination: $______________
Servicing Agreement: October 19, 2001
                                         Servicer: Litton Loan Servicing LP
First Distribution Date:
November 26, 2001                        Trustee: U.S. Bank National Association

No. 1                                    Trust Administrator: Citibank, N.A.

                                         Issue Date: November __, 2001

                                         CUSIP: ___________


     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.





                                     A-11-1

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien and second lien mortgage loans (the "Group II Mortgage Loans") formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class MV-4 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class MV-4 Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Trust Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class MV-4 Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class MV-4 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class MV-4 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such


                                     A-11-2
distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Pass-Through Rate for such Distribution Date.

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Group II Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Group II Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be


                                     A-11-3
made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the [Trustee] and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Group II Mortgage Loan and REO Property remaining in REMIC I-A and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I-B of all the Group II Mortgage Loans and all property acquired in respect of such Group II Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I-B all the Group II Mortgage Loans and all property acquired in respect of any Group II Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Group II Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Trust Administrator assume no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                     A-11-4

          IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: November __, 2001


                                         CITIBANK, N.A., as Trust Administrator


                                         By:___________________________________
                                                     Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class MV-4 Certificates referred to in the within-mentioned Agreement.


                                         CITIBANK, N.A., as Trust Administrator


                                         By:___________________________________
                                                   Authorized Signatory





                                     A-11-5

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------

TEN ENT - as tenants by the entireties                     (Cust) (Minor) under
                                                           Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                         _______________
          tenants in common                                         (State)

          Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________.

Dated:

                                         _______________________________________
                                         Signature by or on behalf of assignor



                                         _______________________________________
                                         Signature Guaranteed






                                     A-11-6

                            DISTRIBUTION INSTRUCTIONS
                            -------------------------

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
_______________________________________________________________ for the account of _______________________________, account number ____________________________, or, if mailed by check, to_____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________
___________________________. This information is provided by __________________
__________________________________________________________, the assignee named above, or ________________________________________, as its agent.








                                     A-11-7

                                  EXHIBIT A-12
                                  ------------

                          FORM OF CLASS OCF CERTIFICATE

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS AF-1 CERTIFICATES, THE CLASS AF-2 CERTIFICATES, THE CLASS AF-3 CERTIFICATES, THE CLASS MF-1 CERTIFICATES, THE CLASS MF-2 CERTIFICATES AND THE CLASS MF-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN
     TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

     NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


                                  A-12-1

Series 2001-1                            Aggregate Certificate Principal Balance
                                         of the Class OCF Certificates as of the
Pass-Through Rate: Variable              Issue Date: $____________

Cut-off Date and date of Pooling and     Denomination: $______________
Servicing Agreement: October 19, 2001
                                         Servicer: Litton Loan Servicing LP
First Distribution Date:
November 26, 2001                        Trustee: U.S. Bank National Association

No. ___                                  Trust Administrator: Citibank, N.A.

Aggregate Notional Amount of the Class
OCF Certificates as of the Issue Date:   Issue Date: November __, 2001
$__________
                                         CUSIP: ___________
Notional Amount: $_________________

     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that ___________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class OCF Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class OCF Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor


                                     A-12-2
entity under the Agreement), the Servicer, the Trustee and the Trust Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class OCF Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class OCF Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class OCF Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Group I Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Group I Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this


                                     A-12-3

Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Trust Administrator or the Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Trust Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Trust Administrator, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator


                                     A-12-4
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the [Trustee] and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Group I Mortgage Loan and REO Property remaining in REMIC I-A and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I-A of all the Group I Mortgage Loans and all property acquired in respect of such Group I Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I-A all the Group I Mortgage Loans and all property acquired in respect of any Group I Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Group I Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Trust Administrator assume no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                     A-12-5

          IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: November __, 2001


                                         CITIBANK, N.A., as Trust Administrator


                                         By:___________________________________
                                                     Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Class OCF Certificates referred to in the within-mentioned Agreement.


                                         CITIBANK, N.A., as Trust Administrator


                                         By:___________________________________
                                                     Authorized Signatory





                                     A-12-6

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------

TEN ENT - as tenants by the entireties                     (Cust) (Minor) under
                                                           Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                         ___________________
          tenants in common                                           (State)

         Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________.

Dated:

                                         _______________________________________
                                         Signature by or on behalf of assignor



                                         _______________________________________
                                         Signature Guaranteed






                                     A-12-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
_______________________________________________________________ for the account of _______________________________, account number ____________________________, or, if mailed by check, to_____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________
__________________________________________________________________. This
information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.


                                     A-12-8

                                  EXHIBIT A-13
                                  ------------

                          FORM OF CLASS OCV CERTIFICATE

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS AV-1 CERTIFICATES, THE CLASS MV-1 CERTIFICATES, THE CLASS MV-2 CERTIFICATES, THE CLASS MV-3 CERTIFICATES AND THE CLASS MV-4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN
     TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

     NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


                                     A-13-1

Series 2001-1                            Aggregate Certificate Principal Balance
                                         of the Class OCF Certificates as of the
Pass-Through Rate: Variable              Issue Date: $____________

Cut-off Date and date of Pooling and     Denomination: $______________
Servicing Agreement: October 19, 2001
                                         Servicer: Litton Loan Servicing LP
First Distribution Date:
November 26, 2001                        Trustee: U.S. Bank National Association

No. __                                   Trust Administrator: Citibank, N.A.

Aggregate Notional Amount of the Class
OCF Certificates as of the Issue Date:   Issue Date: November __, 2001
$___________
                                         CUSIP: ___________
Notional Amount: $_________________

     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien and second lien mortgage loans (the "Group II Mortgage Loans") formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that ____________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class OCV Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class OCV Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor


                                     A-13-2
entity under the Agreement), the Servicer, the Trustee and the Trust Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class OCV Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class OCV Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class OCV Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Group II Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Group II Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this


                                     A-13-3

Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Trust Administrator or the Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Trust Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Trust Administrator, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator


                                     A-13-4
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the [Trustee] and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Group II Mortgage Loan and REO Property remaining in REMIC I-A and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I-B of all the Group II Mortgage Loans and all property acquired in respect of such Group II Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I-B all the Group II Mortgage Loans and all property acquired in respect of any Group II Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Group II Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Trust Administrator assume no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                     A-13-5

          IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: November __, 2001


                                         CITIBANK, N.A., as Trust Administrator


                                         By:___________________________________
                                                  Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class OCV Certificates referred to in the within-mentioned Agreement.


                                         CITIBANK, N.A., as Trust Administrator


                                         By:___________________________________
                                                   Authorized Signatory





                                     A-13-6

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------

TEN ENT - as tenants by the entireties                     (Cust) (Minor) under
                                                           Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                         __________________
          tenants in common                                       (State)

          Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________.

Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed






                                     A-13-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
_______________________________________________________________ for the account of _______________________________, account number ____________________________, or, if mailed by check, to_____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________
___________________________. This information is provided by __________________
___________________________________________, the assignee named above, or
________________________________________, as its agent.



                                     A-13-8

                                  EXHIBIT A-14
                                  ------------

                          FORM OF CLASS PF CERTIFICATE

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN
     TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

     NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Series 2001-1                            Aggregate Certificate Principal Balance
                                         of the Class PF Certificates as of the
Cut-off Date and date of Pooling and     Issue Date: $____________
Servicing Agreement: October 19, 2001
                                         Denomination: $______________
First Distribution Date:
November 26, 2001                        Servicer: Litton Loan Servicing LP

No. ___                                  Trustee: U.S. Bank National Association

                                         Trust Administrator: Citibank, N.A.

                                         Issue Date: November __, 2001






                                  A-14-1

     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                  ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed-rate, first lien and second lien mortgage loans (the "Mortgage Loans") formed and sold by

              SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that __________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class PF Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class PF Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Trust Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class PF Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to


                                     A-14-2
such Distribution Date and is the registered owner of Class PF Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class PF Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Group I Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Group I Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer


                                     A-14-3
of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Trust Administrator or the Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Trust Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Trust Administrator, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the [Trustee] and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Group I Mortgage Loan and REO Property remaining in REMIC I-A and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I-A of all the Group I Mortgage Loans and all property acquired in respect of such Group I Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I-A all the Group I Mortgage Loans and all property acquired in respect of any Group I Mortgage Loan at a


                                     A-14-4
price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Group I Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Trust Administrator assume no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                     A-14-5

          IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: November __, 2001


                                         CITIBANK, N.A., as Trust Administrator


                                         By:___________________________________
                                                   Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Class PF Certificates referred to in the within-mentioned Agreement.


                                         CITIBANK, N.A., as Trust Administrator


                                         By:___________________________________
                                                  Authorized Signatory





                                     A-14-6

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------

TEN ENT - as tenants by the entireties                     (Cust) (Minor) under
                                                           Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                         _________________
          tenants in common                                           (State)

          Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.

Dated:

                                         _______________________________________
                                         Signature by or on behalf of assignor



                                         _______________________________________
                                         Signature Guaranteed






                                     A-14-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
_______________________________________________________________ for the account of _______________________________, account number ___________________________, or, if mailed by check, to ____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________
___________________________. This information is provided by ___________________
________________________, the assignee named above, or _________________________
______________________________________________________, as its agent.


                                     A-14-8

                                  EXHIBIT A-15
                                  ------------

                          FORM OF CLASS PV CERTIFICATE

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN
     TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

     NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Series 2001-1                            Aggregate Certificate Principal Balance
                                         of the Class PV Certificates as of the
Cut-off Date and date of Pooling and     Issue Date: $____________
Servicing Agreement: October 19, 2001
                                         Denomination: $______________
First Distribution Date:
November 26, 2001                        Servicer: Litton Loan Servicing LP

No. ___                                  Trustee: U.S. Bank National Association

                                         Trust Administrator: Citibank, N.A.

                                         Issue Date: November __, 2001






                                     A-15-1

     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien and second lien mortgage loans (the "Group II Mortgage Loans") formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that ____________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class PV Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class PV Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Trust Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class PV Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to


                                     A-15-2
such Distribution Date and is the registered owner of Class PV Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class PV Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Group II Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Group II Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer


                                     A-15-3
of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Trust Administrator or the Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Trust Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Trust Administrator, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the [Trustee] and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Group II Mortgage Loan and REO Property remaining in REMIC I-A and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I-B of all the Group II Mortgage Loans and all property acquired in respect of such Group II Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I-B all the Group II Mortgage Loans and all property acquired in respect of any Group II Mortgage Loan


                                     A-15-4
at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Group II Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Trust Administrator assume no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                     A-15-5

          IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: November __, 2001


                                         CITIBANK, N.A., as Trust Administrator


                                         By:___________________________________
                                                      Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Class PV Certificates referred to in the within-mentioned Agreement.


                                         CITIBANK, N.A., as Trust Administrator


                                         By:___________________________________
                                                    Authorized Signatory





                                     A-15-6

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------

TEN ENT - as tenants by the entireties                     (Cust) (Minor) under
                                                           Uniform Gifts
JT TEN - as joint tenants with right                             to Minors Act
         if survivorship and not as                         __________________
          tenants in common                                           (State)

          Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.

Dated:

                                         _______________________________________
                                         Signature by or on behalf of assignor



                                         _______________________________________
                                         Signature Guaranteed






                                     A-15-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
_______________________________________________________________ for the account of _______________________________, account number ____________________________, or, if mailed by check, to ____________________________________________________
______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________
___________________________. This information is provided by __________________
_________________________, the assignee named above, or _______________________
________________________________________________________, as its agent.






                                     A-15-8

                                  EXHIBIT A-16
                                  ------------

                           FORM OF CLASS R CERTIFICATE

     THIS  CERTIFICATE  MAY NOT BE  TRANSFERRED  TO A  NON-UNITED  STATES
     PERSON.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN
     TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

     NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

     ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY
     SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR


                                  A-16-1

     (3) SHALL HEREINAFTER BE REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND
     (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(D) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.


Series 2001-1                            Aggregate Percentage Interest of the
                                         Class R Certificates as of the
Cut-off Date and date of Pooling and     Issue Date: 100.00%
Servicing Agreement: October 19, 2001
                                         Servicer: Litton Loan Servicing LP

First Distribution Date:                 Trustee: U.S. Bank National Association
November 26, 2001

No. __                                   Trust Administrator: Citibank, N.A.

                                         Issue Date: November __, 2001





                                     A-16-2

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate and fixed-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

              SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that ___________ is the registered owner of a Percentage Interest (as specified above) in that certain beneficial ownership interest evidenced by all the Certificates of the Class to which this Certificate belongs created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Trust Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class R Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.



                                     A-16-3

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trust Administrator shall require receipt of
(i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Trust Administrator or the Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Trust Administrator or


                                     A-16-4
the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Trust Administrator, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trust Administrator (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R Certificates have been designated as a residual interest in a REMIC, (B) it will include in its income a PRO RATA share of the net income of the Trust Fund and that such income may be an "excess inclusion," as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

          The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor,


                                     A-16-5
the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the [Trustee] and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I-A and REMIC I-B and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I-A and REMIC I-B of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from (i) REMIC I-A all the Group I Mortgage Loans and all property acquired in respect of any Group I Mortgage Loan at a price determined as provided in the Agreement and (ii) REMIC I-B all the Group II Mortgage Loans and all property acquired in respect of any Group II Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Group I Mortgage Loans and Group II Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Group I Mortgage Loans and Group II Mortgage Loans, respectively as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee and the Trust Administrator assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                     A-16-6

          IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: November __, 2001


                                         CITIBANK, N.A., as Trust Administrator


                                         By:___________________________________
                                                   Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class PV Certificates referred to in the within-mentioned Agreement.


                                         CITIBANK, N.A., as Trust Administrator


                                         By:___________________________________
                                                   Authorized Signatory





                                     A-16-7

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------

TEN ENT - as tenants by the entireties                     (Cust) (Minor) under
                                                           Uniform Gifts
JT TEN - as joint tenants with right                              to Minors Act
         if survivorship and not as                         ___________________
          tenants in common                                         (State)

          Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________
______________________________________________________________________________.

Dated:

                                         _______________________________________
                                         Signature by or on behalf of assignor



                                         _______________________________________
                                         Signature Guaranteed






                                     A-16-8

                           DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
_______________________________________________________________ for the account of _______________________________, account number ____________________________, or, if mailed by check, to ____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________
___________________________.  This information is provided by _________________
___________________________________________, the assignee named above, or
________________________________________, as its agent.






                                     A-16-9

                                    EXHIBIT B
                                    ---------

                                   [Reserved]

                                   EXHIBIT C-1
                                   -----------

                     FORM OF TRUSTEE'S INITIAL CERTIFICATION

                                                     [Date]

Salomon Brothers Mortgage Securities VII, Inc.
390 Greenwich Street, 4th Floor
New York, NY 10013

Litton Loan Servicing LP
5373 West Alabama
Houston, Texas 77056

     Re: Pooling and Servicing Agreement, dated as of October 19, 2001, among Salomon Brothers Mortgage Securities VII, Inc., Litton Loan Servicing LP, U.S. Bank National Association and Citibank, N.A. as Trust Administrator, Asset Backed Pass-Through Certificates, Series 2001-1
          --------------------------------------------------------------------

Ladies and Gentlemen:

          Attached is the Trustee's preliminary exceptions in accordance with
Section 2.02 of the referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

          The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement.

          The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan, or (iii) whether any Mortgage File included any of the documents specified in clause (v) of Section 2.01 of the Pooling and Servicing Agreement.

                                         U.S. BANK NATIONAL ASSOCIATION

                                         By:______________________________
                                         Name:
                                         Title:







                                      C-2-1

                                   EXHIBIT C-2
                                   -----------

                      FORM OF TRUSTEE'S FINAL CERTIFICATION

                                                       [Date]

Salomon Brothers Mortgage Securities VII, Inc.
390 Greenwich Street, 4th Floor
New York, NY 10013

Litton Loan Servicing LP
5373 West Alabama
Houston, Texas 77056

     Re: Pooling and Servicing Agreement, dated as of October 19, 2001, among Salomon Brothers Mortgage Securities VII, Inc., Litton Loan Servicing LP, U.S. Bank National Association and Citibank, N.A. as Trust Administrator, Asset Backed Pass-Through Certificates, Series 2001-1
          --------------------------------------------------------------------

Ladies and Gentlemen:

          In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it or a Custodian on its behalf has received:

          (i) the original recorded Mortgage, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, or a certified copy thereof in those instances where the public recording office retains the original or where the original has been lost; and

          (ii) an original Assignment in recordable form or a recorded Assignment to the Trustee together with the original recorded Assignment or Assignments showing a complete chain of assignment from the originator, or a certified copy of such Assignments in those instances where the public recording retains the original or where original has been lost; and

          (iii) the original lender's title insurance policy.

          The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.



                                      C-2-1

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                         U.S. BANK NATIONAL ASSOCIATION

                                         By:________________________________
                                         Name:
                                         Title:






                                      C-2-2

                                    EXHIBIT D
                                    ---------

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

                        MORTGAGE LOAN PURCHASE AGREEMENT

                  This is a Mortgage Loan Purchase Agreement (this "Agreement"), dated November 8, 2001, between Salomon Brothers Realty Corp., a New York corporation (the "Seller") and Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation (the "Purchaser").

                              PRELIMINARY STATEMENT

                  The Seller intends to sell the Mortgage Loans (as hereinafter identified) to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The Purchaser intends to deposit the Mortgage Loans into a mortgage pool comprising the Trust Fund. The Trust Fund will be evidenced by a single series of mortgage pass-through certificates designated as Series 2001-1 (the "Certificates"). The Certificates will consist of sixteen classes of certificates. The Certificates will be issued pursuant to a Pooling and Servicing Agreement for Series 2001-1, dated as of October 19, 2001 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, Litton Loan Servicing LP as servicer (the "Servicer"), U.S. Bank National Association as trustee (the "Trustee") and Citibank, N.A. as trust administrator (the "Trust Administrator"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  The parties hereto agree as follows:

                  SECTION 1. AGREEMENT TO PURCHASE. The Seller agrees to sell and the Purchaser agrees to purchase, on or before November 9, 2001 (the "Closing Date"), certain fixed-rate and adjustable-rate conventional, one- to four-family, residential mortgage loans (the "Mortgage Loans"), having an aggregate principal balance as of the close of business on October 19, 2001, (the "Cut-off Date") of approximately $96,305,215.64 (the "Closing Balance"), after giving effect to all payments due on the Mortgage Loans on or before the Cut-off Date, whether or not received including the right to any Prepayment Charges payable by the related Mortgagors in connection with any Principal Prepayments on the Mortgage Loans.

                  SECTION 2. MORTGAGE LOAN SCHEDULE. The Purchaser and the Seller have agreed upon which of the mortgage loans owned by the Seller are to be purchased by the Purchaser pursuant to this Agreement and the Seller will prepare or cause to be prepared on or prior to the Closing Date a final schedule (the "Closing Schedule") that shall describe such Mortgage Loans and set forth all of the Mortgage Loans to be purchased under this Agreement, including the Prepayment Charges. The Closing Schedule will conform to the requirements set forth in this Agreement and to the definition of "Mortgage Loan Schedule" under the Pooling and Servicing Agreement. The Closing Schedule shall be used as the Mortgage Loan Schedule under the Pooling and Servicing Agreement.

                  SECTION 3. CONSIDERATION.

                  (a) In consideration for the Mortgage Loans to be purchased hereunder, the Purchaser shall, as described in Section 8, pay to or upon the order of the Seller in immediately available funds an amount (the "Purchase Price") equal to the net sale proceeds of the Certificates.

                  (b) The Purchaser or any assignee, transferee or designee of the Purchaser shall be entitled to all scheduled payments of principal due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loans allocable to the period after the Cut-off Date. All scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller.

                  (c) Pursuant to the Pooling and Servicing Agreement, the Purchaser will assign all of its right, title and interest in and to the Mortgage Loans, together with its rights under this Agreement, to the Trustee for the benefit of the Certificateholders.

                  SECTION 4. TRANSFER OF THE MORTGAGE LOANS.

                  (a) POSSESSION OF MORTGAGE FILES. The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Mortgage Loans, including the related Prepayment Charges. The contents of each Mortgage File not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Closing Date are and shall be held in trust by the Seller for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser. Upon the sale of the Mortgage Loans, the ownership of each Mortgage Note, the related Mortgage and the other contents of the related Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller on or after the Closing Date shall immediately vest in the Purchaser and shall be delivered immediately to the Purchaser or as otherwise directed by the Purchaser.

                  (b) DELIVERY OF MORTGAGE LOAN DOCUMENTS. The Seller will, on or prior to the Closing Date, deliver or cause to be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser each of the following documents for each Mortgage Loan:

                  (i) the original Mortgage Note, endorsed in blank or in the following form: "Pay to the order of U. S. Bank National Association, as Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

                  (ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

                  (iii) an original Assignment in blank;

                  (iv) the original recorded Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii);

                  (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

                  (vi) the original lender's title insurance policy (except with respect to any Mortgage Loan originated with a Principal Balance of $150,000 or less), together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien or second lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

                  The Seller promptly shall (within sixty Business Days following the later of the Closing Date and the date of the receipt by the Seller of the recording information for a Mortgage but in no event later than ninety days following the Closing Date) submit or cause to be submitted for recording, at no expense to the Purchaser (or the Trust Fund, the Trustee or the Trust Administrator under the Pooling and Servicing Agreement), in the appropriate public office for real property records, each Assignment referred to in clauses (b)(iii) and (b)(iv) of this Section 4 and shall execute or cause to be executed each original Assignment in the following form: "U.S. Bank National Association, as Trustee under the applicable agreement." In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller promptly shall prepare or cause to be prepared a substitute Assignment or cure such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

                  With respect to a maximum of approximately 2.0% of the Mortgage Loans, by outstanding principal balance of the Mortgage Loans as of the Cut-off Date, if any original Mortgage Note referred to in Section 4(b)(i) above cannot be located, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon delivery to the Purchaser of a photocopy of such Mortgage Note, if available, with a lost note affidavit substantially in the form of Exhibit K to the Pooling and Servicing Agreement. If any of the original Mortgage Notes for which a lost note affidavit was delivered to the Purchaser is subsequently located, such original Mortgage Note shall be delivered to the Purchaser within three Business Days. If any of the documents referred to in Sections 4(b)(ii), (iii) or (iv) above has, as of the Closing Date, been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Purchaser of a copy of each such document certified by the Seller in the case of
(x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and
(2) if such copy is certified by the Seller, delivery to the Purchaser promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. Notice shall be provided to the Trustee, the Trust Administrator and the Rating Agencies by the Seller if delivery pursuant to clause (2) above will be made more than 180 days after the Closing Date. If the original lender's title insurance policy was not delivered pursuant to Section 4(b)(vi) above, the Seller shall deliver or cause to be delivered to the Purchaser, promptly after receipt thereof, the original lender's title insurance policy. The Seller shall deliver or cause to be delivered to the Purchaser promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

                  Each original document relating to a Mortgage Loan which is not delivered to the Purchaser or its assignee, transferee or designee, if held by the Seller, shall be so held for the benefit of the Purchaser, its assignee, transferee or designee.

                  (c) ACCEPTANCE OF MORTGAGE LOANS. The documents delivered pursuant to Section 4(b) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before or after the Closing Date (and with respect to each document permitted to be delivered after the Closing Date, within seven days of its delivery) to ascertain that all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule.

                  (d) TRANSFER OF INTEREST IN AGREEMENTS. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, to the Trustee, as may be required to effect the purposes of the Pooling and Servicing Agreement, without the consent of the Seller, and the assignee shall succeed to the rights and obligations hereunder of the Purchaser. Any expense reasonably incurred by or on behalf of the Purchaser or the Trustee in connection with enforcing any obligations of the Seller under this Agreement will be promptly reimbursed by the Seller.

                  (e) EXAMINATION OF MORTGAGE FILES. Prior to the Closing Date, the Seller shall either (i) deliver in escrow to the Purchaser, or to any assignee, transferee or designee of the Purchaser for examination, the Mortgage File pertaining to each Mortgage Loan or (ii) make such Mortgage Files available to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination. Such examination may be made by the Purchaser or the Trustee, and their respective designees, upon reasonable notice to the Seller during normal business hours before the Closing Date and within 60 days after the Closing Date. If any such person makes such examination prior to the Closing Date and identifies any Mortgage Loans that do not conform to the requirements of the Purchaser as described in this Agreement, such Mortgage Loans shall be deleted from the Closing Schedule. The Purchaser may, at its option and without notice to the Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or any person has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of the Purchaser or any assignee, transferee or designee of the Purchaser to demand repurchase or other relief as provided herein or under the Pooling and Servicing Agreement.

         SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER.

                  (a) The Seller hereby represents and warrants to the Originator and the Purchaser, as of the date hereof and as of the Closing Date, and covenants, that:

                  (i) The Seller is duly organized, validly existing and in good standing as a corporation under the laws of the State of New York with full corporate power and authority to conduct its business as presently conducted by it to the extent material to the consummation of the transactions contemplated herein. The Seller has the full corporate power and authority to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the full corporate power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of this Agreement.

                  (ii) The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or by general principles of equity.

                  (iii) The execution, delivery and performance of this Agreement by the Seller (x) does not conflict and will not conflict with, does not breach and will not result in a breach of and does not constitute and will not constitute a default (or an event, which with notice or lapse of time or both, would constitute a default) under (A) any terms or provisions of the articles of incorporation or by-laws of the Seller, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which the Seller or any of its property is bound or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or any of its property and (y) does not create or impose and will not result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans.

                  (iv) No consent, approval, authorization or order of, registration or filing with, or notice on behalf of the Seller to any governmental authority or court is required, under federal laws or the laws of the State of New York, for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation by the Seller of any other transaction contemplated hereby and by the Pooling and Servicing Agreement; provided, however, that the Seller makes no representation or warranty regarding federal or state securities laws in connection with the sale or distribution of the Certificates.

                  (v) This Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein not misleading. The written statements, reports and other documents prepared and furnished or to be prepared and furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby taken in the aggregate do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

                  (vi) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the

         Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder.

                  (vii) The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

                  (viii) Immediately prior to the sale of the Mortgage Loans to the Purchaser as herein contemplated, the Seller will be the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note, and, upon the payment to the Seller of the Purchase Price, in the event that the Seller retains or has retained record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof from and after the date hereof.

                  (ix) There are no actions or proceedings against, or investigations known to it of, the Seller before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans by the Seller or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or validity or enforceability of, this Agreement.

                  (x) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or any similar statutory provisions.

                  (xi) The Seller has not dealt with any broker, investment banker, agent or other person, except for the Purchaser or any of its affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.

                  (xiii) There is no litigation currently pending or, to the best of the Seller's knowledge without independent investigation, threatened against the Seller that would reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates or the execution, delivery, performance or enforceability of this Agreement, or that would result in a material adverse change in the financial condition of the Seller.

                  SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE SELLER
                             RELATING TO THE MORTGAGE LOANS.

                  REPRESENTATIONS AND WARRANTIES AS TO INDIVIDUAL MORTGAGE LOANS. The Seller hereby represents and warrants to the Purchaser that as to each Mortgage Loan as of the Closing Date:

                  (i) The information set forth on the Mortgage Loan Schedule is complete, true and correct in all material respects;

                  (ii) The Seller has not advanced funds, or induced, solicited or knowlingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage;

                  (iii) There has been no error, omission, fraud, dishonesty, misrepresentation, negligence or similar occurrence on the part of the Seller or Mortgagor, or to the best of the Seller's knowledge, on the part of any person, including without limitation any appraiser, any builder or developer, or any other party in connection with the solicitation of the Mortgage Loan, the origination of the Mortgage Loan, the application of any insurance in relation to such Mortgage Loan or in connection with the sale of such Mortgage Loan to Purchaser, and there are no circumstances existing with respect to the Mortgage Loan which would permit the primary mortgage guaranty insurer to deny coverage under any policy;

                  (iv) With respect to those Mortgage Loans with original balances greater than $150,000 each such Mortgage Loan is covered by an American Land Title Association lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to prudent mortgage lending institutions, issued by a title insurer acceptable to prudent mortgage lending institutions and qualified to do business in the jurisdiction where the Mortgaged Property is located (or by an attorney's abstract and opinion of title if the Mortgaged Property is located in Iowa), insuring the Seller, its successors and assigns, as to the first or second priority lien of the Mortgage, as indicated on the Mortgage Loan Schedule, in the original principal amount of the Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage interest rate and monthly payment. Additionally, such lender's title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of lender's title insurance policy, and lender's title insurance policy is in full force and effect. No claims have been made under the lender's title insurance policy, and neither the Seller nor any prior holder has done, by act or omission, anything which would impair the coverage of the lender's title insurance policy;

                  (v) At the time of origination of the Mortgage Loan, no improvement located on or being part of the Mortgaged Property was in violation of any applicable zoning law or regulation and no such improvement is currently in violation of any applicable zoning law or regulation. No improvements on adjoining properties encroach upon the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required in connection with the origination of any Mortgage Loan with respect to the occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

                  (vi) If the Mortgage Loan provides that the Mortgage Rate on the principal balance of the related Mortgage Loan may be adjusted, all of the terms of the related Mortgage pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance have been made in accordance with the terms of the related Mortgage Note and applicable law and are enforceable and such adjustments will not affect the priority of the Mortgage lien;

                  (vii) The Mortgaged Property complies with all applicable laws, rules and regulations, including those relating to environmental matters, including but not limited to those relating to radon, asbestos and lead paint and neither the Seller nor, to the Seller's knowledge, the mortgagor, has received any notice of any violation or potential violation of such law;

                  (viii) The Mortgaged Property was free of material damage at the time of origination;

                  (ix) To the extent required under applicable law, each originator and subsequent mortgagee or servicer of the Mortgage Loan complied with all licensing requirements and was authorized to transact and do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held or serviced the Mortgage Loan. Any and all requirements of any federal, state or local laws or regulations, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, anti-predatory lending, fair credit reporting, unfair collection practice, equal credit opportunity, fair housing and disclosure laws and regulations, applicable to the solicitation, origination, collection and servicing of such Mortgage Loan have been complied with in all material respects; and any obligations of the holder of the Mortgage Note, Mortgage and other loan documents have been complied with in all material respects; servicing of each Mortgage Loan has been in accordance with prudent mortgage servicing standards, any applicable laws, rules and regulations and in accordance with the terms of the Mortgage Notes, Mortgage and other loan documents, whether such origination and servicing was done by Seller, its affiliates, or any third party which originated the Mortgage Loan on behalf of, or sold the Mortgage Loan to, any of them, or any servicing agent of any of the foregoing;

                  (x) The mortgagor has received all disclosure materials required by applicable law with respect to the making of Fixed-Rate Mortgage Loans in the case of Fixed-Rate Mortgage Loans, and Adjustable-Rate Mortgage Loans in the case of Adjustable-Rate Mortgage Loans and rescission materials with respect to refinanced Mortgage Loans, and has executed any required consents that it has reviewed such information, which consents are and will remain in the Mortgage File;

                  (xi) There is no action, suit or proceeding pending, or to the best of the Seller's knowledge, threatened or likely to be asserted with respect to the Mortgage Loan against or affecting the Seller before or by any court, administrative agency, arbitrator or governmental body;

                  (xii) At the time of origination, no action, inaction, or event had occurred and no state of fact existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable hazard insurance policy, or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

                  (xiii) No Mortgage Loan is subject to the provisions of the Homeownership and Equity Protection Act of 1994 ("HOEPA"), except as identified as such on the Mortgage Loan Schedule. With respect to any Mortgage Loan subject to HOEPA, the Mortgage File contains a notice from the originator, and a copy of a notice to each entity which was a purchaser or assignee of the Mortgage Loan, satisfying the provisions of such Act and the regulations issued thereunder, to the effect that the Mortgage Loan is subject to special truth in lending rules;

                  (xiv) Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed. With respect to each Mortgage Loan, the Mortgage Note is payable each month on the day identified on the Mortgage Loan Schedule in monthly payments, which, except with respect to any Mortgage Loan which is identified on the Mortgage Loan Schedule as a balloon mortgage loan (each, a "Balloon Mortgage Loan"), in the case of a Fixed-Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Rate, and in the case of an Adjustable-Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Rate. In the case of a Balloon Mortgage Loan, the Mortgage Note is payable in monthly payments based on a thirty (30) year amortization schedule and a final monthly payment substantially greater than the preceding monthly payment which is sufficient to amortize the remaining principal balance of the Balloon Mortgage Loan. No Adjustable-Rate Mortgage Loan is convertible to a Fixed-Rate Mortgage Loan;

                  (xv) No Mortgage Loan was made in connection with (A) the construction or rehabilitation of a Mortgaged Property or (B) facilitating the trade-in or exchange of a Mortgaged Property;

                  (xvi) No Mortgage Loan had a Loan-to-Value Ratio or a Combined Loan-to-Value Ratio (each as defined herein) at origination in excess of 100%. "Loan-to-Value Ratio" means with respect to any Mortgage Loan as of any date of determination, the ratio on such date of the outstanding principal amount of the Mortgage Loan to the Value of the Mortgaged Property. "Combined Loan-to-Value Ratio" means with respect to any Mortgage Loan secured by a second lien on the Mortgaged Property securing the related Mortgage Note, the fraction, expressed as a percentage, the numerator of which is the sum of (a) the original principal balance of the Mortgage Loan, plus (b) the unpaid principal balance of the related first mortgage loan secured by the Mortgaged Property as of such date, and the denominator of which is the Value of the related Mortgaged Property;

                  (xvii) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

                  (xviii) The Mortgage Loan complies with all applicable consumer credit statutes and regulations, including, without limitation, the respective Uniform Consumer Credit Code laws in effect in Colorado, Idaho, Indiana, Iowa, Kansas, Maine, Oklahoma, South Carolina, Utah and Wyoming, has been originated by a properly licensed entity, and in all other respects, complies with all of the material requirements of any such applicable laws;

                  (xix) No Mortgage Loan is more than 30 days contractually delinquent, with the exception of those loans on Exhibit 1;

                  (xx) Combined points and fees for any Mortgage Loan do not exceed 12.00% of the original principal amount of the Mortgage Loan;

                  (xxi) No Mortgagor has purchased single premium credit life insurance in conjunction with the origination of the Mortgage Loan;

                  (xxii) There are no unpaid taxes, ground rent, water charges or sewer rents or rates affecting the Mortgaged Property that are due and payable;

                  (xxiii) The terms of the Mortgage and Mortgage Note have not been impaired, waived, altered, or modified in any respect, except by instruments, the originals or certified true copies of which are in the Mortgage File;

                  (xxiv) The Mortgage Loan, the Mortgage, the Mortgage Note and any insurance policy, certificate and coverage relating thereto, comply with all applicable federal, state and local laws, rules, regulations and ordinances including, without limitation, all usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan. The origination and servicing practices, including transfer of the Mortgage Loans with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage servicing business, as conducted at prudent mortgage lending institutions that service mortgage loans of the same type in the jurisdictions in which the Mortgaged Property is located;

                  (xxv) The Mortgaged Property and all buildings upon the Mortgaged Property are insured against loss by (a) fire, (b) hazards of extended coverage, and (c) such other hazards as are customary in the area. All such insurance policies contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee, and all premiums thereon have been paid for the initial coverage period. Each Mortgage obligates the Mortgagor thereunder to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor, with all such sums as may be advanced by the Mortgagee to be added to the Mortgage indebtedness and secured by the Mortgage. If the appraisal obtained in connection with the origination of the Mortgage Loan indicates that the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), then a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect, which policy conforms to the requirements of Fannie Mae and Freddie Mac;

                  (xxvi) The Mortgage has not been satisfied, cancelled, rescinded or subordinated, in whole or in part, nor has any instrument been executed by the Seller that would effect any such satisfaction, cancellation, rescission or subordination. No Mortgagor has been released, in whole or in part from such Mortgagor's obligations under the Mortgage Note, and the Mortgaged Property has not been released, in whole or in part, from the lien of the Mortgage;

                  (xxvii) The Mortgage, as transferred to the Purchaser, is a valid, subsisting and enforceable first or second lien on the Mortgaged Property, as set forth in the Mortgage Loan

Schedule. Such lien and Mortgaged Property are subject only to (a) the lien of an approved first lien Mortgage Loan with an approved unpaid balance, if the Mortgage Loan is a second lien Mortgage Loan, (b) the lien of current real property taxes, water and sewer rents, rates and assessments not yet due and payable, and (c) covenants, conditions and restrictions, rights of way, easements and other matters of the public record acceptable to mortgage lending institutions generally which do not impair the value of the property;

                  (xxviii) All parties to the Mortgage Note, Mortgage, and all other documents in the Mortgage File were the real parties in interest on the Mortgage Loan and not mere nominees or accommodation parties for any other persons and had full legal capacity to execute same. All signatures are the genuine and authentic signatures of the person they purport to be. The Mortgage Note, the Mortgage and other agreements executed in connection therewith are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) and free from any right of offset, counterclaim, rescission or other claim or defense, including the defense of usury. The obligor under the Mortgage Note is a natural person;

                  (xxix) The Mortgage Note and the Mortgage have not been assigned, pledged, or hypothecated, nor subject to any security agreement by the Seller. The Seller has good and marketable title to the Mortgage Loan and is the sole owner thereof and has full and unrestricted right to sell, assign and transfer the Mortgage Loan, the Mortgage Note, the Mortgage and the Mortgage File to the Purchaser free and clear of any liens, encumbrances, equities, loans, pledges, charges, claims, or security interests;

                  (xxx) There is no default, breach, violation or event of default and/or acceleration existing under the Mortgage Note or Mortgage or to the Seller's knowledge under the first lien Mortgage Loan, if any, nor is there any state of facts which, with the passage of time or the giving of notice or both, could give rise to such default, breach, violation or event of default and/or acceleration. The Seller has not waived any default, breach, violation or event of default or acceleration under the Mortgage Note, Mortgage or under the first lien Mortgage Loan, if any;

                  (xxxi) There are no mechanic's or materialman's liens or claims for work, labor or materials affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage;

                  (xxxii) There is no proceeding pending for the partial or total condemnation of the Mortgaged Property;

                  (xxxiii) The Mortgage Note is not and has not been secured by any collateral except the Mortgaged Property;

                  (xxxiv) The Mortgage contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby including, but not limited to, (a) in case of a Mortgage designated as a deed of trust, enforcement by trustee's sale or power of sale, and (b) otherwise by judicial foreclosure, (c) the right of the Mortgagee upon failure by the Mortgagor to make any payment on a first lien Mortgage Loan when the Mortgage Loan becomes due, to pay same, to pay real estate taxes, property insurance premiums and the costs of Mortgaged Property repairs, with the amount so paid added to the Mortgage indebtedness and secured by the Mortgage, and the right to call a default under the Mortgage and accelerate the Mortgage indebtedness in the event of a default under a first lien Mortgage Loan, and (d) the right, subject to any applicable federal restrictions, to call a default under the Mortgage and to accelerate the Mortgage indebtedness in the event the Mortgaged Property or a portion thereof is sold or transferred without the consent of the holder of the Mortgage;

                  (xxxv) If the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage or in a properly recorded substitution of trustee;

                  (xxxvi) The Mortgaged Property consists of a fee simple interest in a single parcel of property improved by a detached single family residential dwelling (including a manufactured home) or a detached two, three or four family residential dwelling, which is not a cooperative apartment;

                  (xxxvii) The Mortgage Loan does not provide for negative amortization;

                  (xxxviii) The proceeds of the Mortgage Loan have been fully disbursed, and there is no obligation on the part of the Seller to make future advances thereunder other than protective advances. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursement of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid. The Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or the Mortgage;

                  (xxxix) There is no obligation on the part of the Seller or any other party to make payments on account of the Mortgage which are in addition to those made by the Mortgagor;

                  (xl) The Mortgage File contains an appraisal on a form then currently acceptable to Fannie Mae and Freddie Mac setting forth the Value of the Mortgaged Property at the time of origination of the Mortgage Loan;

                  (xli) All information contained in the Mortgage File and each document and instrument comprising same and all copies thereof are complete, accurate and correct;

                  (xlii) No instruments other than those delivered to the Purchaser are required under applicable law to evidence the indebtedness represented by the Mortgage Loan or to perfect the security interest in the Mortgaged Property;

                  (xliii) The Seller has not made any agreement or reached any understanding with any Mortgagor for any variation of the Mortgage Rate, schedule of payments or other terms and conditions of the Mortgage Loan not reflected in the Mortgage Note;

                  (xliv) Neither the Seller nor any stockholder, director or officer of the Seller has received any benefit, consideration or value, other than the increased business to the Seller and its affiliated corporations represented by the Mortgage Loan or a prepaid finance charge disclosed to the Mortgagor on the Mortgage Loan or insurance commissions from time to time heretofore paid, from any Mortgagor or anyone else in connection with the Mortgage Loan;

                  (xlv) The governing laws with respect to the foreclosure of any collateral securing such Mortgage Loans are the applicable provisions of the laws of the State in which the collateral is located, or the laws of the United States, and not any tribal law, and no tribal court has exclusive jurisdiction of the repossession, repletion or foreclosure of any collateral;

                  (xlvi) All persons who have or will have an ownership, homestead or dower interest in the real property have signed the Mortgage relating to such property if said signature is permitted;

                  (xlvii) The Mortgage and the assignment executed with respect thereto are in recordable form and are acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located, and the endorsement of the Mortgage Note is in a form that is acceptable and enforceable as executed under the laws of the jurisdiction in which the Mortgaged Property is located;

                  (xlviii) The Mortgagor has not notified the Seller and the Seller has no actual knowledge of any relief requested or allowed to, the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

                  (xvlix) The consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans;

                  (l) The information set forth in the Prepayment Charge Schedule (including the prepayment charge summary attached thereto) is complete, true and correct in all material respects on the date or dates when such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure) under applicable state law;

                  (li) Each Mortgage Loan was originated by the Seller or by a savings and loan association, a savings bank, a commercial bank or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by HUD;

                  (lii) Each Mortgage Loan was underwritten in accordance with the originator's credit underwriting guidelines previously provided to the Purchaser. To the extent that the Mortgage

Loans were underwritten in excess of those guidelines, there were other compensating factors, which, consistent with industry standards, reasonably justified the originator in making the Mortgage Loan to the Mortgagor. A breach of this warranty shall not give rise to any rights under this Agreement absent a default by the Mortgagor. Notwithstanding the foregoing, no Mortgage Loan presents a debt-to-income ratio at the time of underwriting that exceeds 60%; and

                  (liii) Each Mortgage Loan is an obligation that is principally secured by real property.

                  SECTION 7. REPURCHASE OBLIGATION FOR DEFECTIVE DOCUMENTATION
                             AND FOR BREACH OF REPRESENTATION AND WARRANTY.

                  (a) The representations and warranties contained in Section 6 shall not be impaired by any review and examination of loan files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of the Seller or the Purchaser to review or examine such documents and shall inure to the benefit of any assignee, transferee or designee of the Purchaser, including the Trustee for the benefit of holders of the Certificates. With respect to the representations and warranties contained herein as to which the Seller has no knowledge, if it is discovered that the substance of any such representation and warranty was inaccurate as of the date such representation and warranty was made or deemed to be made, and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee, then notwithstanding the lack of knowledge by the Seller with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, the Seller shall take such action described in the following paragraph in respect of such Mortgage Loan.

                  Upon discovery by the Purchaser or any assignee, transferee or designee of the Purchaser of any materially defective document in, or that any material document was not transferred by the Seller (as listed on the Trustee's Preliminary Exception Report) as part of any Mortgage File, or of a breach of any of the representations and warranties contained in Section 6 that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee, the party discovering such breach shall give prompt written notice to the Seller. Within sixty (60) days of its discovery or its receipt of notice of any such missing documentation that was not transferred by the Seller as described above, or of materially defective documentation, or of any such breach of a representation and warranty, the Seller promptly shall deliver such missing document or cure such defect or breach in all material respects or, in the event the Seller cannot deliver such missing document or cannot cure such defect or breach, the Seller shall, within ninety (90) days of its discovery or receipt of notice, either (i) repurchase the affected Mortgage Loan at the Purchase Price (as such term is defined in the Pooling and Servicing Agreement) or (ii) pursuant to the provisions of the Pooling and Servicing Agreement, cause the removal of such Mortgage Loan from the Trust Fund and substitute one or more Qualified Substitute Mortgage Loans. The Seller shall amend the Closing Schedule to reflect the withdrawal of such Mortgage Loan from the terms of this Agreement and the Pooling and Servicing Agreement. The Seller shall deliver to the Purchaser such amended Closing Schedule and shall deliver such other documents as are required by this Agreement or the Pooling and Servicing Agreement within five (5) days of any such amendment. Any repurchase pursuant to this Section 7(a) shall be accomplished by transfer to an account designated by the Purchaser of the amount of the Purchase Price in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

                  Notwithstanding the foregoing, within 90 days of the earlier of discovery by the Seller or receipt of notice by the Seller of the breach of the representation or covenant of the Seller set forth in Section 6(l) above which materially and adversely affects the interests of the Holders of the Class PF Certificates or Class PV Certificates, as applicable, in any Prepayment Charge, the Seller shall remedy such breach as follows: the Seller must pay the amount of the scheduled Prepayment Charge, for the benefit of the Holders of the Class PF Certificates or Class PV Certificates, as applicable, by remitting such amount to the Servicer for deposit into the Collection Account, net of any amount previously collected by the Servicer or paid by the Servicer, for the benefit of the Holders of the Class PF Certificates or Class PV Certificates, as applicable, in respect of such Prepayment Charge.

                  (b) It is understood and agreed that the obligations of the Seller set forth in this Section 7 to cure or repurchase a defective Mortgage Loan constitute the sole remedies of the Purchaser against the Seller respecting a missing document or a breach of the representations and warranties contained in Section 6.

                  SECTION 8. CLOSING; PAYMENT FOR THE MORTGAGE LOANS. The closing of the purchase and sale of the Mortgage Loans shall be held at the New York City office of Thacher Proffitt & Wood at 10:00 a.m. New York City time on the Closing Date.

                  The closing shall be subject to each of the following conditions:

                  (a) All of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

                  (b) The Purchaser shall have received, or the attorneys of the Purchaser shall have received in escrow (to be released from escrow at the time of closing), all Closing Documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

                  (c) The Seller shall have delivered or caused to be delivered and released to the Purchaser or to its designee, all documents (including without limitation, the Mortgage Loans) required to be so delivered by the Purchaser pursuant to Section 2.01 of the Pooling and Servicing Agreement; and

                  (d) All other terms and conditions of this Agreement and the Pooling and Servicing Agreement shall have been complied with.

                  Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Closing Date, against delivery and release by the Seller to the Trustee of all documents required pursuant to the Pooling and Servicing Agreement, the consideration for the Mortgage Loans as specified in Section 3 of this Agreement, by delivery to the Seller of the Purchase Price in immediately available funds.

                  SECTION 9. CLOSING DOCUMENTS. Without limiting the generality of Section 8 hereof, the closing shall be subject to delivery of each of the following documents:

                  (a) An Officer's Certificate of the Seller, dated the Closing Date, in form satisfactory to and upon which the Purchaser and Salomon Smith Barney Inc. (the "Underwriter") may rely, and attached thereto copies of the certificate of incorporation, by-laws and certificate of good standing of the Seller under the laws of New York;

                  (b) An Officer's Certificate of the Seller, dated the Closing Date, in form satisfactory to and upon which the Purchaser and the Underwriter may rely, with respect to certain facts regarding the sale of the Mortgage Loans by the Seller to the Purchaser;

                  (c) An Opinion of Counsel of the Seller, dated the Closing Date, in form satisfactory to and addressed to the Purchaser and the Underwriter;

                  (d) Such opinions of counsel as the Rating Agencies, the Trustee or the Trust Administrator may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement;

                  (e) A letter from Deloitte & Touche LLP, certified public accountants, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Purchaser's prospectus supplement for Series 2001-1, dated November 8, 2001 (the "Prospectus Supplement") relating to the Offered Certificates contained under the captions "Summary--The Mortgage Loans," "Risk Factors," (to the extent of information concerning the Mortgage Loans contained therein) "The Mortgage Pool" (except with respect to the information contained under the caption "The Mortgage Pool--Underwriting Standards of the Originators and Representations Concerning the Mortgage Loans") agrees with the records of the Seller;

                  (f) Such further information, certificates, opinions and documents as the Purchaser or the Underwriter may reasonably request.

                  SECTION 10. COSTS. The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) all costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation, recording fees, fees for title policy endorsements and continuations and the fees for recording Assignments, the fees and expenses of the Seller's accountants and attorneys, the costs and expenses incurred in connection with producing the Servicer's or any Subservicer's loan loss, foreclosure and delinquency experience, and the costs and expenses incurred in connection with obtaining the documents referred to in Sections 9(d), 9(e) and 9(g), the costs and expenses of printing (or otherwise reproducing) and delivering this Agreement, the Pooling and Servicing Agreement, the Certificates, the prospectus and Prospectus Supplement, and any private placement memorandum relating to the Certificates and other related documents, the initial fees, costs and expenses of the Trustee and the Trust Administrator, the fees and expenses of the Purchaser's counsel in connection with the preparation of all documents relating to the securitization of the Mortgage Loans, the filing fee charged by the Securities and Exchange Commission for registration of the Certificates and the fees charged by any rating agency to rate the Certificates. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

                  SECTION 11. [RESERVED].

                  SECTION 12. INDEMNIFICATION. The Seller shall indemnify and hold harmless each of (i) the Purchaser, (ii) the Underwriter, (iii) the Person, if any, to which the Purchaser assigns its rights in and to a Mortgage Loan and each of their respective successors and assigns and (iv) each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act") ((i) through (iv) collectively, the "Indemnified Party") against any and all losses, claims, expenses, damages or liabilities to which the Indemnified Party may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any private placement memorandum relating to the offering by the Purchaser or an affiliate thereof, of the Class CE Certificates or the Class P Certificates, or the omission or the alleged omission to state therein the material fact necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with (i) information furnished in writing to the Purchaser or any of its affiliates by the Seller or any of its affiliates specifically for use therein, which shall include, with respect to the Prospectus Supplement, the information set forth under the captions "Summary--The Mortgage Loans," "Risk Factors," (to the extent of information concerning the Mortgage Loans contained therein) "The Mortgage Pool" (except with respect to the information contained under the caption "The Mortgage Pool--Underwriting Standards of the Originators and Representations Concerning the Mortgage Loans") and, with respect to any private placement memorandum, any information of a comparable nature, or (ii) the data files containing information with respect to the Mortgage Loans as transmitted by modem to the Purchaser by the Seller or any of its affiliates (as such transmitted information may have been amended in writing by the Seller or any of its affiliates with the written consent of the Purchaser subsequent to such transmission), (b) any representation, warranty or covenant made by the Seller or any affiliate of the Seller herein or in the Pooling and Servicing Agreement, on which the Purchaser has relied, being, or alleged to be, untrue or incorrect or (c) any updated collateral information provided by the Underwriter to a purchaser of the Certificates derived from the data contained in clause (ii) and the Remittance Report or a current collateral tape obtained from the Seller or an affiliate of the Seller, including the current loan balances of the Mortgage Loans; provided, however, that to the extent that any such losses, claims, expenses, damages or liabilities to which the Indemnified Party may become subject arise out of or are based upon both (1) statements, omissions, representations, warranties or covenants of the Seller described in clause (a), (b) or (c) above and (2) any other factual basis, the Seller shall indemnify and hold harmless the Indemnified Party only to the extent that the losses, claims, expenses, damages, or liabilities of the person or persons asserting the claim are determined to rise from or be based upon matters set forth in clause (1) above and do not result from the gross negligence or willful misconduct of such Indemnified Party. This indemnity shall be in addition to any liability that the Seller may otherwise have.

                  SECTION 13. MANDATORY DELIVERY; GRANT OF SECURITY INTEREST. The sale and delivery on the Closing Date of the Mortgage Loans described on the Mortgage Loan Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller's failure to deliver the Mortgage Loans on or before the Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller's interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser, subject to the Purchaser's (i) right, prior to the Closing Date, to reject any Mortgage Loan to the extent permitted by this Agreement, and (ii) obligation to deliver or cause to be delivered the consideration for the Mortgage Loans pursuant to Section 8 hereof. Any Mortgage Loans rejected by the Purchaser shall concurrently therewith be released from the security interest created hereby. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

                  Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 8 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the Purchase Price, or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the Purchase Price, the Purchaser shall immediately effect the re-delivery of the Mortgage Loans, if delivery to the Purchaser has occurred, and the security interest created by this Section 12 shall be deemed to have been released.

                  SECTION 14. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by fax and, receipt of which is confirmed by telephone, if to the Purchaser, addressed to the Purchaser at 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: Mortgage Finance Group, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser; if to the Seller, addressed to the Seller at 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: Mortgage Finance Group, or to such other address as the Seller may designate in writing to the Purchaser.

                  SECTION 15. SEVERABILITY OF PROVISIONS. Any part, provision, representation or warranty of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                  SECTION 16. AGREEMENT OF PARTIES. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as either of the others may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

                  SECTION 17. SURVIVAL. The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on its behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

                  SECTION 18. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (INCLUDING THE CHOICE OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

                  SECTION 19. MISCELLANEOUS. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in
Section 4 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller and (b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (2) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account whether in the form of cash, instruments, securities or other property; (3) the possession by the Purchaser or its agent of Mortgage Notes, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession" by the secured party for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code; and (4) notifications to persons holding such property and acknowledgments, receipts or confirmations from persons holding such property shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to
Section 4(d) hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.


                                          SALOMON BROTHERS MORTGAGE
                                          SECURITIES VII, INC.


                                          By:________________________________
                                          Name:
                                          Title:



                                          SALOMON BROTHERS REALTY CORP.


                                          By:________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT 1

                  References to percentage of the Mortgage Loans as set forth in this Exhibit 1, unless otherwise noted, are calculated based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  On the Cut-off Date, the Mortgage Loans will comply with the following conditions:

                  (i) Except with respect to 2.78% of the Group I Mortgage Loans and 5.17% of the Group II Mortgage Loans, in each case by aggregate principal balance of the related loan group as of the Cut-off Date, the Mortgage Loans were not 30 or more days delinquent in their monthly payments as of the Cut-off Date;

                  (ii) the weighted average loan-to-value ratio for the Group I Mortgage Loans at origination will not exceed 77.16% and the weighted average loan-to-value ratio for the Group II Mortgage Loans at origination will not exceed 80.69%;

                  (iii) the maximum percentage concentration of Mortgage Loans secured by mortgaged properties in any one zip code will be 1.00%; and

                  (iv) not less than 54.24% of the Group I Mortgage Loans and 81.43% of the Group II Mortgage Loans provide for payment by the mortgagor of a prepayment charge within a specified period as provided in the related Mortgage Note not in excess of 5 years.

                                   EXHIBIT E-1
                                   -----------

                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)

Loan Information
----------------

         Name of Mortgagor:          __________________________________

         Master Servicer
         Loan No.:                   __________________________________

Trustee/Custodian
-----------------

         Name:                       __________________________________

         Address:                    __________________________________
                                     __________________________________

         Trustee/Custodian
         Mortgage File No.:          __________________________________

Trust Administrator
-------------------

         Name:                       __________________________________

         Address:                    __________________________________
                                     __________________________________

Depositor
---------

         Name:                       SALOMON BROTHERS MORTGAGE
                                     SECURITIES VII, INC.

         Address:                    _________________________________
                                     _________________________________

         Certificates:               Asset Backed Mortgage Pass-Through
                                     Certificates, Series 2001-1

          The undersigned Servicer hereby acknowledges that it has received from _______________________, as Trustee for the Holders of Asset Backed Pass-Through Certificates, Series 2001-1 the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement, dated as of October 19, 2001, among the Trustee, the Trust Administrator, the Depositor and the Servicer (the "Pooling and Servicing Agreement").


                                      E-1-1

          ( ) Promissory Note dated _______________, 20__, in the original principal sum of $__________, made by _____________________, payable to, or endorsed to the order of, the Trustee.

          ( ) Mortgage recorded on _________________________ as instrument no.
____________________ in the County Recorder's Office of the County of
_________________, State of __________________ in book/reel/docket
_________________ of official records at page/image _____________.

          ( ) Deed of Trust recorded on ___________________ as instrument no.
________________ in the County Recorder's Office of the County of
_________________, State of ____________________ in book/reel/docket
_________________ of official records at page/image ______________.

          ( ) Assignment of Mortgage or Deed of Trust to the Trustee, recorded on ___________________ as instrument no. _________ in the County Recorder's Office of the County of _______________, State of _______________________ in
book/reel/docket ____________ of official records at page/image ____________.

          ( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

          ( ) __________________________________

          ( ) __________________________________

          ( ) __________________________________

          ( ) __________________________________

          The undersigned Servicer hereby acknowledges and agrees as follows:

          (1) The Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee and the Trust Administrator, solely for the purposes provided in the Agreement.

          (2) The Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

          (3) The Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan


                                      E-1-2
relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

          (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Servicer shall at all times be earmarked for the account of the Trustee, and the Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Servicer's possession, custody or control.

Dated:

                                     LITTON LOAN SERVICING LP


                                     By:__________________________
                                     Name:
                                     Title:




                                      E-1-3

                                   EXHIBIT E-2
                                   -----------

                               REQUEST FOR RELEASE
                          [Mortgage Loans Paid in Full]

                     OFFICER'S CERTIFICATE AND TRUST RECEIPT
                 ASSET BACKED MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2001-1

___________________________________________________ HEREBY CERTIFIES THAT HE/SHE
IS AN OFFICER OF THE SERVICER, HOLDING THE OFFICE SET FORTH BENEATH HIS/HER SIGNATURE, AND HEREBY FURTHER CERTIFIES AS FOLLOWS:

WITH RESPECT TO THE MORTGAGE LOANS, AS THE TERM IS DEFINED IN THE POOLING AND SERVICING AGREEMENT DESCRIBED IN THE ATTACHED SCHEDULE:

ALL PAYMENTS OF PRINCIPAL, PREMIUM (IF ANY), AND INTEREST HAVE BEEN MADE.

LOAN NUMBER: _________________ BORROWER'S NAME:______________________

COUNTY: ______________________

WE HEREBY CERTIFY THAT ALL AMOUNTS RECEIVED IN CONNECTION WITH SUCH PAYMENTS, WHICH ARE REQUIRED TO BE DEPOSITED IN THE COLLECTION ACCOUNT PURSUANT TO SECTION
3.10 OF THE POOLING AND SERVICING AGREEMENT, HAVE BEEN OR WILL BE CREDITED.

______________________________                        DATED:___________________

/ / VICE PRESIDENT

/ / ASSISTANT VICE PRESIDENT





                                      E-2-1

                                   EXHIBIT F-1
                                   -----------

                    FORM OF TRANSFEROR REPRESENTATION LETTER

                                                              [Date]

Citibank, N.A.
111 Wall Street
New York, New York 10005


          Re: Salomon Home Equity Loan Trust, Series 2001-1, Asset Backed Mortgage Pass-Through Certificates, Class ___, representing a ___% Class ___ Percentage Interest
               -------------------------------------------------------------

Ladies and Gentlemen:

          In connection with the transfer by ________________ (the "Transferor") to ________________ (the "Transferee") of the captioned mortgage pass-through certificates (the "Certificates"), the Transferor hereby certifies as follows:

          Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, (e) has taken any other action, that (in the case of each of subclauses (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the "1933 Act"), or would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification pursuant thereto. The Transferor will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement, dated as of October 19, 2001, among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, Litton Loan Servicing LP as Servicer, U.S. Bank National Association as Trustee and Citibank, N.A. as Trust Administrator (the "Pooling and Servicing Agreement"), pursuant to which Pooling and Servicing Agreement the Certificates were issued.




                                      F-1-1

          Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                     Very truly yours,

                                     [Transferor]

                                     By:________________________________
                                     Name:
                                     Title:





                                      F-1-2

                    FORM OF TRANSFEREE REPRESENTATION LETTER

                                                         [Date]

Citibank, N.A.
111 Wall Street
New York, New York 10005

          Re: Salomon Home Equity Loan Trust, Series 2001-1, Asset Backed Mortgage Pass-Through Certificates, Class ___, representing a ___% Percentage Interest
               -------------------------------------------------------------

Ladies and Gentlemen:

          In connection with the purchase from ______________________ (the "Transferor") on the date hereof of the captioned trust certificates (the "Certificates"), _______________ (the "Transferee") hereby certifies as follows:

          1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "1933 Act") and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

          2. The Transferee has been furnished with all information regarding
(a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement referred to below, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

          All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of October 19, 2001, among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, Litton Loan Servicing LP as Servicer, U.S. Bank National Association as Trustee and Citibank, N.A. as Trust Administrator, pursuant to which the Certificates were issued.

                                            [TRANSFEREE]

                                            By:__________________________
                                            Name:
                                            Title:



                                      F-1-3

                                                          ANNEX 1 TO EXHIBIT F-1
                                                          ----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

          [For Transferees Other Than Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Ctibibank, N.A., as Trust Administrator, with respect to the mortgage pass-through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the entity purchasing the Certificates (the "Transferee").

          2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $_____________________/1 in securities (except for the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     ___ CORPORATION, ETC. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

     ___ BANK. The Transferee (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

     ___ SAVINGS AND LOAN. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least

_________________________

     1 Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities. $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.



                                      F-1-4

     ___ BROKER-DEALER. The Transferee is a dealer registered pursuant to
Section 15 of the Securities Exchange Act of 1934.

     ___ INSURANCE COMPANY. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

     ___ STATE OR LOCAL PLAN. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA PLAN. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___ INVESTMENT ADVISOR. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

          3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.


         ___      ___      Will the Transferee be purchasing the Certificates
         Yes      No       only for the Transferee's own account?



                                      F-1-5

          6. If the answer to the foregoing question is "no", the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Dated:

                                     ___________________________________
                                     Print Name of Transferee


                                     By:________________________________
                                     Name:
                                     Title:


                                      F-1-6

                                                          ANNEX 2 TO EXHIBIT F-1
                                                          ----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [For Transferees That Are Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Citibank, N.A., as Trust Administrator, with respect to the mortgage pass- through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is such an officer of the investment adviser (the "Adviser").

          2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone, or the Transferee's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used.

     ____ The Transferee owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
(vii) currency, interest rate and commodity swaps.


                                      F-1-7

          5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee's own account.

          6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Dated:

                                     ___________________________________
                                     Print Name of Transferee or Advisor


                                     By:________________________________
                                     Name:
                                     Title:

                                     IF AN ADVISER:

                                     ___________________________________
                                     Print Name of Transferee



                                      F-1-8

                    FORM OF TRANSFEREE REPRESENTATION LETTER
                    ----------------------------------------

          The undersigned hereby certifies on behalf of the purchaser named below (the "Purchaser") as follows:

          1. I am an executive officer of the Purchaser.

          2. The Purchaser is a "qualified institutional buyer", as defined in Rule 144A, ("Rule 144A") under the Securities Act of 1933, as amended.

          3. As of the date specified below (which is not earlier than the last day of the Purchaser's most recent fiscal year), the amount of "securities", computed for purposes of Rule 144A, owned and invested on a discretionary basis by the Purchaser was in excess of $100,000,000.

                                     Name of Purchaser

                                     __________________________________

                                     By:_______________________________
                                     Name:
                                     Title:


Date of this certificate:

Date of information provided in paragraph 3



                                      F-1-9

                                   EXHIBIT F-2
                                   -----------

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF NEW YORK       )

COUNTY OF NEW YORK      )

          __________________________, being duly sworn, deposes, represents and warrants as follows:

          1. I am a ______________________ of ____________________________ (the
"Owner") a corporation duly organized and existing under the laws of ______________, the record owner of Salomon Home Equity Loan Trust, Series 2001-1, Asset Backed Mortgage Pass-Through Certificates, Series 2001-1, Class R Certificates, (the "Class R Certificates"), on behalf of whom I make this affidavit and agreement. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Class R Certificates were issued.

          2. The Owner (i) is and will be a "Permitted Transferee" as of ____________, 20__ and (ii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a possession of the United States. For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

          3. The Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificates to disqualified organizations under the Internal Revenue Code of 1986 that applies to all transfers of the Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that each of the Class R Certificates may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.



                                      F-2-1

          4. The Owner is aware of the tax imposed on a "pass-through entity" holding the Class R Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

          5. The Owner is aware that the Trustee will not register the transfer of any Class R Certificate unless the transferee, or the transferee's agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

          6. The Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

          7. The Owner's taxpayer identification number is _________________.

          8. The Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 5.02(d) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02(d)); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

          9. The Owner is not acquiring and will not transfer the Class R Certificates in order to impede the assessment or collection of any tax.

          10. The Owner anticipates that it will, so long as it holds the Class R Certificates, have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

          11. The Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R Certificates.

          12. The Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

          13. The Owner is not acquiring the Class R Certificates with the intent to transfer the Class R Certificates to any person or entity that will not have sufficient assets to pay any taxes


                                      F-2-2
owed by the holder of such Class R Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remain outstanding.

          14. The Owner will, in connection with any transfer that it makes of the Class R Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificate were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

          15. The Owner will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Trustee an affidavit, which represents and warrants that it is not transferring the Class R Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Class R Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Class R Certificates remains outstanding; and (iii) is not a "Permitted Transferee".

          16. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States may be included in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

          17. The Owner of the Class R Certificate, hereby agrees that in the event that the Trust Fund created by the Pooling and Servicing Agreement is terminated pursuant to Section 9.01 thereof, the undersigned shall assign and transfer to the Holders of the Class OCF Certificates (with respect to a termination of REMIC I-A) or the Class OCV Certificates (with respect to a terminiation of REMIC I-B) any amounts in excess of par received in connection with such termination. Accordingly, in the event of such termination, the Trustee is hereby authorized to withhold any such amounts in excess of par and to pay such amounts directly to the Holders of the Class OCF Certificates or Class OCV Certificates, as applicable. This agreement shall bind and be enforceable against any successor, transferee or assigned of the undersigned in the Class R Certificate. In connection with any transfer of the Class R Certificate, the Owner shall obtain an agreement substantially similar to this clause from any subsequent owner.



                                      F-2-3

          IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of __________, 20__.

                                              [OWNER]

                                              By:__________________________
                                              Name:
                                              Title:   [Vice] President

ATTEST:

By:_________________________________
Name:
Title:   [Assistant] Secretary



          Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

          Subscribed and sworn before me this ____ day of __________, 20___.



                                              ____________________________
                                                       Notary Public

                                              County of __________________
                                              State of ___________________

                                              My Commission expires:




                                      F-2-4

                          FORM OF TRANSFEROR AFFIDAVIT
                          ----------------------------

STATE OF NEW YORK     )

COUNTY OF NEW YORK    )

          __________________________, being duly sworn, deposes, represents and warrants as follows:

          1. I am a ____________________ of ____________________________ (the
"Owner"), a corporation duly organized and existing under the laws of ______________, on behalf of whom I make this affidavit.

          2. The Owner is not transferring the Class R Certificates (the "Residual Certificates") to impede the assessment or collection of any tax.

          3. The Owner has no actual knowledge that the Person that is the proposed transferee (the "Purchaser") of the Residual Certificates: (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding and (iii) is not a Permitted Transferee.

          4. The Owner understands that the Purchaser has delivered to the Trustee a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit F-2. The Owner does not know or believe that any representation contained therein is false.

          5. At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such an investigation.

          6. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.



                                      F-2-5

          IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of ___________, 20__.

                                     [OWNER]

                                     By:_____________________________
                                     Name:
                                     Title:   [Vice] President

ATTEST:

By:______________________________
Name:
Title:   [Assistant] Secretary



          Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

          Subscribed and sworn before me this ____ day of __________, 20___.



                                     _____________________________
                                              Notary Public

                                     County of ___________________
                                     State of ____________________

                                     My Commission expires:





                                      F-2-6

                                    EXHIBIT G
                                    ---------

            FORM OF CERTIFICATION WITH RESPECT TO ERISA AND THE CODE

                                            _____________, 20__

Salomon Brothers Mortgage Securities VII, Inc.
390 Greenwich Street, 4th Floor
New York, NY 10013

Citibank, N.A.
111 Wall Street
New York, New York 10005

Litton Loan Servicing LP
5373 West Alabama
Houston, Texas 77056

          Re: Salomon Home Equity Loan Trust, Series 2001-1, Asset Backed Mortgage Pass-Through Certificates, Class ___
               -----------------------------------------------------------

Dear Sirs:

          _______________________ (the "Transferee") intends to acquire from
_____________________ (the "Transferor") $____________ Initial Certificate
Principal Balance of Salomon Home Equity Loan Trust, Series 2001-1, Asset Backed Pass-Through Certificates, Class [OCF] [OCV] [PF] [PV] [R] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of October 19, 2001 among Salomon Brothers Mortgage Securities VII, Inc. as depositor (the "Depositor"), Litton Loan Servicing LP as servicer (the "Servicer"), U.S. Bank National Association as trustee (the "Trustee") and Citibank, N.A. as trust administrator (the "Trust Administrator"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee, the Trust Administrator and the Servicer one of the following:

          (A) The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R.ss.2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R.ss. 2510.3-101 or

          (B) In the case of the Class OCF and OCV Certificates only, the transferee is an insurance company and (i) the source of funds used to purchase such Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60), (ii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied and (iii) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization, exceeds 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Certificates.

                                     Very truly yours,

                                     _______________________________

                                     By:____________________________
                                     Name:
                                     Title:

                                    EXHIBIT H

                     FORM OF REPORT PURSUANT TO SECTION 4.06

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 10-K

                                  Annual Report

                     Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934 (Fee Required)

                     For fiscal year ended ________________

                       Commission file number: 333-_______


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
            (as depositor under the Pooling and Servicing Agreement,
           dated as of October 19, 2001, providing for the issuance of
             Asset Backed Pass-Through Certificates, Series 2001-1)


                 Salomon Brothers Mortgage Securities VII, Inc.
                 ----------------------------------------------

             (Exact name of registrant as specified in its charter)
--------------------------------------------------------------------------------




           Delaware                                   13-3439681
-----------------------------                         ------------------------
(State or Other Jurisdiction                          (I.R.S. Employer
of Incorporation)                                     Identification Number)

390 Greenwich Street
New York, New York                                    10013
----------------------------------------              ------
(Address of Principal Executive Offices)              (Zip Code)


Registrant's telephone number, including area code:  (212) 816-6000
                                                     --------------


--------------------------------------------------------------------------------

Securities registered pursuant to Section 12(b) of the Act:

None

Securities registered pursuant to Section 12(g) of the Act:

None

Indicate whether the Registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                                           X  YES       No
                                                           ---       ---
Item 1.  Business:

Not applicable

Item 2.  Properties:

Not applicable

Item 3.  Legal Proceedings:

None

Item 4.  Submission of Matters to a Vote of Security-Holders

None

Item 5.  Market for Registrant's Common Equity and Related Stockholder Matters

To the best knowledge of the registrant there is no established public trading market for the certificates.

There are approximately _____ holders of record as of the end of the reporting year.

Item 6.  Selected Financial Data.

Not applicable.

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

Not applicable

Item 8.  Financial Statements and Supplementary Data.

Not applicable.

Item 9. Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

None

Item 10.

Not applicable

Item 11.  Executive Compensation

Not applicable

Item 12.  Security Ownership of Certain Beneficial Owners and Management

Not applicable

Item 13.  Certain Relationships and Related Transactions

Not applicable

Item 14.  Exhibits, Financial Statement Schedules, and Reports on Form 8-K

          a) The company filed on Form 8-K, separately for each distribution date, the distribution of funds related to the trust for each of the following distribution dates:

                        Distribution Date           Form 8-K Filing Date
                        -----------------           --------------------
                        _________________           ____________________
                        _________________           ____________________
                        _________________           ____________________

         b)    99.1     Annual Report of Independent Public Accountants' as to
                        master servicing activities or servicing activities, as applicable

                        (a) Litton Loan Servicing LP, as servicer

               99.2 Annual Statement of Compliance with obligations under the Pooling and Servicing Agreement or servicing agreement, as applicable, of:

                        (a) Litton Loan Servicing LP, as servicer

Such document (i) is not filed herewith since such document was not received by the Reporting Person at least three business days prior to the due date of this report; and (ii) will be included in an amendment to this report on Form 10-K/A to be filed within 30 days of the Reporting Person's receipt of such document.


                                   Signatures

          Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: ___________

                                          Salomon Brothers Mortgage Securities
                                          VII, Inc., by Citibank N.A., as Trust
                                          Administrator for Salomon Home Equity
                                          Loan Trust, Series 2001-1, Asset
                                          Backed Pass-Through Certificates.

                                          By: _________________________________
                                          Name:
                                          Title:
                                          Company:

                                    EXHIBIT I

                                   [RESERVED]

                                    EXHIBIT J

                OFFICER'S CERTIFICATE WITH RESPECT TO PREPAYMENTS

                                    EXHIBIT K

                           FORM OF LOST NOTE AFFIDAVIT

Loan #: ____________
Borrower: _____________

                               LOST NOTE AFFIDAVIT

          I, as ____________________ of ______________________, a
_______________ corporation am authorized to make this Affidavit on behalf of
_____________________ (the "Seller"). In connection with the administration of the Mortgage Loans held by ____________________, a _________________ corporation as Seller on behalf of Salomon Brothers Mortgage Securities VII, Inc. (the "Purchaser"), _____________________ (the "Deponent"), being duly sworn, deposes and says that:

     1.   The Seller's address is: _____________________
                                   _____________________
                                   _____________________

     2. The Seller previously delivered to the Purchaser a signed Initial Certification with respect to such Mortgage and/or Assignment of Mortgage;

     3. Such Mortgage Note and/or Assignment of Mortgage was assigned or sold to the Purchaser by ________________________, a ____________
          corporation pursuant to the terms and provisions of a Mortgage Loan Purchase Agreement dated as of __________________ ___, ____;

     4. Such Mortgage Note and/or Assignment of Mortgage is not outstanding pursuant to a request for release of Documents;

     5. Aforesaid Mortgage Note and/or Assignment of Mortgage (the "Original") has been lost;

     6. Deponent has made or caused to be made a diligent search for the Original and has been unable to find or recover same;

     7.   The Seller was the Seller of the Original at the time of the loss; and

     8. Deponent agrees that, if said Original should ever come into Seller's possession, custody or power, Seller will immediately and without consideration surrender the Original to the Purchaser.

     9. Attached hereto is a true and correct copy of (i) the Note, endorsed in blank by the Mortgagee and (ii) the Mortgage or Deed of Trust (strike one) which secures the Note, which Mortgage or Deed of Trust is recorded in the county where the property is located.

     10. Deponent hereby agrees that the Seller (a) shall indemnify and hold harmless the Purchaser, its successors and assigns, against any loss, liability or damage, including reasonable attorney's fees, resulting from the unavailability of any Notes, including but not limited to any loss, liability or damage arising from (i) any false statement contained in this Affidavit, (ii) any claim of any party that has already purchased a mortgage loan evidenced by the Lost Note or any interest in such mortgage loan, (iii) any claim of any borrower with respect to the existence of terms of a mortgage loan evidenced by the Lost Note on the related property to the fact that the mortgage loan is not evidenced by an original note and (iv) the issuance of a new instrument in lieu thereof (items (i) through (iv) above hereinafter referred to as the "Losses") and (b) if required by any Rating Agency in connection with placing such Lost Note into a Pass-Through Transfer, shall obtain a surety from an insurer acceptable to the applicable Rating Agency to cover any Losses with respect to such Lost Note.

     11. This Affidavit is intended to be relied upon by the Purchaser, its successors and assigns. _____________________, a ______________
          corporation represents and warrants that is has the authority to perform its obligations under this Affidavit of Lost Note.

Executed this ____ day, of ___________ ______.

                                                     SELLER

                                                     By:______________________
                                                     Name:
                                                     Title:

          On this _____ day of ________, _____, before me appeared _________________ to me personally known, who being duly sworn did say that he is the _____________________ of ____________________ a ______________
corporation and that said Affidavit of Lost Note was signed and sealed on behalf of such corporation and said acknowledged this instrument to be the free act and deed of said corporation.

                                             Signature:

                                             [Seal]

                                   Schedule 1

                             MORTGAGE LOAN SCHEDULE

                             Available Upon Request



                                  Schedule 1-1

                                   Schedule 2

                         SCHEDULE OF PREPAYMENT CHARGES

                             Available Upon Request



                                  Schedule 2-1

                                   Schedule 3

                         SCHEDULE OF PMI MORTGAGE LOANS

                             Available Upon Request



                                  Schedule 3-1